As filed with the Securities and Exchange Commission on October 2, 1996
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                  CONSECO, INC.

             (Exact name of Registrant as specified in its charter)

            Indiana                                    6719
(State or other jurisdiction of           (Primary Standard Industrial
incorporation or organization)            Classification Code Number)

                                   35-1468632
                                (I.R.S. Employer
                               Identification No.)

        11825 N. Pennsylvania St., Carmel, Indiana 46032, (317) 817-6100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Lawrence W. Inlow
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6163

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------
                                   Copies to:


           John A. Powell                           Ramon R. Obod
  American Travellers Corporation        Fox, Rothschild, O'Brien & Frankel
         3220 Tillman Drive                2000 Market Street, 10th Floor
    Bensalem, Pennsylvania 19020        Philadelphia, Pennsylvania 19103-3291
           (215) 244-1600                          (215) 299-2000


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of American Travellers Corporation ("ATC") with and into Conseco, Inc. ("Conseco") pursuant to an Agreement and Plan of Merger described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
                              --------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
  Title of Each Class             Amount              Proposed Maximum          Proposed Maximum
    of Securities to               to be             Offering Price Per        Aggregate Offering            Amount of
     be Registered              Registered                  Unit                     Price               Registration Fee
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par                (1)                Not Applicable              25,775,048             $293,857.77 (2)
value...................
===============================================================================================================================

(1) Conseco is hereby registering the number of shares of Conseco common stock, no par value ("Conseco Common Stock"), issuable to holders of common stock of ATC, par value $.01 per share ("ATC Common Stock") and upon the exercise or conversion of securities exercisable for or convertible into shares of ATC Common Stock.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the ATC Common Stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the NASDAQ National Market on September 26, 1996.

                              ---------------------
Conseco hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Conseco shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         AMERICAN TRAVELLERS CORPORATION
                               3220 Tillman Drive
                          Bensalem, Pennsylvania 19020


Dear Shareholder:

         You are cordially  invited to attend a Special  Meeting of shareholders
of  American  Travellers   Corporation   ("ATC"),  to  be  held  on  __________,
_________________, 1996 at ______________,
      , Pennsylvania, at 10:00 a.m., local time (the "ATC Special Meeting").

         At the ATC Special Meeting, shareholders of record of ATC at the close of business on _____, 1996 will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between Conseco, Inc., an Indiana corporation ("Conseco"), and ATC, and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, among other things, (1) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (2) each outstanding share of the common stock, par value $.01 per share ("ATC Common Stock"), of ATC (other than Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

         Details of the Merger, including the terms of the Merger Consideration and other important information concerning ATC and Conseco appear in the accompanying Joint Proxy Statement/Prospectus. Please give this material your careful attention. Details regarding the background of and reasons for the Merger, among other things, may be found in the section of the Joint Proxy Statement/Prospectus entitled "The Merger."

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ATC AND THE SHAREHOLDERS OF ATC, HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ATC VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         The Board of Directors has received a written opinion of Donaldson, Lufkin & Jenrette Securities Corporation, which has acted as financial advisor to ATC in connection with the Merger, as to the fairness to ATC's shareholders, from a financial point of view, of the Merger Consideration to be received by ATC's shareholders pursuant to the Merger Agreement.

         YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the ATC Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the ATC Special Meeting. If you attend the ATC Special Meeting, you may vote in person even if you have previously returned your proxy. If you have any questions regarding the proposed transaction, please call Georgeson & Company, Inc., our proxy solicitation agent, toll free at (800) 223-2064.

         As a shareholder of ATC, you have dissenters' rights, described in the accompanying Joint Proxy Statement/Prospectus. To exercise such rights, a shareholder must not have voted his or her ATC Common Stock in favor of the Merger and must have followed the procedure of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. See "The Merger - Dissenters' Rights" and Annex C in the Proxy Statement/Prospectus.

                                        Sincerely,

                                        John A. Powell
                                        Chairman of the Board and President
__________, 1996

                                 [CONSECO LOGO]

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Conseco, Inc. ("Conseco") to be held on ______________, 1996 at 10:00 a.m., local time, at ________________________________________ (including any adjournment or postponement thereof, the "Conseco Special Meeting").

         At the Conseco Special Meeting, holders of shares of common stock, no par value per share, of Conseco ("Conseco Common Stock") and holders of shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock, no par value per share, of Conseco ("Conseco PRIDES") will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between Conseco and American Travellers Corporation ("ATC"). Pursuant to the terms of the Merger Agreement, among other things, (1) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (2) each outstanding share of the common stock, par value $.01 per share ("ATC Common Stock"), of ATC (other than Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

         Details of the proposed Merger including the terms of the Merger Consideration and other important information concerning ATC and Conseco appear in the accompanying Joint Proxy Statement/Prospectus. Please give this material your careful attention. Details regarding the background of and reasons for the proposed Merger, among other things, may be found in the section of the Joint Proxy Statement/Prospectus entitled "The Merger."

         Your Board of Directors believes that the terms of the proposed Merger are fair to, and in the best interests of, the holders of Conseco Common Stock and Conseco PRIDES and has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors of Conseco unanimously recommends that shareholders vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         Only holders of record of shares of Conseco Common Stock and Conseco PRIDES as of the close of business on ____________________, 1996 are entitled to notice of, and to vote at, the Conseco Special Meeting.

         YOUR VOTE IS IMPORTANT. Whether or not you are able to attend the Conseco Special Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible. A postage-paid envelope is enclosed for your convenience. If you attend the Conseco Special Meeting, you may revoke your proxy and, if you wish, vote your shares of Conseco Common Stock and Conseco PRIDES in person.

                                                  Sincerely,


                                                  Stephen C. Hilbert
                                                  Chairman of the Board

                         AMERICAN TRAVELLERS CORPORATION
                               3220 Tillman Drive
                          Bensalem, Pennsylvania 19020


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of American Travellers Corporation:

         Notice is hereby given that a special meeting (the "ATC Special Meeting") of the shareholders of American Travellers Corporation ("ATC") will be held on ______________, ______________, 1996 at ___________, , Pennsylvania, at
10:00 a.m., local time, for the following purposes:

                  1. To  consider  and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between Conseco, Inc., an Indiana corporation ("Conseco"), and ATC, and the transactions contemplated thereby, pursuant to which, among other things, (i) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (ii) each outstanding share of the common stock, par value $.01 per share (the "ATC Common Stock"), of ATC (other than Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

                  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Merger is more completely described in the accompanying Joint Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Annex A thereto.

         Your Board of Directors has unanimously determined that the terms of the Merger are fair to, and in the best interests of, ATC and the shareholders of ATC, has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and unanimously recommends that the shareholders of ATC vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby.

         The Board of Directors of ATC has fixed the close of business on ___________, 1996, as the record date for determination of shareholders entitled to notice of, and to vote at, the ATC Special Meeting and any adjournments and postponements thereof.

                                       By order of the Board of Directors


                                       Susan T. Mankowski
                                       Secretary
_______________, 1996

         YOU ARE CORDIALLY INVITED TO ATTEND THE ATC SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES OF ATC COMMON STOCK WILL BE REPRESENTED. IF YOU ATTEND THE ATC SPECIAL MEETING YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                    IMPORTANT

         PLEASE DO NOT SEND YOUR STOCK CERTIFICATES REPRESENTING ATC COMMON STOCK AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                                 [CONSECO LOGO]

                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held ___________, 1996

         NOTICE IS  HEREBY  GIVEN  THAT a special  meeting  of  shareholders  of
Conseco,       Inc.        ("Conseco"),        will       be       held       at
________________________________________________________  at 10:00  a.m.,  local time, on ______________, 1996 (the "Conseco Special Meeting"), for the following purposes:

       1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between Conseco and American Travellers Corporation, a Pennsylvania corporation ("ATC"), pursuant to which, among other things, (i) ATC will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (ii) each outstanding share of the common stock, par value $.01 per share (the "ATC Common Stock"), of ATC (other than Dissenting Shares (as defined in the Merger Agreement)) will be canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement); and


       2. To consider such other matters as may properly come before the meeting.

         Holders of record of outstanding shares of common stock, no par value per share, of Conseco ("Conseco Common Stock") and Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock, no par value per share, of Conseco ("Conseco PRIDES") as of the close of business on ___________, 1996, are entitled to notice of and to vote at the meeting. Holders of Conseco Common Stock and Conseco PRIDES will vote together as a single class at the Conseco Special Meeting. Holders of shares of Conseco Common Stock have one vote for each share held of record, and holders of shares of Conseco PRIDES have 4/5 of one vote for each share held of record.

         Whether or not you plan to be present at the meeting, please complete, sign and return the enclosed form of proxy. No postage is required to return the form of proxy in the enclosed envelope. The proxies of shareholders who attend the meeting in person may be withdrawn and such shareholders may vote personally at the meeting.

                                              By Order of The Board of Directors


                                              [SIG]

                                              Lawrence W. Inlow, Secretary

__________, 1996
Carmel, Indiana

SUBJECT TO COMPLETION
Dated October 2, 1996

                                  CONSECO, INC.
                                       and
                         AMERICAN TRAVELLERS CORPORATION
                               ------------------

                              JOINT PROXY STATEMENT
                               ------------------

                            CONSECO, INC. PROSPECTUS

         This Joint Proxy Statement/Prospectus is being furnished to holders of shares of common stock, no par value per share ("Conseco Common Stock"), and to holders of shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, Convertible Preferred Stock, no par value per share ("Conseco PRIDES" and, together with the Conseco Common Stock, the "Conseco Stock") of Conseco, Inc., an Indiana corporation ("Conseco"), in connection with the solicitation of proxies by the Conseco Board of Directors for use at a special meeting of
Conseco shareholders to be held on _________, 1996, at ____________________________, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Conseco Special Meeting").

         This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of Common Stock, par value $.01 per share ("ATC Common Stock"), of American Travellers Corporation, a Pennsylvania corporation ("ATC"), in connection with the solicitation of proxies by the ATC Board of Directors for use at a Special Meeting of ATC shareholders to be held on __________, 1996 at ______________ _____________________________, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "ATC Special Meeting"). The respective shareholder meetings are each being called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and between Conseco and ATC pursuant to which ATC will be merged with and into Conseco with Conseco being the surviving corporation (the "Merger").

         This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Conseco, filed as part of a Registration Statement on Form S-4 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Conseco Common Stock issuable in connection with the Merger. All information concerning Conseco contained in this Joint Proxy Statement/Prospectus has been furnished by Conseco, and all information concerning ATC contained in this Joint Proxy Statement/Prospectus has been furnished by ATC.

         The Conseco Common Stock is quoted on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CNC". On _____________, 1996, the closing price of the Conseco Common Stock as reported on the NYSE was $_________.

         The ATC Common Stock is quoted on the NASDAQ National Market under the symbol "ATVC". On _______, 1996, the closing price of the ATC Common Stock as reported on NASDAQ was $___________.

         This Joint Proxy  Statement/Prospectus  and the related  forms of proxy are first being mailed to shareholders of Conseco and ATC on or about ______________, 1996.
                            -------------------------

       THE SHARES OF CONSECO COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT
           BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THIS JOINT PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------

                    The  date  of  this  Joint  Proxy   Statement/Prospectus  is
______________, 1996.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

         Conseco and ATC are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by Conseco and ATC with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site at http:\\www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and ATC, that file electronically with the Commission. The Conseco Common Stock is listed on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         Conseco has filed the Registration Statement with the Commission with respect to the Conseco Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                            -------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO, CAPITOL AMERICAN FINANCIAL CORPORATION, LIFE PARTNERS GROUP, INC. AND TRANSPORT HOLDINGS INC. SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, VICE PRESIDENT, INVESTOR RELATIONS, CONSECO, INC., 11825 NORTH
PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. ROSENSTEELE AT (317) 817-2893. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO ATC SHOULD BE DIRECTED TO BENEDICT J. IACOVETTI, CHIEF FINANCIAL OFFICER, AMERICAN TRAVELLERS CORPORATION, 3220 TILLMAN DRIVE, BENSALEM, PENNSYLVANIA 19020, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR.
IACOVETTI AT (215) 244-1600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE _______________, 1996.

         The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Conseco's Annual Report"); Conseco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; Conseco's Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, April 10, 1996, August 2, 1996, August 25, 1996 and September 25, 1996; and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

         2. ATC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("ATC's Annual Report"); ATC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; ATC's Current Report on Form 8-K dated August 25, 1996; and the description of ATC Common Stock in ATC's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

         3. Annual Report on Form 10-K of Capitol American Financial Corporation ("CAF") for the fiscal year ended December 31, 1995 ("CAF's Annual Report"); CAF's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and CAF's Current Report on Form 8- K dated August 25, 1996.

         4. Annual Report on Form 10-K of Life Partners Group, Inc. ("LPG") for the fiscal year ended December 31, 1995 ("LPG's Annual Report"); LPG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and LPG's Current Reports on Form 8-K dated March 11, 1996 and April 10, 1996.

         5. Annual Report on Form 10-K of Transport Holdings Inc. ("THI") for the fiscal year ended December 31, 1995 ("THI's Annual Report"); THI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and THI's Current Report on Form 8-K dated September 25, 1996.

         In addition, the Merger Agreement, a copy of which is attached hereto as Annex A, is incorporated herein by reference.

         All  documents  filed by  Conseco,  ATC,  CAF,  LPG or THI  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Conseco Special Meeting or the ATC Special Meeting, as the case may be, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Joint Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         State insurance holding company laws and regulations applicable to Conseco and ATC generally provide that no person may acquire control of Conseco or ATC, and thus indirect control of their respective insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Conseco Common Stock or ATC Common Stock, as the case may be, would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.


         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO OR ATC. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSECO OR ATC SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.



                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                              ------

AVAILABLE INFORMATION............................................................................................ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................ii

TABLE OF CONTENTS................................................................................................ v

SUMMARY.......................................................................................................... 1

         GENERAL  ............................................................................................... 1

         THE COMPANIES........................................................................................... 1

         SHAREHOLDER MEETINGS.................................................................................... 2

         THE MERGER; THE MERGER AGREEMENT........................................................................ 6

         SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO....................................................15

         SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG........................................................18

         SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC........................................................20

         SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF........................................................22

         SELECTED HISTORICAL FINANCIAL INFORMATION OF THI........................................................24

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
         INFORMATION.............................................................................................26

         COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND ATC.................................................30

         MARKET PRICE DATA.......................................................................................31

INFORMATION CONCERNING CONSECO ..................................................................................33

         BACKGROUND..............................................................................................33

         LIFE INSURANCE OPERATIONS...............................................................................33

         FEE-BASED OPERATIONS....................................................................................34

         OTHER PENDING ACQUISITIONS BY CONSECO...................................................................35

         GENERAL INFORMATION CONCERNING CONSECO..................................................................36

INFORMATION CONCERNING ATC.......................................................................................36


                                        v




         GENERAL.................................................................................................36

         PRODUCT LINES...........................................................................................36

         LONG TERM CARE INSURANCE................................................................................36

         MARKETING...............................................................................................37

         OTHER...................................................................................................37

SHAREHOLDER MEETINGS.............................................................................................38

         GENERAL.................................................................................................38

         MATTERS TO BE CONSIDERED AT THE MEETINGS................................................................38

         VOTING AT THE MEETINGS; RECORD DATE; QUORUM.............................................................39

         PROXIES.................................................................................................44

THE MERGER.......................................................................................................45

         BACKGROUND OF THE MERGER................................................................................45

         CONSECO'S REASONS FOR THE MERGER; RECOMMENDATION OF THE
                  CONSECO BOARD OF DIRECTORS.....................................................................47

         ATC'S REASONS FOR THE MERGER; RECOMMENDATION OF THE ATC
                  BOARD OF DIRECTORS.............................................................................48

         OPINION OF ATC'S FINANCIAL ADVISOR......................................................................50

         CERTAIN CONSEQUENCES OF THE MERGER......................................................................57

         CONDUCT OF THE BUSINESS OF CONSECO AND ATC AFTER THE MERGER.............................................57

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................58

         REGULATORY APPROVALS....................................................................................59

         NYSE LISTING OF CONSECO COMMON STOCK....................................................................60

         FEDERAL SECURITIES LAW CONSEQUENCES.....................................................................60

         DISSENTERS RIGHTS.......................................................................................60

         ACCOUNTING TREATMENT....................................................................................63

         INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................63


                                       vi




THE MERGER AGREEMENT.............................................................................................65

         THE MERGER..............................................................................................66

         EFFECTIVE TIME..........................................................................................66

         CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO
                  FRACTIONAL AMOUNTS.............................................................................66

         TREATMENT OF ATC STOCK OPTIONS..........................................................................67

         DISSENTING SHARES.......................................................................................68

         REPRESENTATIONS AND WARRANTIES..........................................................................68

         CERTAIN COVENANTS.......................................................................................68

         CONDITIONS TO THE MERGER................................................................................70

         TERMINATION.............................................................................................71

         RIGHT OF ATC BOARD OF DIRECTORS TO WITHDRAW ITS
                  RECOMMENDATION.................................................................................72

         FEES....................................................................................................72

         EXPENSES ...............................................................................................73

         MODIFICATION OR AMENDMENT...............................................................................73

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS............................................................74

COMPARISON OF SHAREHOLDERS' RIGHTS...............................................................................96

         BYLAWS..................................................................................................96

         DISTRIBUTIONS TO SHAREHOLDERS...........................................................................96

         CLASS OF DIRECTORS......................................................................................97

         REMOVAL OF DIRECTORS....................................................................................97

         MEETINGS OF SHAREHOLDERS................................................................................97

         ACTION BY SHAREHOLDERS WITHOUT MEETING..................................................................98

         DISSENTERS RIGHTS.......................................................................................98

         CERTAIN STATUTORY AND CHARTER PROVISIONS................................................................98


                                       vii




         SHAREHOLDER RIGHTS AGREEMENT............................................................................98

         INTERESTED SHAREHOLDER TRANSACTIONS.....................................................................99

         FIDUCIARY DUTY AND LIMITATIONS OF LIABILITY.............................................................101

         DERIVATIVE ACTIONS......................................................................................102

         INDEMNIFICATION.........................................................................................102

MANAGEMENT OF CONSECO UPON CONSUMMATION OF THE MERGER........................................................... 103

LEGAL MATTERS................................................................................................... 103

EXPERTS..........................................................................................................103

INDEPENDENT ACCOUNTANTS .........................................................................................104

OTHER MATTERS................................................................................................... 104

Annex A - Agreement and Plan of Merger..........................................................................A-1

Annex B - Opinion of Donaldson, Lufkin & Jenrette Securities Corporation .......................................B-1

Annex C - Pennsylvania Business Corporation Law, Chapter 15, Subchapter D. Dissenters
 Rights.........................................................................................................C-1


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Joint Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise stated, all share and per share information in this Joint Proxy Statement/Prospectus concerning Conseco has been adjusted to reflect a two-for-one stock split of the Conseco Common Stock effected April 1, 1996 and all share and per share information concerning ATC has been adjusted to reflect a three-for-two stock split of the ATC Common Stock effected April 10, 1996. Except as otherwise indicated, all financial information in this Joint Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Shareholders are urged to read this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus.

                                     GENERAL

This Joint Proxy Statement/Prospectus relates to the proposed Merger pursuant to the Merger Agreement. See "The Merger."

                                  THE COMPANIES

Conseco,Inc..........................Conseco is  a  financial  services  holding company  engaged  primarily  in the
                                             development,      marketing     and
                                             administration      of     annuity,
                                             individual   health  insurance  and
                                             individual life insurance products.
                                             Conseco's earnings result primarily
                                             from   operating   life   insurance
                                             companies and providing  investment
                                             management,    administrative   and
                                             other    fee-based    services   to
                                             affiliated  businesses  as  well as
                                             non-affiliates. Conseco's operating
                                             strategy  is  to  consolidate   and
                                             streamline      management      and
                                             administrative     functions,    to
                                             realize superior investment returns
                                             through  active  asset  management,
                                             and  to  focus   resources  on  the
                                             development    and   expansion   of
                                             profitable   products   and  strong
                                             distribution channels.





                                       On August 2, 1996, Conseco completed  its
                                             acquisition of Life Partners Group,
                                             Inc.   ("LPG").   Conseco  and  LPG
                                             collected     an    aggregate    of
                                             approximately $3.6 billion of total
                                             premiums  and  annuity  deposits in
                                             1995  from a diverse  portfolio  of
                                             products.  After  giving  pro forma
                                             effect to the  acquisition  of LPG,
                                             Conseco's    total    assets    and
                                             shareholders'  equity  at June  30,
                                             1996 would have been  approximately
                                             $23  billion   and  $1.9   billion,
                                             respectively.

                                     On September 30, 1996, Conseco acquired the
                                             shares of American  Life  Holdings,
                                             Inc.   ("ALH")  (of  which  Conseco
                                             previously  owned  approximately 37
                                             percent)  which Conseco did not own
                                             for  approximately  $165 million in
                                             cash.


                                     Conseco has  also   entered   into  (1)  an
                                             Agreement  and Plan of Merger  with
                                             Capitol     American      Financial
                                             Corporation   ("CAF")  pursuant  to
                                             which  CAF will  become  a  wholly-
                                             owned  subsidiary of Conseco,  with
                                             each share of the  common  stock of
                                             CAF  converted  into  the  right to
                                             receive   $30.00   in  cash  and  a
                                             fraction  of  a  share  of  Conseco
                                             Common  Stock  having  a  value  of
                                             $6.50 and (2) an Agreement and Plan
                                             of Merger with  Transport  Holdings
                                             Inc.  ("THI") pursuant to which THI
                                             will be merged into  Conseco,  with
                                             each  share of common  stock of THI
                                             converted  into  between  1.40  and
                                             1.83   shares  of  Conseco   Common
                                             Stock.  Conseco has also  announced
                                             that  it  intends  to  acquire  the
                                             shares  of  Bankers   Life  Holding
                                             Corporation   ("BLH")   (of   which
                                             Conseco        currently       owns
                                             approximately  90.5 percent)  which
                                             Conseco  does not own,  in a merger
                                             in which  each  share of BLH Common
                                             Stock would be  converted  into the
                                             right to  receive a  fraction  of a
                                             share  of  Conseco   Common   Stock
                                             having a value of $25.00 per share.
                                             Consummation  of the  Merger is not
                                             conditioned  upon  consummation  by
                                             Conseco of any of the other pending
                                             acquisitions.    See   "Information
                                             Concerning  Conseco - Other Pending
                                             Acquisitions"  and  "Unaudited  Pro
                                             Forma    Consolidated     Financial
                                             Statements of Conseco."
American Travellers
Corporation...........................ATC is an insurance  holding company,  the
                                             operating   subsidiaries  of  which
                                             market  and  underwrite  long  term
                                             care insurance products  consisting
                                             of  both   nursing  home  and  home
                                             health  care  policies  and,  to  a
                                             lesser extent,  other  supplemental
                                             accident   and   health   insurance
                                             policies,    as    well   as   life
                                             insurance.  On June 30,  1996,  ATC
                                             had $393.3  million  of  annualized
                                             premiums in force, approximately 90
                                             percent of which,  or $355 million,
                                             were attributable to long term care
                                             insurance.     See     "Information
                                             Concerning ATC."

                              SHAREHOLDER MEETINGS

Time, Date and Place..................Conseco. The Conseco  Special Meeting will be held at 10:00 a.m.,  local time,
                                             on     _________,      1996,     at
                                             _______________    and    at    any
                                             adjournment     or     postponement
                                             thereof.

                                       ATC.  The   ATC  Special   Meeting  will
                                             be held at 10:00 a.m.,  local time,
                                             on , 1996,  at  ___________________
                                             and   at   any    adjournment    or
                                             postponement thereof.

Purposes of the Meetings..............Conseco.The purpose of the Conseco Special
                                             Meeting  is to  consider  and  vote
                                             upon (1) a proposal  to approve and
                                             adopt the Merger  Agreement and the
                                             transactions  contemplated  thereby
                                             and (2) such other  business as may
                                             properly  come  before the  Conseco
                                             Special Meeting or any adjournments
                                             or   postponements   thereof.   See
                                             "Shareholder  Meetings - Matters to
                                             be  Considered  at the  Meetings  -
                                             Conseco."


                                        ATC. The purpose  of  the  ATC  Special
                                             Meeting  is to  consider  and  vote
                                             upon (1) a proposal  to approve and
                                             adopt the Merger  Agreement and the
                                             transactions  contemplated  thereby
                                             and (2) such other  business as may
                                             properly   come   before   the  ATC
                                             Special Meeting or any adjournments
                                             or   postponements   thereof.   See
                                             "Shareholder  Meetings - Matters to
                                             be  Considered  at the  Meetings  -
                                             ATC."

Record Date, Shares Entitled
to Vote, Quorum.........................Conseco.  Holders  of record of  Conseco
                                             Common Stock and Conseco  PRIDES at
                                             the    close   of    business    on
                                             ____________,  1996  (the  "Conseco
                                             Record  Date"),   are  entitled  to
                                             notice of and to vote,  together as
                                             a  single  class,  at  the  Conseco
                                             Special Meeting.  As of the Conseco
                                             Record  Date,  there were  ________
                                             shares  of  Conseco   Common  Stock
                                             outstanding  and  entitled to vote,
                                             and  _________  shares  of  Conseco
                                             PRIDES  outstanding and entitled to
                                             vote.  Each  holder  of  record  of
                                             shares of Conseco  Common  Stock on
                                             the Conseco Record Date is entitled
                                             to cast,  either  in  person  or by
                                             properly  executed proxy,  one vote
                                             per share of Conseco  Common  Stock
                                             on the  Merger  Agreement  and such
                                             other  matters,  if  any,  properly
                                             submitted   for  the  vote  of  the
                                             Conseco shareholders at the Conseco
                                             Special  Meeting.  Each  holder  of
                                             record of shares of Conseco  PRIDES
                                             on  the  Conseco   Record  Date  is
                                             entitled to cast,  either in person
                                             or  by  properly   executed  proxy,
                                             four-  fifths (4/5) of one vote per
                                             share  of  Conseco  PRIDES  on  the
                                             Merger  Agreement  and  such  other
                                             matters, if any, properly submitted
                                             for  the   vote   of  the   Conseco
                                             shareholders at the Conseco Special
                                             Meeting.      See      "Shareholder
                                             Meetings."

                                        The   presence,    in   person  or   by
                                             properly  executed  proxy,  of  the
                                             holders of Conseco Common Stock and
                                             Conseco
                                        3

                                             PRIDES  representing  a majority of
                                             the voting power of all outstanding
                                             Conseco   Stock   at  the   Conseco
                                             Special  Meeting  is  necessary  to
                                             constitute  a quorum at the Conseco
                                             Special  Meeting.  See "Shareholder
                                             Meetings."


                                        ATC.  Holders  of  record  of shares of
                                             ATC  Common  Stock at the  close of
                                             business on _______, 1996 (the "ATC
                                             Record  Date"),   are  entitled  to
                                             notice  of and to  vote  at the ATC
                                             Special  Meeting.  As  of  the  ATC
                                             Record  Date,  there  were  _______
                                             shares   of   ATC   Common    Stock
                                             outstanding  and  entitled to vote.
                                             Each  holder of record of shares of
                                             ATC Common  Stock on the ATC Record
                                             Date is entitled to cast, either in
                                             person  or  by  properly   executed
                                             proxy,  one vote  per  share on the
                                             Merger   Agreement  and  the  other
                                             matters, if any, properly submitted
                                             for    the    vote   of   the   ATC
                                             shareholders  at  the  ATC  Special
                                             Meeting.      See      "Shareholder
                                             Meetings."

                                        The  presence,    in  person   or   by
                                             properly  executed  proxy,  of  the
                                             holders  of  stock  representing  a
                                             majority of the voting power of all
                                             outstanding   shares   of  the  ATC
                                             Common  Stock  at the  ATC  Special
                                             Meeting is necessary to  constitute
                                             a   quorum   at  the  ATC   Special
                                             Meeting.      See      "Shareholder
                                             Meetings."


Proxies, Revocation of Proxies.........The enclosed proxy cards permit each ATC shareholder and Conseco  shareholder
                                            to  specify  that  shares  be  voted
                                            "FOR" or  "AGAINST"  (or  "ABSTAIN")
                                            the  approval  and  adoption  of the
                                            Merger Agreement and the Merger.  If
                                            properly   executed  and   returned,
                                            shares  represented  by  such  proxy
                                            will be voted in accordance with the
                                            choice  specified.  Where  a  signed
                                            proxy  card  is  returned,   but  no
                                            choice    specified,    the   shares
                                            represented  by such  proxy  will be
                                            voted for  approval  and adoption of
                                            the Merger Agreement and the Merger.

                                        A proxy  relating  to  the  ATC Special
                                             Meeting  or  the  Conseco   Special
                                             Meeting   may  be  revoked  by  the
                                             shareholder giving the proxy at any
                                             time   before   it  is   exercised;
                                             however,  mere  attendance  at  the
                                             respective shareholder meeting will
                                             not  itself   have  the  effect  of
                                             revoking   the   proxy.    An   ATC
                                             shareholder     or    a     Conseco
                                             shareholder  may revoke a proxy (i)
                                             by  notification  of  revocation in
                                             writing sent (or given in person at
                                             the respective shareholder meeting)
                                             to the Secretary of ATC or Conseco,
                                             as the case may be,  (ii) by giving
                                             to the Secretary of ATC or Conseco,
                                             as the case may be, a
                                             later  dated  proxy,  or  (iii)  by
                                             attending      the       respective
                                             shareholder  meeting  and voting in
                                             person. See "Shareholder Meetings -
                                             Proxies."

Vote Required...........................Conseco.  The  affirmative  vote  of  a majority of the voting power of the
                                             outstanding  shares of voting stock
                                             present  and  voting   thereon  (in
                                             person or by proxy) is required for
                                             the   approval   and   adoption  by
                                             Conseco  of the  Merger  Agreement.
                                             See "Shareholder  Meetings - Voting
                                             at  the   Meetings;   Record  Date;
                                             Quorum - Conseco."

                                        ATC. The approval and adoption by ATC of
                                             the Merger  Agreement  will require
                                             the affirmative  vote of a majority
                                             of the votes cast by all holders of
                                             ATC Common  Stock  entitled to vote
                                             thereon.      See      "Shareholder
                                             Meetings--  Voting at the Meetings;
                                             Record Date; Quorum-- ATC."

Certain Voting Information..............Conseco. As  of  September   20,  1996,
                                             the    executive    officers    and
                                             directors of Conseco were  entitled
                                             to vote 6,598,074 shares of Conseco
                                             Common   Stock  and  no  shares  of
                                             Conseco    PRIDES,     representing
                                             approximately  9.4  percent  of the
                                             outstanding  votes of Conseco Stock
                                             entitled  to be  cast  as  of  such
                                             date.  The  executive  officers  of
                                             Conseco   were   entitled  to  vote
                                             5,659,227  shares of Conseco Common
                                             Stock  and  no  shares  of  Conseco
                                             PRIDES,  representing approximately
                                             8.1  percent  of  the   outstanding
                                             votes of Conseco Stock  entitled to
                                             be  cast  as  of  such  date.   The
                                             executive  officers are  obligated,
                                             pursuant to written agreements with
                                             ATC,  to vote such  shares in favor
                                             of the approval and adoption of the
                                             Merger  Agreement  at  the  Conseco
                                             Special Meeting.

                                        ATC. As  of  September 20, 1996,   the
                                             executive officers and directors of
                                             ATC   and   the    trustees    (the
                                             "Trustees") of the Trust under Deed
                                             of Trust of Francis E. Powell, Jr.,
                                             Settlor, dated August 24, 1988 (the
                                             "Trust")   were  entitled  to  vote
                                             1,738,549   shares  of  ATC  Common
                                             Stock,   or   approximately    10.7
                                             percent  of the number of shares of
                                             ATC Common  Stock  outstanding  and
                                             entitled to vote at the ATC Special
                                             Meeting.  As of September 20, 1996,
                                             John A.  Powell  and  the  Trustees
                                             were  entitled  to  vote  1,556,733
                                             shares of the ATC Common Stock,  or
                                             approximately  9.6  percent  of the
                                             number  of  shares  of  ATC  Common
                                             Stock  outstanding  and entitled to
                                             vote  at the ATC  Special  Meeting.
                                             John A. Powell and the Trustees are
                                             obligated,   pursuant   to  written
                                             agreements  with  Conseco,  to vote
                                             their shares in favor
                                             of the approval and adoption of the
                                             Merger Agreement at the ATC Special
                                             Meeting.


                        THE MERGER; THE MERGER AGREEMENT

Effect of Merger.........................Upon  consummation  of the Merger, (1)
                                             ATC  will be  merged  with and into
                                             Conseco,  with  Conseco  being  the
                                             surviving      corporation     (the
                                             "Surviving  Corporation");  and (2)
                                             each   outstanding   share  of  ATC
                                             Common Stock will be canceled,  and
                                             each   holder   of  a   certificate
                                             representing  shares of ATC  Common
                                             Stock will cease to have any rights
                                             with  respect  thereto,  except the
                                             right   to   receive,    upon   the
                                             surrender of such certificate,  the
                                             Merger  Consideration  (as  defined
                                             below).    Fractional   shares   of
                                             Conseco  Common  Stock  will not be
                                             issuable  in  connection  with  the
                                             Merger. ATC shareholders  otherwise
                                             entitled  to  fractional  shares of
                                             Conseco  Common  Stock will receive
                                             the value of such fractional shares
                                             in cash,  determined  as  described
                                             herein under "The Merger  Agreement
                                             -- Conversion  of Shares;  Exchange
                                             of    Stock    Certificates;     No
                                             Fractional Amounts."

                                        A  copy of  the  Merger   Agreement   is
                                             attached  as Annex A to this  Joint
                                             Proxy  Statement/Prospectus  and is
                                             incorporated  by reference  herein.
                                             See "The Merger Agreement."

Merger Consideration...................Upon the consummation of the Merger, each outstanding  share  of  ATC  Common
                                             Stock  (other  than  shares  of ATC
                                             Common   Stock   held   by  ATC  as
                                             treasury stock or Dissenting Shares
                                             (as  hereinafter  defined)) will be
                                             canceled  and  converted  into  the
                                             right to receive (1) if the Conseco
                                             Share Price (as  defined  below) is
                                             greater than or equal to $42.25 per
                                             share  and  less  than or  equal to
                                             $46.25 per share,  .7574 of a share
                                             of Conseco Common Stock, (2) if the
                                             Conseco  Share  Price is less  than
                                             $42.25  per  share,   the  fraction
                                             (rounded     to     the     nearest
                                             ten-thousandth) of a share (or such
                                             fraction and whole  number,  as the
                                             case  may  be)  of  Conseco  Common
                                             Stock determined by dividing $32.00
                                             by the  Conseco  Share Price or (3)
                                             if  the  Conseco   Share  Price  is
                                             greater than $46.25 per share,  the
                                             fraction  (rounded  to the  nearest
                                             ten-thousandth)   of  a  share   of
                                             Conseco Common Stock  determined by
                                             dividing   $35.03  by  the  Conseco
                                             Share Price  (such  fraction as set
                                             forth in clauses  (1), (2) and (3),
                                             the "Exchange Ratio"). The "Conseco
                                             Share  Price" shall be equal to the
                                             average  of the  closing  prices of
                                             the Conseco Common Stock on the

                                             NYSE     Composite     Transactions
                                             Reporting System for the 10 trading
                                             days   immediately   preceding  the
                                             second  trading  day  prior  to the
                                             Effective  Time.  Thus,  holders of
                                             shares  of ATC  Common  Stock  will
                                             receive Conseco Common Stock with a
                                             value (based on the average closing
                                             price during such 10 day period) of
                                             not less than  $32.00 per share and
                                             up to $35.03 per share. The Conseco
                                             Common   Stock  to  be   issued  to
                                             holders  of  shares  of ATC  Common
                                             Stock  pursuant  to the  Merger and
                                             any  cash  to be  paid  in  lieu of
                                             fractional shares of Conseco Common
                                             Stock are referred to  collectively
                                             as the "Merger  Consideration." The
                                             issuance of Conseco Common Stock in
                                             the  Merger is  referred  to as the
                                             "Merger     Consideration     Stock
                                             Issuance."  Conseco  will  apply to
                                             have  the   additional   shares  of
                                             Conseco    Common    Stock   issued
                                             pursuant  to the  Merger  listed on
                                             the NYSE. See "The Merger Agreement
                                             -- Conversion  of Shares;  Exchange
                                             of    Stock    Certificates;     No
                                             Fractional Amounts."

                                         No fractional shares of Conseco Common
                                             Stock will be issued in the Merger.
                                             Each ATC  shareholder who otherwise
                                             would  have  been   entitled  to  a
                                             fraction  of  a  share  of  Conseco
                                             Common  Stock will  receive in lieu
                                             thereof cash in accordance with the
                                             terms of the Merger Agreement.  See
                                             "The Merger Agreement -- Conversion
                                             of   Shares;   Exchange   of  Stock
                                             Certificates;     No     Fractional
                                             Amounts."

                                         As soon as reasonably practicable after
                                             consummation   of  the  Merger,   a
                                             letter  of  transmittal  (including
                                             instructions   setting   forth  the
                                             procedures  for   exchanging   such
                                             holder's certificates  representing
                                             ATC Common  Stock  ("Certificates")
                                             for   the   Merger    Consideration
                                             payable to such holder  pursuant to
                                             the Merger  Agreement) will be sent
                                             to each holder of record, as of the
                                             Effective   Time  (as   hereinafter
                                             defined),  of shares of ATC  Common
                                             Stock.   Upon   surrender  of  such
                                             Certificates   to  the   designated
                                             exchange agent together with a duly
                                             completed  and  executed  letter of
                                             transmittal,   such   holder   will
                                             promptly    receive    the   Merger
                                             Consideration for each share of ATC
                                             Common Stock previously represented
                                             by the Certificates so surrendered.
                                             See   "The   Merger   Agreement   -
                                             Conversion  of Shares;  Exchange of
                                             Stock  Certificates;  No Fractional
                                             Amounts."

Treatment of Options....................Options to  purchase  ATC  Common  Stock granted  pursuant  to any ATC Stock
                                             Option Plan ("ATC  Stock  Options")
                                             which      remain       outstanding
                                             immediately prior to the

                                             Effective  Time  will be  converted
                                             automatically   into   options   to
                                             purchase,  for the  same  aggregate
                                             consideration  payable to  exercise
                                             such ATC Stock Options,  the number
                                             of shares of Conseco  Common  Stock
                                             which the  holder  would  have been
                                             entitled    to   receive   at   the
                                             Effective  Time if such  ATC  Stock
                                             Options  had  been   exercised  for
                                             shares of ATC Common Stock prior to
                                             the Effective Time.  Except for ATC
                                             Stock Options held by  non-employee
                                             directors,  each ATC Stock  Option,
                                             if not then  vested,  will  vest in
                                             full  at the  earlier  of  (1)  the
                                             expiration  of three  months  after
                                             the    Effective    Time   or   (2)
                                             termination   by   Conseco  of  the
                                             employment  of the  holder  of such
                                             option.  Each ATC Stock Option held
                                             by a  non-employee  director of ATC
                                             will vest in full at the  Effective
                                             Time. See "The Merger  Agreement --
                                             Treatment of ATC Stock Options."

Reasons for the Merger;
Board Recommendations
Regarding the Merger..................Conseco. The Board of Directors of Conseco
                                             approved the Merger  Agreement  and
                                             the  Merger   Consideration   Stock
                                             Issuance   based  on  a  number  of
                                             factors  including  its belief that
                                             (1) the addition of ATC's long term
                                             care   and   supplemental    health
                                             insurance  business  would  further
                                             strengthen Conseco's sales of those
                                             products; (2) the addition of ATC's
                                             agents  would   further   diversify
                                             Conseco's   current    distribution
                                             system;   (3)  ATC's   distribution
                                             system   would   provide    Conseco
                                             additional     opportunities     to
                                             cross-sell  its  current  products;
                                             (4) the Merger  offers  Conseco and
                                             ATC  the   opportunity  to  improve
                                             their  profitability   through  the
                                             achievement  of economies of scale,
                                             the elimination of redundancies and
                                             the enhancement of market position;
                                             and (5) the issuance of  additional
                                             shares of Conseco  Common  Stock in
                                             the  Merger   would   result  in  a
                                             substantial  increase in  Conseco's
                                             equity.

                                        The  Board  of  Directors  of   Conseco
                                             recommends that the shareholders of
                                             Conseco   approve   and  adopt  the
                                             Merger Agreement. In evaluating the
                                             recommendation of the Conseco Board
                                             of   Directors,   shareholders   of
                                             Conseco should  carefully  consider
                                             the  matters  described  under "The
                                             Merger -- Conseco's Reasons for the
                                             Merger;   Recommendation   of   the
                                             Conseco Board of Directors."

                                        ATC.  The ATC   Board   of   Directors
                                             determined  to  pursue  the  Merger
                                             based upon many different  factors,
                                             including  but not  limited to: (1)
                                             the  substantial  premium  over the
                                             then  current  market  price of the
                                             ATC Common Stock
                                             offered   by   Conseco;   (2)   the
                                             financial  condition and results of
                                             operations  of Conseco  and the ATC
                                             Board of Directors'  perceptions of
                                             the more favorable overall business
                                             prospects  of Conseco  and ATC on a
                                             combined  basis as  compared to the
                                             prospects  of  ATC  as  a  separate
                                             entity; (3) the tax-deferred nature
                                             of the  transaction  to the  extent
                                             that the ATC  shareholders  receive
                                             shares of Conseco  Common  Stock in
                                             exchange  for  their  shares of ATC
                                             Common  Stock;  (4)  the  potential
                                             future  performance  of Conseco and
                                             the Conseco  Common Stock after the
                                             Merger and  Conseco's  strength and
                                             position in the insurance industry;
                                             (5) the written opinion rendered to
                                             the  ATC  Board  of   Directors  by
                                             Donaldson,    Lufkin   &   Jenrette
                                             Securities Corporation ("DLJ") with
                                             regard  to  the   fairness  to  the
                                             holders of ATC Common Stock, from a
                                             financial  point  of  view,  of the
                                             Exchange   Ratio  pursuant  to  the
                                             terms of the Merger Agreement;  and
                                             (6)  the  likelihood  of  continued
                                             employment,   for   the   immediate
                                             future, of a substantial  number of
                                             the employees of ATC.

                                       The Board of Directors of ATC recommends
                                             that   the   shareholders   of  ATC
                                             approve  and adopt the  Merger  and
                                             the Merger Agreement. In evaluating
                                             the recommendation of the ATC Board
                                             of Directors,  shareholders  of ATC
                                             should   carefully   consider   the
                                             matters described under "The Merger
                                             - ATC's  Reasons  for  the  Merger;
                                             Recommendation  of the ATC Board of
                                             Directors,"  and  "-  Interests  of
                                             Certain Persons in the Merger.

Opinion of ATC's Financial
Advisor................................DLJ has delivered its written  opinion to the Board of  Directors of ATC that,
                                            as of  August 25,  1996  and   based
                                            upon and subject to the assumptions,
                                            limitations and  qualifications  set
                                            forth  in such opinion, the Exchange
                                            Ratio  pursuant  to the terms of the
                                            Merger  Agreement was  fair,  from a
                                            financial   point of  view,  to  the
                                            holders  of ATC Common Stock.

                                       The full text of the written opinion of
                                            DLJ,  which sets forth  assumptions
                                            made,  procedures  followed,  other
                                            matters  considered  and  limits of
                                            the review undertaken in connection
                                            with  the   opinion,   is  attached
                                            hereto    as   Annex   B   and   is
                                            incorporated  herein by  reference.
                                            Holders of ATC Common  Stock should
                                            read such opinion in its  entirety.
                                            See "The Merger -- Opinion of ATC's
                                            Financial Advisor."

Certain Consequences
of the Merger............................Upon consummation of  the  Merger,  the
                                             ATC   shareholders   will    become
                                             shareholders  of Conseco,  and each
                                             share of ATC  Common  Stock  issued
                                             and outstanding  immediately  prior
                                             to the  consummation  of the Merger
                                             (other than shares held as treasury
                                             shares of ATC or Dissenting Shares)
                                             shall be  converted  into the right
                                             to      receive      the     Merger
                                             Consideration.    See   "-   Merger
                                             Consideration."     In    addition,
                                             Conseco  shall  become the  obligor
                                             and    assume    all   rights   and
                                             obligations under the Indenture and
                                             all   supplements    thereto   (the
                                             "Indenture")     governing    ATC's
                                             outstanding 6.5 percent Convertible
                                             Subordinated  Debentures  due  2005
                                             (the  "Debentures", including   the
                                             supplemental   indenture  to    be
                                             entered   into    by   Conseco  in
                                             connection with its  assumption  of
                                             the  rights and o bligations  under
                                             the Indenture   and   Debentures").
                                             The   Debentures    that     remain
                                             outstanding immediately   prior  to
                                             the    Effective    Time   will  be
                                             converted     automatically    into
                                             debentures of Conseco,  the holders
                                             of   which   will  have   the  same
                                             rights   as  they  did   under  the
                                             Debentures    and   the   Indenture
                                             including   the  right  to  receive
                                             interest  payments and the right to
                                             convert  the  Debentures  into  the
                                             number of shares of Conseco  Common
                                             Stock  which the holder  would have
                                             been  entitled  to  receive  at the
                                             Effective  Time if such  Debentures
                                             had been  converted  into shares of
                                             ATC  Common   Stock  prior  to  the
                                             Effective  Time,  subject to future
                                             adjustments   for,    among   other
                                             things,      changes    in      the
                                             capitalization   of    Conseco,  as
                                             contemplated   by  the   Indenture.
                                             Further,   holders  of  ATC   Stock
                                             Options   will  be   entitled    to
                                             receive, upon the exercise of their
                                             respective  ATC  Stock  Options,  a
                                             number of shares of Conseco  Common
                                             Stock determined as described under
                                             "The Merger Agreement -- Conversion
                                             of   Shares;   Exchange   of  Stock
                                             Certificates;     No     Fractional
                                             Amounts;" and " -- Treatment of ATC
                                             Stock Options."

                                        After  consummation   of  the   Merger,
                                             assuming    conversion    of    the
                                             Debentures  but  excluding  the ATC
                                             Stock  Options,  and  assuming  the
                                             Conseco  Share Price is equal to or
                                             between $42.25 and $46.25  (without
                                             giving   effect  to  the   proposed
                                             acquisitions  of CAF, BLH and THI),
                                             the  current  Conseco  shareholders
                                             will own  approximately  77 percent
                                             of the then  outstanding  shares of
                                             Conseco   Common  Stock,   and  the
                                             current ATC  shareholders  will own
                                             approximately  23  percent  of such
                                             shares.

                                       See "The Merger -- Certain Consequences
                                             of the Merger."

Conduct of the Business
of Conseco and ATC After
the Merger..............................Conseco  plans to  consolidate  certain operations  of ATC  with  Conseco's
                                             operations  after  consummation  of
                                             the

                                             Merger.  See "The  Merger - Conduct
                                             of the  Business of Conseco and ATC
                                             After the Merger."  Conseco's Board
                                             of Directors  and  management  will
                                             not be affected by the Merger.  See
                                             "Management    of   Conseco    Upon
                                             Consummation of the Merger."

Interests of Certain
Persons in the Merger..................Pursuant to  the  Merger  Agreement,  the
                                             Certificate  of  Incorporation  and
                                             By-laws    of   each    of    ATC's
                                             subsidiaries   shall   contain  the
                                             provisions    with    respect    to
                                             indemnification  set forth  therein
                                             on   the   date   of   the   Merger
                                             Agreement,   and  such   provisions
                                             shall not be  amended,  repealed or
                                             otherwise  modified for a period of
                                             six years after the Effective  Time
                                             in any manner that would  adversely
                                             affect  the  rights  thereunder  of
                                             individuals  who at any time  prior
                                             to   the   Effective    Time   were
                                             directors or officers of ATC or any
                                             of    its     subsidiaries     (the
                                             "Indemnified  Parties")  in respect
                                             of actions or  omissions  occurring
                                             at or prior to the  Effective  Time
                                             (including, without limitation, the
                                             transactions  contemplated  by  the
                                             Merger   Agreement),   unless  such
                                             modification  is  required  by law.
                                             Conseco has agreed to indemnify the
                                             Indemnified  Parties,  but  only to
                                             the extent that ATC would have been
                                             obligated  to do so had it been the
                                             Surviving  Corporation.   See  "The
                                             Merger  --   Interests  of  Certain
                                             Persons    in   the    Merger    --
                                             Indemnification   of  Officers  and
                                             Directors."

                                       Pursuant to the Merger Agreement, Conseco
                                             Services L.L.C., an Indiana limited
                                             liability  company  wholly owned by
                                             Conseco ("Conseco Services"),  will
                                             enter  into  employment  agreements
                                             with John A. Powell,  Thomas Parry,
                                             Kevin  Shields  and Denise  Powell.
                                             See  "The  Merger  -  Interests  of
                                             Certain Persons in the Merger."

                                      Certain of the ATC executives are entitled
                                             to severance  payments  pursuant to
                                             their      existing      employment
                                             agreements  if their  employment is
                                             terminated  within  three  years of
                                             the  Merger,   subject  to  certain
                                             conditions.  The  Merger  Agreement
                                             provides  for  a  reimbursement  of
                                             excise taxes  imposed on certain of
                                             such  individuals.  See "The Merger
                                             -- Interests of Certain  Persons in
                                             the Merger."

Effective Time of the
Merger................................The Merger  will become effective  on  the date  Articles  of Merger are filed
                                             with  the  Secretary  of  State  of
                                             Indiana and the  Secretary of State
                                             of the Commonwealth of Pennsylvania
                                             or at such  time  thereafter  as is
                                             provided in the  Articles of Merger
                                             (the  "Effective  Time").  See "The
                                             Merger   Agreement   --   Effective
                                             Time."

Conditions to the Merger;
Termination of the
Merger Agreement........................The  obligations  of Conseco  and ATC to consummate  the Merger are  subject
                                             to  the   satisfaction  of  certain
                                             conditions,   including   obtaining
                                             requisite     Conseco    and    ATC
                                             shareholder approvals,  delivery to
                                             ATC  of  a  tax   opinion  and  the
                                             receipt  of  certain   governmental
                                             consents and  approvals  including,
                                             without     limitation,     certain
                                             consents  and  approvals   required
                                             under  applicable  state  insurance
                                             laws and the expiration (or earlier
                                             termination)    of   the   relevant
                                             waiting     period     under    the
                                             Hart-Scott-Rodino         Antitrust
                                             Improvements   Act  of   1976,   as
                                             amended   (the  "HSR  Act").   Such
                                             waiting  period was  terminated  on
                                             ________,  1996. See "The Merger --
                                             Regulatory   Approvals"   and  "The
                                             Merger  Agreement --  Conditions to
                                             the Merger."

                                        The   Merger  Agreement is  subject   to
                                             termination   by   Conseco  or  ATC
                                             (provided that such party is not in
                                             breach of the Merger  Agreement) if
                                             the  Merger is not  consummated  by
                                             December  31,  1996,  and  prior to
                                             such  time upon the  occurrence  of
                                             certain  events.  See  "The  Merger
                                             Agreement -- Termination."

Right of ATC Board of
Directors to Withdraw
its Recommendation; Fees................Under  the  Merger  Agreement, the Board
                                             of Directors of ATC shall  not  (1)
                                             withdraw  or  modify,  in  a manner
                                             materially adverse to Conseco,  the
                                             approval or  recommendation  by the
                                             Board of  Directors  of the  Merger
                                             Agreement   or  the   Merger,   (2)
                                             approve or recommend an Acquisition
                                             Proposal  (as defined in the Merger
                                             Agreement)  or (3)  enter  into any
                                             agreement   with   respect  to  any
                                             Acquisition  Proposal,  unless  ATC
                                             receives  an  Acquisition  Proposal
                                             and the Board of  Directors  of ATC
                                             determines in good faith, following
                                             consultation  with outside counsel,
                                             that in  order to  comply  with its
                                             fiduciary  duties  to  shareholders
                                             under    applicable   law   it   is
                                             necessary    for   the   Board   of
                                             Directors to withdraw or modify, in
                                             a  manner  materially   adverse  to
                                             Conseco,     its     approval    or
                                             recommendation    of   the   Merger
                                             Agreement or the Merger, approve or
                                             recommend     such      Acquisition
                                             Proposal,  enter into an  agreement
                                             with  respect  to such  Acquisition
                                             Proposal  or  terminate  the Merger
                                             Agreement.  In the  event the Board
                                             of  Directors  of ATC  takes any of
                                             the foregoing  actions,  ATC shall,
                                             concurrently with the taking of any
                                             such  action,  pay to Conseco  upon
                                             demand  $20  million,   payable  in
                                             same-day funds.

                                        In the  absence   of  an   Acquisition
                                             Proposal, unless the other party is
                                             materially  in breach of the Merger
                                             Agreement  or is unable to  satisfy
                                             certain  closing  conditions in the
                                             Merger  Agreement,  ATC and Conseco
                                             have  each  agreed  to  pay  to the
                                             other  party upon  demand an amount
                                             not  to  exceed  $2   million,   to
                                             reimburse   the  other   party  for
                                             out-of-pocket   fees  and  expenses
                                             incurred  in  connection  with  the
                                             Merger,  if its shareholders do not
                                             approve  the  Merger  and all other
                                             closing conditions contained in the
                                             Merger    Agreement    have    been
                                             satisfied   or  waived   or,   with
                                             respect to any  condition  not then
                                             satisfied,   it  is   substantially
                                             likely that such  condition will be
                                             satisfied  on or  before  March 31,
                                             1997.

Dissenters Rights.......................Conseco.  Holders of Conseco Stock will not be  entitled  to  appraisal  or
                                             dissenters rights under the Indiana
                                             Business   Corporation   Law   (the
                                             "IBCL").

                                        ATC.  A holder of ATC Common Stock may
                                             assert    dissenter's   rights   in
                                             connection  with the  Merger  under
                                             Subchapter    D   of   Chapter   15
                                             ("Subchapter     15D")    of    the
                                             Pennsylvania  Business  Corporation
                                             Law (the  "PBCL").  Holders  of ATC
                                             Common   Stock   who   follow   the
                                             procedures of  Subchapter  15D will
                                             be entitled to receive from ATC the
                                             fair  value of their  shares of ATC
                                             Common Stock immediately before the
                                             Effective  Time.  See "The Merger--
                                             Dissenters'  Rights"  and  Annex  C
                                             attached hereto.

Certain Federal Income
Tax Consequences.......................The Merger is expected to qualify as a reorganization  within the  meaning
                                             of Section  368(a) of the  Internal
                                             Revenue  Code of 1986,  as  amended
                                             (the "Code"). The obligation of ATC
                                             to consummate the Merger is subject
                                             to the condition that it shall have
                                             received  an  opinion of counsel to
                                             the effect  that the Merger will be
                                             treated  for  tax   purposes  as  a
                                             reorganization  with the meaning of
                                             Section 368(a) of the Code. No gain
                                             or loss will be  recognized  by ATC
                                             shareholders upon their exchange of
                                             ATC Common Stock for Conseco Common
                                             Stock,    except   that   any   ATC
                                             shareholder   who   receives   cash
                                             proceeds  in lieu  of a  fractional
                                             share  interest  in Conseco  Common
                                             Stock will  recognize  gain or loss
                                             equal  to  the  difference  between
                                             such  proceeds  and the  tax  basis
                                             allocated to the  fractional  share
                                             interest and such gain or loss will
                                             constitute  capital gain or loss if
                                             such shareholder's ATC Common Stock
                                             is held as a  capital  asset at the
                                             Effective  Time. See "The Merger --
                                             Certain    Federal    Income    Tax
                                             Consequences."

Accounting Treatment......................The Merger will be accounted for as a
                                             "purchase"  under  GAAP.  See  "The
                                             Merger -- Accounting Treatment."

Comparison of
Shareholders' Rights.......................Upon consummation of the Merger, the
                                             ATC   shareholders    will   become
                                             shareholders   of   Conseco.    See
                                             "Comparison    of     Shareholders'
                                             Rights"   for  a  summary   of  the
                                             material  differences  between  the
                                             rights of holders of Conseco Common
                                             Stock and ATC Common  Stock.  These
                                             differences    arise    from    the
                                             distinctions  between  the  laws of
                                             the  jurisdictions in which Conseco
                                             and ATC are  incorporated  (Indiana
                                             and Pennsylvania, respectively) and
                                             the   distinctions    between   the
                                             respective        articles       of
                                             incorporation and bylaws of Conseco
                                             and ATC.

            SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO (a)

      The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with Conseco's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of Conseco's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                      Six months
                                                                                                                         ended
                                                                        Years ended December 31,                        June 30,
                                                             -----------------------------------------------        --------------
                                                             1991      1992       1993        1994      1995        1995      1996
                                                             ----      ----       ----        ----      ----        ----      ----
                                                                        (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income................................     $280.8     $378.7   $1,293.8   $1,285.6   $1,465.0    $ 730.2   $ 741.4
Investment activity:
     Net investment income.............................      921.4      888.6      896.2      385.7    1,142.6      556.9     561.9
     Net trading income (losses) ......................       50.7       35.9       93.1       (4.9)       2.5        6.0      (7.3)
     Net realized gains (losses) ......................      123.3      124.3      149.5      (25.6)     186.4       74.5      10.2
Total revenues.........................................    1,391.8    1,523.9    2,636.0    1,862.0    2,855.3    1,389.4   1,364.3
Interest expense on notes payable......................       69.9       46.2       58.0       59.3      119.4       52.4      54.2
Total benefits and expenses............................    1,168.6    1,193.9    2,025.8    1,537.6    2,436.8    1,187.1   1,142.8
Income before income taxes, minority interest and
     extraordinary charge..............................      223.2      330.0      610.2      324.4      418.5      202.3     221.5
Extraordinary charge on extinguishment of debt,
     net of  tax.......................................        5.0        5.3       11.9        4.0        2.1        -        17.4
Net income.............................................      116.0      169.5      297.0      150.4      220.4      124.3      96.4
Preferred dividends....................................        6.8        5.5       20.6       18.6       18.4        9.2      17.2
Net income applicable to common stock..................      109.2      164.0      276.4      131.8      202.0      115.1      79.2

PER SHARE DATA (b)
Net income, primary....................................      $2.05      $2.71      $4.73      $2.50      $4.69      $2.67     $1.71
Net income, fully diluted..............................       2.01       2.70       4.39       2.44       4.22       2.39      1.59
Dividends declared per common share....................       .035       .043       .150       .250       .093       .073      .040
Book value per common share outstanding at period end..       7.73      10.93      16.89      10.45      20.44      16.33     17.68
Shares outstanding at period end.......................       49.4       49.8       50.6       44.4       40.5       40.4      41.9
Average fully diluted shares outstanding...............       50.8       59.2       67.0       61.7       52.2       52.1      60.6

BALANCE SHEET DATA - PERIOD END
Total assets...........................................  $11,832.4  $11,772.7  $13,749.3  $10,811.9  $17,297.5  $17,078.6 $17,426.3
Notes payable for which Conseco is directly liable.....      177.6      163.2      413.0      191.8      871.4      613.5     670.0
Notes payable of BLH, not direct obligations of Conseco        -        392.0      290.3      280.0      301.5      272.2     297.9
Notes payable of Partnership entities, not
     direct obligations of Conseco.....................      319.3        -          -        331.1      283.2      308.0     281.6
Total liabilities......................................   11,321.3   11,154.4   12,382.9    9,743.2   15,782.5   15,528.3  15,857.1
Minority interest......................................       79.5       24.0      223.8      321.7      403.3      606.9     292.3
Shareholders' equity ..................................      431.6      594.3    1,142.6      747.0    1,111.7      943.4   1,276.9





                                                                                                                      Six months
                                                                                                                         ended
                                                                           Years ended December 31,                    June 30,
                                                             -----------------------------------------------        --------------
                                                             1991      1992       1993        1994      1995        1995      1996
                                                             ----      ----       ----        ----      ----        ----      ----
                                                                        (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (c)
Premiums collected (d).................................   $1,648.7   $1,464.9   $2,140.1   $1,879.1   $3,106.4   $1,725.6   $1,501.6
Operating earnings (e).................................       61.5      114.8      162.0      151.7      131.3       52.2      102.2
Operating earnings per fully diluted common share (b) (e)     1.05       1.80       2.39       2.46       2.52       1.00       1.69
Shareholders' equity excluding unrealized appreciation
     (depreciation) of fixed maturity securities (f)...      431.6      560.3    1,055.2      884.7      999.1      910.1    1,332.9
Book value per common share outstanding, excluding
     unrealized appreciation (depreciation) of fixed
     maturity securities (b) (f).......................       7.73      10.24      15.16      13.55     17.66       15.50      19.02
Ratio of debt (including debt of CCP guaranteed by
   Conseco until its retirement in 1993) for which
   Conseco is directly liable to total capital of
   Conseco only (g):
     As reported.......................................       .29X       .22X       .27X       .20X      .44X        .34X       .34X
     Excluding unrealized appreciation (depreciation) (f)     .29X       .23X       .28X       .18X      .47X        .34X       .33X
Adjusted statutory capital (at period end) (h).........     $617.1     $603.1   $1,135.5     $509.0  $1,021.0      $901.2   $1,009.3
Adjusted statutory earnings (i)........................       90.0      153.4      273.8      248.6     321.7       138.9      166.4
Ratio of adjusted statutory earnings to cash interest (j)    2.62X      5.75X      4.94X      5.06X     3.79X       3.97X      4.11X


   (a) Comparison of consolidated financial information in the above table is significantly affected by the Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II") acquisitions, the sale of Western National Corporation ("WNC") and the transactions affecting Conseco's ownership interest in BLH and CCP Insurance, Inc. ("CCP"). For periods beginning with their acquisitions and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, the Company did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. Refer to the notes to the consolidated financial statements included in Conseco's Annual Report, incorporated by reference herein, for a description of business combinations.

   (b) All share and per share amounts have been restated to reflect the April 1, 1996 two-for-one stock split.

   (c) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

   (d) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

   (e) Represents income before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

   (f) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

   (g) Represents the ratio of notes payable for which Conseco is directly liable to the sum of shareholders' equity and notes payable for which Conseco is directly liable.

   (h) Includes: (1) statutory capital and surplus; (2) mandatory securities valuation reserve ("MSVR") at periods ended prior to December 31, 1992;
        (3) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") at periods ended on or after December 31, 1992; and (4) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's and BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

   (i) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's and BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

                                                                 16



   (j) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and BLH and their wholly owned subsidiaries that is required to be paid in cash.



S:\ACCTING\SECRPT\S-4CAP.896\CNCSFD3.696

              SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG (a)

     The selected historical financial information set forth below was derived from the audited consolidated financial statements of LPG. LPG's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in LPG's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with LPG's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of LPG's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                      Six months
                                                                                                                         ended
                                                                         Years ended December 31,                       June 30,
                                                             -----------------------------------------------         --------------
                                                             1991      1992       1993        1994      1995         1995      1996
                                                             ----      ----       ----        ----      ----         ----      ----
                                                                         (Amounts in millions, except per share amounts)

STATEMENT OF OPERATIONS DATA
Insurance policy income................................     $187.1     $187.3     $210.8     $217.9     $280.1      $129.4    $155.7
Investment activity:
   Net investment income...............................      207.5      218.6      221.1      225.4      277.1       134.9     146.2
   Net realized gains (losses) ........................       18.6       23.1       18.4      (19.7)      15.8         2.4       2.3
Total revenues.........................................      420.6      436.5      455.7      428.2      576.1       268.6     306.9
Interest expense.......................................       43.4       35.3       26.0       20.7       27.9        12.0      11.8
Total benefits and expenses............................      376.5      374.8      373.8      369.9      592.8       251.0     279.4
Income (loss) before income taxes, minority interest and
   extraordinary charge................................       44.1       61.7       81.9       58.5      (16.7)       17.6      27.5
Extraordinary charge, net of tax.......................        -          5.6        4.8        2.6        -           -         -
Net income (loss)......................................       22.8       32.1       47.2       34.6      (13.4)       11.3      15.9
Dividends in kind on preferred stock...................       13.4       15.4        4.0        -          -           -         -
Net income (loss) applicable to common stock...........        9.4       16.7       43.2       34.6      (13.4)       11.3      15.9

PER SHARE DATA
Income (loss) before extraordinary charge, primary
   and fully diluted...................................     $(0.61)    $ 1.08     $ 2.05     $ 1.43     $(0.49)       $.42      $.56
Net income (loss), primary and fully diluted...........      (0.61)      0.62       1.85       1.33      (0.49)        .42       .56
Dividends declared per common share....................      -           -        0.0375        .08        .11         .05       .06
Book value per common share outstanding at
   period end..........................................      13.92      15.98      12.25      11.50      14.35       14.20     12.47
Shares outstanding at period end.......................        8.0       14.4       25.4       25.5       27.9        27.8      28.2
Average fully diluted shares outstanding...............        9.0       12.1       23.4       26.1       27.1        26.8      28.4

BALANCE SHEET DATA - PERIOD END
Total assets...........................................   $2,976.9   $3,292.7   $3,589.4   $3,748.8   $4,980.9    $5,035.7  $4,974.7
Notes payable..........................................      335.5      314.3      210.1      210.5      246.1       239.3     238.9
Total liabilities......................................    2,841.2    3,062.8    3,278.2    3,455.2    4,580.4     4,640.5   4,623.1
Minority interest......................................       24.1         -          -          -          -           -         -
Shareholders' equity ..................................      111.6      229.9      311.2      293.6      400.5       395.2     351.6





                                                                                                                      Six months
                                                                                                                         ended
                                                                        Years ended December 31,                        June 30,
                                                              ----------------------------------------------         -------------
                                                              1991     1992       1993        1994      1995         1995     1996
                                                              ----     ----       ----        ----      ----         ----     ----
                                                                        (Amounts in millions, except per share amounts)

OTHER FINANCIAL DATA (b)
Premiums collected (c).................................     $508.2    $465.5      $470.2    $411.8      $497.3      $248.2    $280.1
Operating earnings (loss) (d)..........................       15.5      31.9        44.1      50.0       (28.9)        9.4      20.5
Operating earnings (loss) per primary and fully diluted
   common share (d)....................................       1.72      2.63        1.88      1.91       (1.06)        .35       .72
Shareholders' equity excluding unrealized appreciation
   (depreciation) of fixed maturity securities (e).....      111.6     229.9       291.7     325.0       344.3       376.8     361.8
Book value per common share outstanding, excluding
   unrealized appreciation (depreciation) of fixed
   maturity securities (e).............................      13.92     15.98       11.48     12.73       12.34       13.54     12.83
Ratio of debt to total capital (f):
   As reported.........................................       .75X      .58X        .40X      .42X        .38X        .38X      .40X
   Excluding unrealized appreciation (depreciation) (e)       .75X      .58X        .42X      .39X        .42X        .39X      .40X
Adjusted statutory capital (at period end) (g).........     $149.4    $191.3      $169.8    $174.3      $209.8      $174.7    $219.3
Adjusted statutory earnings (h)........................       75.7      76.4        83.4      75.8        78.1        28.9      46.4
Ratio of adjusted statutory earnings to cash interest (i)    1.83X     2.25X       3.46X     3.78X       3.46X       2.58X     4.06X

    (a) Comparison of consolidated financial information in the above table is significantly affected by the acquisition of Lamar Financial Group, Inc. ("Lamar") on April 28, 1995. Such acquisition was accounted for using the purchase method, and the results of operations at Lamar are included in the consolidated financial data from the date of acquisition. Refer to the notes to the consolidated financial statements included in LPG's Annual Report incorporated by reference herein for a description of the acquisition.

    (b) Amounts under this heading are included to assist the reader in analyzing LPG's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

    (c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

    (d) Represents income before extraordinary charge, excluding net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

    (e) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which LPG began to do with respect to a portion of its portfolio effective December 31, 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in LPG's Annual Report which is incorporated herein by reference.

    (f) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

    (g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of LPG's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

    (h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of LPG's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

    (i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of LPG and its consolidated subsidiaries that is required to be paid in cash.

S:\ACCTING\SECRPT\S-4CAP.896\LPGSFD.696
                                       19

                SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC

     The selected historical financial information set forth below was derived from the consolidated financial statements of ATC. The consolidated balance sheets of ATC at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Arthur Andersen LLP, independent public accountants, and are included in ATC's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with ATC's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of ATC's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                 Years ended December 31,                         June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                 (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................   $117.0    $138.3       $166.4    $201.9     $274.0     $122.7        $186.9
Investment activity:
   Net investment income.........................      8.1       8.7          9.4      11.0       23.2        8.1          21.3
   Net realized gains............................      (.1)       .4           .2         -         .1          -           1.3
Total revenues...................................    125.0     147.4        176.0     212.9      297.3      130.8         209.5
Interest expense.................................       .2        .2            -       1.0        3.3         .9           4.0
Total benefits and expenses......................    108.3     131.2        152.7     185.9      262.6      115.2         184.6
Income before income taxes.......................     16.7      16.2         23.3      27.0       34.7       15.6          24.9
Net income.......................................     11.0      10.7         14.6      18.4       23.7       10.7          16.8

PER SHARE DATA (a)
Net income, primary..............................     $.71      $.68         $.92     $1.14      $1.45       $.66         $1.01
Net income, fully diluted........................      .71       .68          .92      1.14       1.36        .66           .81
Book value per common share outstanding
   at period end.................................     5.95      6.66         7.51      8.65      10.77       9.32         10.50
Shares outstanding at period end.................     15.2      15.2         15.5      15.8       15.9       15.9          16.3
Average fully diluted shares outstanding.........     15.5      15.6         15.8      16.1       18.4       16.2          23.6

BALANCE SHEET DATA - PERIOD END
Total assets.....................................   $219.7    $240.9       $299.0    $400.8     $836.1     $435.5        $867.4
Notes payable (including convertible
   subordinated debentures) .....................      8.4         -         12.0      20.0      103.5       20.0         103.5
Total liabilities................................    129.3     139.7        182.8     264.5      665.3      287.8         696.4
Shareholders' equity.............................     90.4     101.2        116.2     136.3      170.8      147.7         171.0

OTHER FINANCIAL DATA (b)
Operating earnings (c)...........................    $11.1     $10.4        $14.5     $18.4      $23.6      $10.7         $15.9
Operating earnings per fully diluted common
   share (a), (c)................................      .71       .67          .91      1.14       1.35        .66           .77
Shareholders' equity excluding unrealized
   appreciation (depreciation) of fixed maturity
   securities (d)................................     90.4     101.2        116.2     136.3      160.6      147.7         181.9
Book value per common share outstanding
   excluding unrealized appreciation of fixed
   maturity securities (a), (d)..................     5.95      6.66         7.51      8.65      10.13       9.32         11.17
Ratio of debt to total capital (e):
   As reported...................................     .08X         -         .09X      .13X       .38X       .12X          .38X
   Excluding unrealized appreciation (d).........     .08X         -         .09X      .13X       .39X       .12X          .36X
Adjusted statutory capital (at period end) (f)...    $29.9     $30.5        $47.0     $58.0      $74.3      $59.0         $87.7
Adjusted statutory earnings (loss) (g)...........     (3.3)     (1.1)         4.3      11.3      (29.6)       8.2           7.4
Ratio of adjusted statutory earnings to
   cash interest (h).............................       (i)       (i)          (i)    11.3X         (i)      9.1X          2.1X




                                       20






(a) All share and per share amounts have been restated to reflect the April 10, 1996 three-for-two stock split.

(b) Amounts under this heading are included to assist the reader in analyzing ATC's financial position and result of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Represents net income excluding net realized gains (losses), net of income taxes.

(d) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which ATC began to do effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in ATC's Annual Report which is incorporated herein by reference.

(e) Represents the ratio of notes payable (including the Debentures) to the sum of shareholders' equity and notes payable (including the Debentures).

(f) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of ATC's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(g) Represents gains from operations before interest expense and income taxes of ATC's consolidated insurance subsidiaries as reported for statutory accounting purpose plus income before interest expense and income taxes of all non-life companies.

(h) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of ATC and its consolidated subsidiaries that is required to be paid in cash.

(i)  Not meaningful or not applicable.





S:\ACCTING\SECRPT\S-4ATC.896\ATCSFD4.696

                SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF

     The selected historical financial information set forth below was derived from the consolidated financial statements of CAF. The consolidated balance sheets of CAF at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent accountants, and are included in CAF's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with CAF's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of CAF's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                  Years ended December 31,                        June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                  (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................    $188.4     $219.5     $244.8     $263.3     $282.1     $139.0       $146.6
Investment activity:
   Net investment income.........................      17.5       22.8       33.5       41.0       48.6       23.3         27.2
   Net realized gains............................         -          -         .6          -          -          -           .1
Total revenues...................................     206.4      242.8      279.4      304.4      330.8      162.4        174.0
Interest expense.................................       1.2        1.6        1.5        2.3        2.4        1.3          1.0
Total benefits and expenses......................     162.2      189.8      210.8      235.7      259.2      126.3        132.4
Income before income taxes and cumulative effect
   of change in accounting for income taxes......      44.2       53.0       68.6       68.7       71.6       36.1         41.6
Income from cumulative effect of change in
   accounting for income taxes...................       3.7          -          -          -          -          -            -
Net income.......................................      32.6       35.0       43.5       44.8       46.0       23.0         27.1

PER SHARE DATA
Income before cumulative effect of change in
   accounting for income taxes, primary
   and fully diluted.............................     $1.77      $2.19      $2.36      $2.50      $2.64      $1.31        $1.55
Net income, primary and fully diluted............      2.00       2.19       2.36       2.50       2.64       1.31         1.55
Dividends declared per common share..............      .050       .255       .280       .320       .360       .180         .200
Book value per common share outstanding
   at period end.................................      5.68       9.61      11.58      13.34      16.71      14.48        16.83
Shares outstanding at period end.................      16.0       18.5       18.2       17.5       17.5       17.5         17.5
Average fully diluted shares outstanding.........      16.3       16.0       18.5       17.9       17.5       17.5         17.5

BALANCE SHEET DATA - PERIOD END
Total assets.....................................    $397.7     $556.8     $668.5     $793.1     $948.3     $850.6       $980.4
Notes payable....................................      21.0       20.0       22.0       24.0       24.0       28.0         29.5
Total liabilities................................     307.0      379.1      457.2      559.5      656.6      597.8        686.1
Shareholders' equity.............................      90.7      177.7      211.3      233.6      291.7      252.8        294.3

OTHER FINANCIAL DATA (a)
Operating earnings (b)...........................     $28.9      $35.0      $43.1      $44.8      $46.0      $23.0        $27.0
Operating earnings per primary and fully diluted
   common share (b)..............................      1.77       2.19       2.33       2.50       2.64       1.31         1.54
Shareholders' equity excluding unrealized
   appreciation of fixed maturity securities (c).      90.7      177.7      211.3      233.6      272.9      252.8        297.1
Book value per common share outstanding,
   excluding unrealized appreciation of fixed
   maturity securities (c).......................      5.68       9.61      11.58      13.34      15.63      14.48        16.99
Ratio of debt to total capital (d):
   As reported...................................      .19X       .10X       .09X       .09X       .08X       .10X         .09X
   Excluding unrealized appreciation (c).........      .19X       .10X       .09X       .09X       .08X       .10X         .09X
Adjusted statutory capital (at period end) (e)...     $48.3     $108.7     $108.0      $93.9      $88.5      $96.4        $99.5
Adjusted statutory earnings (f)..................      20.1       25.6       33.5       29.4       30.9       15.3         21.7
Ratio of adjusted statutory earnings to
   cash interest (g).............................     17.8X      16.9X      23.2X      13.0X      13.2X      12.5X        21.1X

                                                                 22





(a) Amounts under this heading are included to assist the reader in analyzing CAF's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Represents net income before cumulative effect of change in accounting for income taxes and net realized gains, net of income taxes.

(c) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which CAF began to do with respect to a portion of its portfolio effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in CAF's Annual Report which is incorporated herein by reference.

(d) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of CAF's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense and income taxes of CAF's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(g) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of CAF and its consolidated subsidiaries that is required to be paid in cash.



S:\ACCTING\SECRPT\S-4CAP.896\CAPSFD2.696

                SELECTED HISTORICAL FINANCIAL INFORMATION OF THI

     The selected historical financial information set forth below reflects a series of transactions which occurred on September 29, 1995, pursuant to which previously separate companies (all of which were wholly owned subsidiaries of Travelers Group Inc.) were combined with THI and the outstanding common stock of THI was distributed to the shareholders of Travelers Group Inc. The financial statements of THI for periods prior to the September 29, 1995 transactions, reflect the results of operations and the financial position of the previously separate companies as if such companies had been combined at the beginning of the periods presented using the pooling of interests method. The selected historical financial information was derived from the consolidated financial statements of THI. The consolidated balance sheets of THI at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent public accountants, and are included in THI's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with THI's Annual Report. The consolidated financial information as of December 31, 1992, and as of and for the year ended December 31, 1991, and the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of THI's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                   Years ended December 31,                       June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                 (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................   $342.7    $289.0      $256.9    $227.7      $190.2     $108.6       $ 55.6
Investment activity:
   Net investment income.........................     42.1      43.7        44.0      46.6       49.7        26.0         19.9
   Net realized gains (losses)...................      2.8      19.7        26.8      (3.4)       6.7          .4           .3
Total revenues...................................    399.6     368.1       331.0     270.9      246.6       135.0         76.4
Interest expense.................................       -         -           -         -         2.3          -           4.5
Expenses of spin-off and related transactions....       -         -           -         -         2.2          -            -
Loss on sale of long term care business..........       -         -           -         -        68.5          -            -
Total benefits and expenses......................    356.5     305.3       281.0     234.9      287.7       113.9         62.5
Income (loss) before income taxes and
   cumulative effect of change in
   accounting principle .........................     43.1      62.8        50.0      36.0      (41.1)       21.1         13.9
Cumulative effect of change in accounting
   principle.....................................       -         -          (.3)       -          -           -            -
Net income (loss)................................     30.3      42.7        32.6      23.0      (26.8)       14.0          9.0

PER SHARE DATA
Net income (loss), primary (a)...................                                             $(17.75)                  $ 3.85
Net income (loss), fully diluted (a).............                                              (17.75)                    2.42
Book value per fully diluted common share (b)....                                               66.59                    61.60
Shares outstanding at period end.................                                                 1.6                      1.6
Average fully diluted shares outstanding.........                                                 2.0                      3.1

BALANCE SHEET DATA - PERIOD END
Total assets.....................................   $740.0    $813.3      $890.7    $885.2     $950.5      $949.7       $924.5
Notes payable (including convertible
   subordinated debentures) .....................       -         -           -         -       110.3          -         108.3
Total liabilities................................    502.1     548.3       587.6     595.8      746.4       619.9        756.4
Shareholders' equity ............................    237.9     265.0       303.1     289.4      204.1       329.8        168.1



                                                                                                                Six months
                                                                                                                   ended
                                                                   Years ended December 31,                      June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                 (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (c)
Operating earnings (d)...........................   $ 28.5    $ 29.7      $ 15.5     $25.2     $ 15.4      $ 13.8        $ 8.8
Operating earnings per fully diluted common
   share (a), (d)................................                                                7.50                     2.35
Shareholders' equity excluding unrealized
   appreciation (depreciation) of fixed maturity
   securities (e)................................    237.9     265.0       303.1     312.2      180.9       317.5        164.6
Book value per common share outstanding
   excluding unrealized appreciation of fixed
   maturity securities (e).......................                                               58.80                    60.30
Ratio of debt to total capital (f):
   As reported...................................       (j)       (j)         (j)       (j)      .35X          (j)        .39X
   Excluding unrealized appreciation (e).........       (j)       (j)         (j)       (j)      .38X          (j)        .40X
Adjusted statutory capital (at period end) (g)...    $96.9    $122.2      $132.0    $130.7     $163.5      $129.2       $146.7
Adjusted statutory earnings (loss) (h)...........     28.0      39.3         8.1      24.5       51.8        10.9         19.3
Ratio of adjusted statutory earnings to
   cash interest (i).............................       (j)       (j)         (j)       (j)    45.98X          (j)       5.42X

(a) Per share data for the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year. Operating earnings per fully diluted share data for the year ended December 31, 1995, also include the dilutive effect of the issuance of the subordinated convertible notes from the date of issuance, September 29, 1995 (such equivalent shares were anti-dilutive for purposes of computing net loss per fully diluted share for the year ended December 31, 1995).

(b)  Book value per common share  reflects the dilution which would occur if the
     subordinated   convertible   notes  were  converted  to  common  stock  and
     outstanding options were exercised.

(c) Amounts under this heading are included to assist the reader in analyzing THI's financial position and result of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(d) Represents income before cumulative effect of change in accounting principle, excluding: (i) net realized gains (losses), net of income taxes;
     (ii) the loss on the sale of long term care business, net of income taxes; and (iii) expenses related to THI's September 29, 1995 spin-off and related transactions, net of income taxes.

(e) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which THI began to do effective January 1, 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in THI's Annual Report which is incorporated herein by reference.

(f) Represents the ratio of notes payable (including convertible subordinated debentures) to the sum of shareholders' equity and notes payable (including convertible subordinated debentures).

(g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of THI's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense and income taxes of THI's consolidated insurance subsidiaries as reported for statutory accounting purpose plus income before interest expense, expenses related to THI's September 29, 1995 spin-off, and income taxes of all non-life companies.

(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of THI and its consolidated subsidiaries that is required to be paid in cash.

(j)  Not applicable.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The summary unaudited pro forma consolidated financial information set forth below was derived from the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco". The summary unaudited pro forma consolidated financial information is based upon the historical and pro forma consolidated financial statements and related notes thereto of Conseco, LPG, ATC, CAF and THI incorporated by reference in this Joint Proxy Statement/Prospectus. This information should be read in conjunction with such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Joint Proxy Statement/Prospectus.

         The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma Conseco before the Merger" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the call of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed September 29, 1996;
(2) the acquisition of all of the outstanding common stock of ALH, not previously owned by Conseco, and related transactions (the "ALH Transaction") completed September 30, 1996; (3) the acquisition and merger of LPG completed effective June 30, 1996 (the "LPG Merger"); (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (8) the debt restructuring of ALH in the fourth quarter of 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the consolidated operating results for Conseco as if the Merger had occurred on January 1, 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the consolidated operating results for Conseco as if the following additional planned transactions had occurred on January 1, 1995:(1) the acquisition of all of the outstanding common stock of BLH not previously owned by Conseco and related transactions (the "BLH Transaction"); (2) the CAF Merger; (3) the planned issuance of $350.0 million of
9.25 percent tax deductible preferred securities ("Preferred Securities") and the use of the proceeds to reduce outstanding debt (the "Preferred Securities Offering"); and (4) the THI Merger.

         The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the application of certain pro forma adjustments for the LPG Merger, the Series D Call and the ALH Transaction, which have already occurred. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the financial position of Conseco as if the Merger had occurred on June 30, 1996. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the financial position of Conseco as if the following additional planned transactions had occurred on June 30, 1996: (1) the BLH Transaction; (2) the CAF Merger; (3) the Preferred Securities Offering; and (4) the THI Merger.

         The summary unaudited pro forma financial information for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, is provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of Conseco. Conseco anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. The Merger, the CAF Merger and the THI Merger will be accounted for under the purchase method of accounting. The BLH Transaction will be accounted for using the step acquisition method of accounting.

                                                      Year ended December 31, 1995              Six months ended June 30, 1996
                                                 --------------------------------------    ---------------------------------------
                                                                          Pro forma for                              Pro forma for
                                                 Pro forma                  the Merger     Pro forma                  the Merger
                                                  Conseco    Pro forma      and other       Conseco       Pro forma    and other
                                                before the    for the        planned       before the       for the      planned
                                                  Merger       Merger      transactions      Merger         Merger    transactions
                                                  ------       ------      ------------      ------         ------    ------------
                                                                 (amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income........................   $1,752.8    $2,026.7      $2,498.7     $   897.2        $1,084.1     $1,286.3
Investment activity:
    Net investment income......................    1,461.1     1,486.1       1,574.0         719.4           741.4        783.7
    Net trading income (losses) ...............        2.5         2.5           2.5          (7.3)           (7.3)        (7.3)
    Net realized gains  .......................      220.3       222.5         222.0          15.4            19.0         19.0
Total revenues.................................    3,498.4     3,799.5       4,358.9       1,685.4         1,897.9      2,143.0
Interest expense on notes payable..............      143.5       145.5         161.9          67.6            70.1         78.5
Total benefits and expenses....................    3,001.7     3,278.2       3,771.9       1,423.9         1,616.5      1,822.7
Income before income taxes, minority interest
    and extraordinary charge...................      496.7       521.3         587.0         261.5           281.4        320.3
Income before extraordinary charge.............      283.1       295.2         348.6         148.9           159.9        191.9

PER SHARE DATA
Income before extraordinary charge, primary....      $3.74       $3.32         $3.33         $1.93           $1.77        $1.82
Income before extraordinary charge, fully
    diluted....................................       3.72        3.15          3.17          1.91            1.69         1.74
Book value per common share outstanding
    at period end..............................                                              24.29           28.17        30.11
Shares outstanding at period end...............       65.7        78.8          88.5          66.9            80.0         89.7
Average fully diluted shares outstanding.......       76.0        94.1         103.8          77.8            95.9        105.6

BALANCE SHEET DATA - PERIOD END
Total assets...................................                                          $23,058.3       $24,540.6    $26,644.5
Notes payable for which Conseco is directly
    liable.....................................                                            1,198.5         1,468.9      2,183.6
Notes payable of BLH, not direct obligations
    of Conseco.................................                                              437.9           437.9            -
Total liabilities..............................                                           21,015.7        21,869.2     23,233.3
Minority interest..............................                                              150.7           150.7         93.2
Shareholders' equity ..........................                                            1,891.9         2,520.7      3,318.0




                                                    Year ended December 31, 1995               Six months ended June 30, 1996
                                                ---------------------------------------    ---------------------------------------
                                                                          Pro forma for                              Pro forma for
                                                Pro forma                   the Merger     Pro forma                  the Merger
                                                 Conseco     Pro forma      and other       Conseco       Pro forma    and other
                                               before the     for the        planned       before the      for the      planned
                                                 Merger        Merger      transactions      Merger         Merger    transactions
                                                 ------        ------      ------------      ------         ------    ------------
                                                                 (amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (a)
Premiums collected (b)........................  $3,671.8      $3,945.8      $4,418.1       $1,781.7        $1,968.6    $2,170.8
Operating earnings (c)........................     231.0         241.7         295.2          136.0           144.7       175.9
Operating earnings per fully diluted
    common share (c)..........................      3.04          2.58          2.65           1.75            1.54        1.59
Shareholders' equity excluding unrealized
     appreciation (depreciation) of fixed
    maturity securities (d)...................                                              1,948.3         2,577.1     3,374.4
Book value per common share outstanding,
    excluding unrealized appreciation
    (depreciation) of fixed maturity
    securities (d)............................                                                25.13           28.87       30.74
Ratio of debt for which Conseco is directly
    liable to total capital of Conseco only (e):
       As reported............................                                                 .39X            .37X        .39X
       Excluding unrealized appreciation
         (depreciation) (d)...................                                                 .38X            .36X        .39X
       Excluding unrealized appreciation
         (depreciation) and assuming conversion
         of ATC's Convertible Subordinated
         Debentures into Conseco Common
         Stock (d)............................                                                                 .30X        .34X
Adjusted statutory capital (at period end) (f)  $1,508.6      $1,582.9      $1,834.9       $1,515.6        $1,603.3    $1,849.5
Adjusted statutory earnings (g)...............     440.7         411.1         493.8          231.6           239.0       279.4
Ratio of adjusted statutory earnings to cash
    interest (h)..............................     3.08X         2.78X         3.02X          3.42X           3.31X       3.50X

  (a) Amounts under this heading are included to assist the reader in analyzing Conseco's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.

  (b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

  (c) Represents pro forma income before extraordinary charge, excluding net trading income (net of income taxes), net realized gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).

  (d) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

  (e) Represents the ratio of pro forma notes payable for which Conseco is directly liable to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable and (in the case of the column headed "Pro forma for the Merger and other planned transactions") minority interest.

  (f) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's pro forma life insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

  (g) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's pro forma life insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of Conseco's pro forma non-life subsidiaries.


                                                                28




  (h) Represents the pro forma ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and its pro forma subsidiaries that is required to be paid in cash.

                                       29

S:\ACCTING\SECRPT\S-4ATC.896\SUMMAR4.PRO

             COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND ATC

         The following table sets forth selected historical per share data of Conseco, LPG, ATC, CAF and THI and corresponding pro forma and pro forma equivalent per share amounts for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, giving effect to the LPG Merger, the Series D Call, the ALH Transaction, the Merger, the CAF Merger, the BLH Transaction, the Preferred Securities Offering and the THI Merger. Pro forma equivalent amounts are presented assuming that the Conseco Share Price will be $48.00, so that each share of ATC Common Stock is exchanged for .7298 shares of Conseco Common Stock in the Merger. The information presented is derived from the consolidated financial statements and related notes thereto included in Conseco's Annual Report, LPG's Annual Report, ATC's Annual Report, CAF's Annual Report, THI's Annual Report (all of which are incorporated by reference herein) and the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Joint Proxy Statement/Prospectus. The information should be read in conjunction with such materials. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The pro forma financial information is provided for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the above transactions been consummated at the beginning of the periods presented, or of future results.

                                                                                                Year ended        Six months
                                                                                               December 31,     ended June 30,
                                                                                                   1995              1996
                                                                                                   ----              ----
Net income (loss) before extraordinary charge per fully diluted common share:
   Historical:
     Conseco..................................................................................     $ 4.26         $  1.88
     LPG......................................................................................       (.49)            .56
     ATC......................................................................................       1.36             .81
     CAF......................................................................................       2.64            1.55
     THI......................................................................................     (17.75) (a)       2.42
   Pro forma:
     Conseco before the Merger................................................................     $ 3.72          $ 1.91
     Adjusted for the Merger..................................................................       3.15            1.69
     Further adjusted for the CAF Merger, the THI Merger  and other planned transactions......       3.17            1.74
     Equivalent for one share of ATC Common Stock.............................................       2.31            1.27

Dividends per common share:
   Historical:
     Conseco..................................................................................     $ .093         $  .040
     LPG......................................................................................       .110            .060
     ATC......................................................................................        -                -
     CAF......................................................................................       .360            .200
     THI......................................................................................        -               -
   Pro forma:
     Conseco before the Merger................................................................     $ .093          $ .040
     Adjusted for the Merger..................................................................       .093            .040
     Further adjusted for the CAF Merger, the THI Merger and other planned transactions.......       .093            .040
     Equivalent for one share of ATC Common Stock.............................................       .068            .029

Book value per common share:
   Historical:
     Conseco..................................................................................                     $17.68
     LPG......................................................................................                      12.47
     ATC......................................................................................                      10.50
     CAF .....................................................................................                      16.83
     THI......................................................................................                      61.60  (b)
   Pro forma:
     Conseco before the Merger................................................................                     $24.29
     Adjusted for the Merger..................................................................                      28.17
     Further adjusted for the CAF Merger, the THI Merger  and other planned transactions......                      30.11
     Equivalent for one share of ATC Common Stock.............................................                      21.97

(a) Per share data for the year ended December 31, 1995 is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year.

(b) Book value per common share reflects the dilution which would occur if THI's subordinated convertible notes were converted into common stock and outstanding options were exercised.


S:\ACCTING\SECRPT\S-4ATC.896\PERSHAR4.ATC

                                MARKET PRICE DATA

         Market prices for the shares of Conseco Common Stock are reported on the NYSE, and market prices for the shares of ATC Common Stock are reported on the NASDAQ National Market. The table below sets forth for the periods indicated the high and low sale prices of Conseco Common Stock and ATC Common Stock and the dividends paid per share of Conseco Common Stock. ATC has not paid dividends on ATC Common Stock. For current price information with respect to the Conseco Common Stock and ATC Common Stock, shareholders are urged to consult publicly available sources.


                                               Conseco Common Stock                     ATC Common Stock

                                            High       Low    Dividends                 High        Low
                                           ------   ---------  ---------               -------     ------

1994

  First Quarter . . . . . . . . . . . . . . $32.125  $26.563  $0.0625                   $ 9.875  $  7.25
  Second Quarter. . . . . . . . . . . . . .  29.063   23.188   0.0625                     9.375     7.313
  Third Quarter . . . . . . . . . . . . . .  26.188   21.625   0.0625                     11.75     8.75
  Fourth Quarter. . . . . . . . . . . . . .  23.125   17.938   0.0625                        12     8.875

1995

  First Quarter . . . . . . . . . . . . . .  24.313   16.25    0.0625                    13.625  $ 10.563
  Second Quarter. . . . . . . . . . . . . .  23.313   19.563   0.0625                    13.438    10.938
  Third Quarter . . . . . . . . . . . . . .  26.625   22.75    0.01                      12.875    10.563
  Fourth Quarter. . . . . . . . . . . . . .  31.563   25.438   0.01                      18.75     12.125

1996

  First Quarter . . . . . . . . . . . . . .  36.313   29.875   0.01                      20.917  $ 17.417
  Second Quarter. . . . . . . . . . . . . .  40.75    34.75    0.02                      23.875    17.25
  Third Quarter . . . . . . . . . . . . . .  49.375   35.25    0.02                      33.375    19.50


         The information set forth in the table below presents: (1) the closing price for shares of Conseco Common Stock and ATC Common Stock on August 23, 1996, the last day on which trading occurred prior to the public announcement of the Merger Agreement and on ________________, 1996, the last full trading day for which information was available prior to the mailing of the Joint Proxy Statement/Prospectus and (2) the "Equivalent Per Share Price" (as hereinafter defined) of ATC Common Stock on August 23, 1996 and _____________, 1996. The "Equivalent Per Share Price" of ATC Common Stock represents the closing price per share of Conseco Common Stock reported on the NYSE, multiplied by .7574 and _____ assuming consummation of the Merger had occurred on August 23, 1996 and
_________, 1996, respectively. The amount and value of the Merger Consideration to be received by holders of the ATC Common Stock can be determined only at the date the Merger is consummated. See "The Merger Agreement - Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                                                                                                              ATC
                                                          Conseco                    ATC                  Common Stock
                                                           Common                   Common               Equivalent Per
                 Per Share Price                           Stock                    Stock                 Share Price
                 ---------------                           -----                    -----                 -----------

August 23, 1996.................................           $ 42.00                  $ 28.38               $ 31.81
___________, 1996...............................


         Listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger is a condition to consummation of the Merger.

         Conseco and ATC shareholders are urged to obtain a current market quotation for the Conseco Common Stock and the ATC Common Stock. No assurance can be given as to the future prices of, or markets for, Conseco Common Stock or ATC Common Stock.

                         INFORMATION CONCERNING CONSECO

Background

         Conseco is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and other financial services businesses and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

         On August 2, 1996, the Company completed the LPG Merger and LPG became a wholly-owned subsidiary of Conseco. 16.3 million shares of Conseco Common Stock were issued in connection with the LPG Merger, and Conseco assumed notes payable of LPG of $249.5 million. The subsidiaries of LPG sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.

         On September 30, 1996, Conseco completed the acquisition of all of the common shares of ALH not already owned by Conseco for approximately $165 million in cash. ALH is a provider of retirement savings annuities.

         Conseco currently holds major ownership interests in the following life insurance businesses: (1) BLH, a NYSE-listed company in which Conseco currently holds a 90.5 percent ownership interest (and which is the parent company of Bankers Life and Casualty Company ("Bankers Life")); (2) ALH, formerly The Statesman Group, Inc., in which Conseco holds a 59.2 percent ownership interest and BLH holds the remaining 40.8 percent ownership interest; (3) Great American Reserve Insurance Company ("Great American Reserve") and Beneficial Standard Life Insurance Company ("Beneficial Standard"), in which Conseco has had an ownership interest since their acquisition by Conseco Capital Partners, L.P. and which became wholly-owned subsidiaries in August 1995; (4) the subsidiaries of LPG, which are now wholly-owned subsidiaries of Conseco, including Philadelphia Life Insurance Company ("Philadelphia Life"), Massachusetts General Life Insurance Company ("Massachusetts General Life") and Lamar Life Insurance
Company ("Lamar Life"); and (5) Bankers National Life Insurance Company ("Bankers National"), National Fidelity Life Insurance Company ("National Fidelity") and Lincoln American Life Insurance Company ("Lincoln American"), all of which are wholly owned by Conseco and which have profitable blocks of in-force business, although new product sales are currently not being pursued. BLH and its subsidiaries are collectively referred to hereinafter as BLH.

Life Insurance Operations

         Conseco's  insurance  operations are conducted  through three segments:
(1) senior market operations, consisting of the activities of BLH; (2) annuity operations, consisting of the activities of Great American Reserve and Beneficial Standard; and (3) life insurance operations, consisting of the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, as well as National Fidelity, Bankers National and Lincoln American.

         Senior Market Operations. BLH, with total assets of approximately $4.9 billion at June 30, 1996, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,200 career agents. Most of BLH's agents sell only BLH policies. Approximately 56 percent of the $1,513.8 million of total premiums and annuity deposits collected by BLH in 1995 (and approximately 59 percent of $757.9 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries.

         Annuity Operations. The annuity companies, with total assets of approximately $5.5 billion at June 30, 1996, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (1) approximately 3,000 educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (2) approximately 9,000 professional independent producers, who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 87 percent of the $709.8 million of total premiums collected by the annuity companies in 1995 (and approximately 88 percent of the $347.5 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of annuity products. Effective September 30, 1996, this segment includes ALH after its acquisition by Conseco. ALH, with total assets of approximately $6.1 billion at June 30, 1996, is engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. ALH markets those products through a general agency and insurance brokerage system comprised of approximately 25,000 independent licensed agents. Approximately 91 percent of the $825.6 million of total premiums and annuity deposits collected by ALH in 1995 (and approximately 91 percent of the $358.7 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of deferred annuities. On September 30, 1996, Conseco completed the acquisition of the shares of ALH common stock not already owned by Conseco for approximately $165 million in cash.

         Life Insurance Operations. Life insurance operations include the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, beginning with their acquisition in the third quarter of 1996. These companies distribute universal life insurance products using two primary marketing systems--the client company system and the regional director system--comprising a total of approximately 25,000 professional independent producers. Approximately 74 percent of the $497.3 million of total insurance premiums and annuity deposits collected by LPG in 1995 (and approximately 72 percent of the $280.1 million of total insurance premium and annuity deposits collected in the first six months of 1996) was from the sale of life insurance products, primarily universal life insurance. Segment activities also include Conseco's other wholly owned life insurance subsidiaries--Bankers National Life, National Fidelity Life and Lincoln American Life--which have profitable in-force blocks of annuity and life products, but do not currently market their products to new customers.

Fee-Based Operations

         Conseco's subsidiaries provide various services to affiliated and unaffiliated clients. Conseco Capital Management, Inc. manages approximately $28 billion of invested assets at June 30, 1996, including $17.2 billion of assets of affiliated companies. Marketing Distribution Systems Consulting Group, Inc. provides marketing services to financial institutions related to the distribution of insurance and investment products. Conseco Risk Management, Inc. distributes property and casualty insurance products as an independent agency. Conseco Mortgage Capital, Inc. originates and services mortgages.

Total fees from affiliates and nonaffiliates were $69.2 million and $54.3 million for 1995 and the first six months of 1996. To the extent that these services are provided to entities that are included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when Conseco adds new clients (either affiliated or unaffiliated) and when Conseco increases the fee-producing activities conducted for clients. Effective January 1, 1996, Conseco's subsidiaries entered into new service agreements with its service subsidiaries. Such new agreements had the effect of increasing revenues from fee-based operations by $21.9 million in the first six months of 1996, but had no effect on consolidated net income.

         In addition to Conseco's fee-based operations, Conseco Private Capital Group, Inc. makes direct strategic investments in growing companies, providing these firms with the capital or financing they need to continue their growth, make acquisitions or realize the potential of their businesses.

Other Pending Acquisitions by Conseco

         CAF. On August 25, 1996, Conseco and CAF entered into an Agreement and Plan of Merger (the "CAF Merger Agreement") pursuant to which CAF will be merged with and become a wholly-owned subsidiary of Conseco. Under the CAF Merger Agreement, each of the approximately 17.8 million issued and outstanding shares of common stock of CAF would be converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined below), if any, and (2) the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $6.50 by the Trading Value (as hereinafter defined). The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 20 consecutive trading days immediately preceding the second trading day prior to the date of the CAF Merger. The "Time Factor" will be equal to $0.25 if the CAF Merger does not occur by December 10, 1996, which amount will increase by an additional $0.25 on the tenth day of each month thereafter until the CAF Merger is consummated.

         THI. On September 25, 1996, Conseco and THI entered into an Agreement and Plan of Merger (the "THI Merger Agreement") pursuant to which THI will be merged with and into Conseco, with Conseco being the surviving corporation. Under the THI Merger Agreement, each of the outstanding shares of common stock of THI would be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $70.00 by the Conseco/THI Share Price (as hereinafter defined). The "Conseco/THI Share Price" shall be equal to the Trading Average (as hereinafter defined); provided, however, that if the Trading Average is less than $38.25, then the Conseco/THI Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco/THI Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 10 consecutive trading days immediately preceding the second trading day prior to the date of the THI Merger.

         BLH. Conseco also announced on August 26, 1996 that it intends to merge with BLH in a transaction in which each of the 4.7 million shares of BLH Common Stock not already owned by Conseco would be converted into the right to receive $25.00 in Conseco Common Stock.

         Consummation of the Merger is not conditioned upon consummation by Conseco of the other pending acquisitions. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco."

General Information Concerning Conseco

         Conseco's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco is (317) 817-6100.

         For a more detailed description of the business of Conseco, including information concerning ALH and BLH, see the description set forth in Conseco's Annual Report, which is incorporated herein by reference. For additional information concerning CAF, see the description set forth in CAF's Annual Report, which is incorporated herein by reference. For additional information concerning LPG, see the description set forth in LPG's Annual Report, which is incorporated herein by reference. For additional information concerning THI, see the description set forth in THI's Annual Report, which is incorporated herein by reference.

                           INFORMATION CONCERNING ATC

General
         ATC is an insurance holding company, the operations of which are conducted through its insurance subsidiaries, American Travellers Life Insurance Company ("ATL"), United General Life Insurance ("UGL") and American Travellers Insurance Company of New York ("ATICNY"), and through its insurance agency subsidiary, American Travellers Insurance Services Company, Inc. ("ATIS"). ATC, through its operating subsidiaries, is licensed to market its products in 46 states, the District of Columbia, and the U.S. and British Virgin Islands.

         ATC is a leading marketer and underwriter of long term care insurance. ATC's long term care products consist of both nursing home and home health care policies which provide limited benefit payments primarily to senior citizens. ATC also markets and underwrites other supplemental accident and health insurance policies, as well as life insurance. As of June 30, 1996, ATC's long term care products accounted for approximately 90 percent of its annualized premiums in force of $393.3 million. ATC has experienced substantial growth in both premiums and net income, which have increased from 1993 through 1995 at compounded annual rates of 28.3 percent and 27.3 percent, respectively. Since 1988, ATC has completed eight acquisitions of existing books of business from other companies.

Product Lines

         ATC's primary focus has been, and continues to be, the sale of long term care insurance. ATC's other lines of insurance include (1) Medicare supplement, (2) hospital indemnity, (3) cancer, (4) disability income, (5) various accident and health riders, and (6) life insurance. Coverages are generally provided on an individual basis rather than on a group basis.

Long Term Care Insurance

         ATC's long term care products generally fall into one of two categories: (1) nursing home care coverage, and (2) home health care coverage. Some of ATC's products provide for a combination of both nursing home and home health care benefits. Nursing home care coverage primarily provides for a fixed indemnity benefit during periods of covered nursing home confinement. Home health care coverage primarily provides for benefit payments based on expenses incurred, subject to maximum hourly or daily limits. In addition to basic nursing home care or home health care benefits, some products also provide benefits for such expenses as prescription drugs (prescribed for use while the policyholder is confined in a nursing home or is receiving home health care), ambulance service and homemaker services. In addition, some policies include a rider, known as the "Alternative Plan of Care," that provides benefits for facilities or services other than nursing home care to the extent the insured would otherwise have required nursing home confinement.



Marketing

         Policies are marketed primarily through a network of over 22,400 independent agents and, to a lesser extent, by sponsored agents through ATIS, and by sponsored agents who market products to members of the Veterans of Foreign Wars of Pennsylvania, an organization which endorses ATC's products.

Other

         For a more detailed description of the business of ATC, see the description set forth in ATC's Annual Report, which is incorporated herein by reference.

         ATC's executive offices are located at 3220 Tillman Drive, Bensalem, Pennsylvania 19020 and its telephone number is (215) 244-1600.

                              SHAREHOLDER MEETINGS

General

         This Joint Proxy Statement/Prospectus is being furnished to holders of shares of Conseco Stock in connection with the solicitation of proxies by the Conseco Board of Directors for use at the Conseco Special Meeting to be held on __________, 1996, at ________________________________ _____________________,
commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus is also being furnished to holders of ATC Common Stock in connection with the solicitation of proxies by the ATC Board of Directors for use at the ATC Special Meeting to be held on ___________, 1996 at ____________, _____________, Pennsylvania, commencing at
10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed with the Commission as part of the Registration Statement under the Securities Act relating to the shares of Conseco Common Stock issuable in connection with the Merger. This Joint Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to shareholders of Conseco and ATC on or about _____________, 1996.

Matters to be Considered at the Meetings

         Conseco. At the Conseco Special Meeting, holders of shares of Conseco Stock will consider and vote upon (1) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the Conseco Special Meeting or any adjournments or postponements thereof.

         The Conseco Board of Directors has unanimously approved the Merger Agreement and recommends that Conseco shareholders vote FOR approval and adoption of the Merger Agreement. See "The Merger -- Background of the Merger" and "- Conseco's Reasons for the Merger; Recommendation of the Conseco Board of Directors."

         Holders of shares of Conseco Stock will not be entitled to appraisal or dissenters rights as a result of the Merger.

         ATC. At the ATC Special Meeting, holders of shares of ATC Common Stock will consider and vote upon (1) a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the ATC Special Meeting or any adjournments or postponements thereof.

         The ATC Board of Directors has unanimously approved the Merger Agreement and recommends that ATC shareholders vote FOR approval and adoption of the Merger Agreement. See "The Merger -- Background of the Merger" and "- ATC's Reasons for the Merger; Recommendation of the ATC Board of Directors."

         Holders of shares of ATC Common Stock will be entitled to dissenters rights under the PBCL as a result of the Merger. See "The Merger -- Dissenters' Rights."

Voting at the Meetings; Record Date; Quorum

         Conseco. The Conseco Board of Directors has fixed ___________, 1996 as the Conseco Record Date. Accordingly, only holders of record of shares of Conseco Common Stock and Conseco PRIDES on the Conseco Record Date will be entitled to notice of and to vote, together as a single class, at the Conseco Special Meeting. As of the Conseco Record Date, there were ___________ shares of Conseco Common Stock outstanding and entitled to vote, and ______________ shares of Conseco PRIDES outstanding and entitled to vote. Each holder of record of shares of Conseco Common Stock on the Conseco Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share of Conseco Common Stock on the Merger Agreement and such other matters properly submitted for the vote of the Conseco shareholders at the Conseco Special Meeting. Each holder of record of shares of Conseco PRIDES on the Conseco Record Date is entitled to cast, either in person or by properly executed proxy, four-fifths (4/5) of one vote per share of Conseco PRIDES on the Merger Agreement and such other matters properly submitted for the vote of the Conseco shareholders at the Conseco Special Meeting. The presence at the Conseco Special Meeting, in person or by properly executed proxy, of the holders of Conseco Common Stock and Conseco PRIDES entitled to cast a majority of the votes at the Conseco Special Meeting is necessary to constitute a quorum at the Conseco Special Meeting.

         The approval by a majority of the votes entitled to be cast by holders of Conseco Stock is required for approval of the Merger Agreement. Shares subject to abstentions will be treated as shares that are present at the Conseco Special Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will not be considered as votes cast for purposes of determining the number of Conseco shareholders that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as a vote against the approval and adoption of the Merger Agreement or any other matter submitted to the Conseco shareholders which requires a percentage of the total number of votes entitled to be cast for approval.

         As of September 20, 1996, the executive officers and directors of Conseco (as a group, ten persons) were entitled to vote 6,598,074 shares of Conseco Common Stock and no shares of Conseco PRIDES, representing approximately
9.4 percent of the outstanding votes of Conseco Stock entitled to be cast as of such date. The executive officers of Conseco (as a group, five persons) were entitled to vote 5,659,227 shares of Conseco Common Stock and no shares of Conseco PRIDES, representing approximately 8.1 percent of the outstanding votes of Conseco Stock entitled to be cast as of such date. The executive officers are obligated pursuant to written agreements with ATC to vote such shares in favor of the approval and adoption of the Merger Agreement at the Conseco Special Meeting.

         The following table sets forth information as of September 20, 1996, regarding ownership of Conseco Common Stock (excluding shares held by subsidiaries not entitled to vote) by the only persons known to own beneficially more than five percent thereof, by the directors individually, by the executive officers individually, and by all executive officers and directors of Conseco as a group. Where any footnote indicates that shares included in the table are owned by, or jointly with, family members or by an affiliate of such person, the executive officer or director may be deemed to exercise shared voting and investment power with respect to those shares, unless otherwise indicated. The amounts shown below for each of the directors and executive officers do not include (i) stock options which are not exercisable within 60 days of September 20, 1996 providing for the right to purchase an aggregate of 6,373,250 shares of Conseco Common Stock and (ii) an aggregate of 1,449,517.6 units

(each representing one share of Conseco Common Stock) under Conseco's Amended and Restated Stock Bonus and Deferred Compensation Program and the Conseco 1994 Stock and Incentive Plan. The executive officers and directors do not own any shares of any other class of equity securities of Conseco.


                                                                                                Shares Owned and
                       Name and Address (1)                                                  Percentage of Ownership
                       -------------------                                                  -----------------------

Five- percent Owners:

       Stephen C. Hilbert ....................................................................  3,430,614 (2)    5.0%
       11825 North Pennsylvania Street
       Carmel, Indiana 46032

       Alex Brown Investment Management.......................................................  7,115,626 (3)   10.6%
       135 East Baltimore Street
       Baltimore, Maryland 21201

Directors and Executive Officers:

         Ngaire E. Cuneo.......................................................................   480,546 (4)      *

         David R. Decatur, M.D..................................................................   18,802          *

         Rollin M. Dick........................................................................ 1,722,226 (5)    2.6%

         Louis P. Ferrero........................................................................   6,000 (6)       *

         Donald F. Gongaware................................................................... 1,721,150 (7)    2.6%

         M. Phil Hathaway.......................................................................   54,128 (8)       *

         Stephen C. Hilbert.................................................................... 3,430,614 (2)    5.0%

         Lawrence W. Inlow......................................................................1,455,009 (9)    2.2%

         James D. Massey........................................................................   54,993 (10)      *

         Dennis E. Murray, Sr.................................................................... 828,924 (11)   1.2%

         All executive officers and directors
         as a group (10 persons)..............................................................  9,772,392 (12)  14.0%



*  less than 1%

(1)  Address given for five-percent owners only.



                                       40




(2) Of these shares, 620,254 are owned by irrovacable trusts as to which Mr. Hilbert has sole voting and investment power, and 1,155,370 are subject to options held by Mr. Hilbert which are exercisable within 60 days.

(3) According to a Schedule 13G dated February 21, 1996, filed with the Securities and Exchange Commission, the holder is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The holder has indicated that it has sole voting power with respect to 2,141,356 of such shares and sole dispositive power as to all of the shares.

(4) Of these shares, 358,998 are subject to options held by Ms. Cuneo which are exercisable within 60 days.

(5) Of these shares, 293,360 are owned by Mr. Dick's wife, 197,662 are owned by a charitable foundation as to which shares he shares voting and investment power, 375,940 are owned by a limited partnership in which Mr. Dick and his wife are the general partners, 418,650 are subject to options held by Mr. Dick which are exercisable within 60 days and 590 are attributable to Mr. Dick's account under the ConsecoSave Plan, a 401(k) savings plan. Mr. Dick expressly disclaims beneficial ownership of all shares owned by his wife and the charitable foundation.

(6) All of these shares are subject to options held by Mr. Ferrero which are exercisable within 60 days.

(7) Of these shares, 62,000 are owned by Mr. Gongaware's wife, 140,000 are owned by a charitable trust as to which shares he shares voting and investment power, 36,000 are owned by irrevocable trusts as to which Mr. Gongaware's wife has sole voting and investment power, 558,650 are subject to options held by Mr. Gongaware which are exercisable within 60 days and 460 are attributable to Mr. Gongaware's account under the ConsecoSave Plan. Mr. Gongaware expressly disclaims beneficial ownership for all shares owned by his wife and the trusts as to which she has sole voting and investment power.

(8) Of these shares, 8,000 are owned by Mr. Hathaway's wife, and 6,000 are subject to options held by Mr. Hathaway which are exercisable within 60 days. Mr. Hathaway expressly disclaims beneficial ownership of all shares owned by his wife.

(9) Of these shares, 187,985 are owned by irrevocable trusts as to which Mr. Inlow has sole voting and investment power, 658,650 are subject to options held by Mr. Inlow which are exercisable within 60 days and 508 are attributable to Mr. Inlow's account under the ConsecoSave Plan.

(10) Of these shares, 6,000 are subject to options held by Mr. Massey which are exercisable within 60 days.

(11) Of these shares, 592,000 are owned by retirement plan trusts as to which Mr. Murray shares voting and investment pwer, and 6,000 are subject to options held by Mr. Murray which are exercisable within 60 days.

(12) Includes 3,174,318 shares subject to outstanding stock options which are exercisable within 60 days.


     ATC. The ATC Board of Directors has fixed ___________, 1996 as the ATC Record Date. Accordingly, only holders of record of shares of ATC Common Stock on the ATC Record Date will be entitled to notice of and to vote at the ATC Special Meeting. As of the ATC Record Date, there were __________ shares of ATC Common Stock outstanding and entitled to vote. Each holder of record of shares of ATC Common Stock on the ATC Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the ATC shareholders at the ATC Special Meeting. The presence at the ATC Special Meeting, in person or by properly executed proxy, of the holders of stock representing a majority of the voting power of all outstanding shares of ATC Common Stock is necessary to constitute a quorum at the ATC Special Meeting.

     The approval and adoption by ATC of the Merger Agreement will require the affirmative vote of at least a majority of the votes cast by all holders of ATC Common Stock entitled to vote thereon. Shares subject to abstentions and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular proposal will be treated as shares that are present at the ATC Special Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the shareholders has been obtained on a particular proposal. Accordingly, abstentions and brokers non-votes will have the same practical effect as a vote against the approval and adoption of the Merger Agreement or on any other matter submitted to the ATC shareholders.

     As of September 20, 1996, the executive officers and directors of ATC and the Trustees were entitled to vote 1,738,549 shares of ATC Common Stock, or approximately 10.7 percent of the number of shares of ATC Common Stock outstanding and entitled to vote as of such date. John A. Powell and the Trustees were entitled to vote 1,556,733 shares of ATC Common Stock, or approximately 9.6 percent of the number of shares of ATC Common Stock outstanding and entitled to vote as of such date and such persons are obligated, pursuant to written agreements with Conseco, to vote their shares at the ATC Special Meeting in favor of adoption of the Merger Agreement.

     The following table sets forth information as of September 20, 1996 regarding ownership of ATC Common Stock by the only persons known to own beneficially more than five percent thereof, by the directors individually, by certain of the executive officers individually, and by all executive officers and directors of ATC as a group. Unless otherwise indicated, each person has sole voting and investment power over the shares deemed to be beneficially owned by such person.

                                                                                                Shares Owned and
                       Name and Address (1)                                                Percentage of Ownership
                       --------------------                                                ------------------------

Five- percent Owners:

         John A. Powell......................................................................2,011,540 (2)    11.3%
         3220 Tillman Drive
         Bensalem, Pennsylvania 19020

         Brinson Partners, Inc...............................................................1,307,994 (3)     8.1%
         209 South La Salle Street
         Chicago, Illinois 60604-1295


                                       42




         Trust under Deed of Trust of Francis E. Powell, Jr...................................1,062,693 (4)     6.5%
         c/o Ramon R. Obod, Esquire
         2000 Market Street, 10th Floor
         Philadelphia, Pennsylvania 19103


Directors and Executive Officers:

         Susan T. Mankowski.....................................................................174,250 (2)     1.1%

         Walter E. Conrad........................................................................83,956 (2)      *

         Walter J. Diener........................................................................58,500 (5)      *

         Thomas J. Parry.........................................................................53,500 (2)      *

         Alice E. Powell.........................................................................53,500 (2)(4)   *

         Ramon R. Obod...........................................................................53,355 (2)(4)   *

         Arnold H. Keehn.........................................................................42,150 (2)      *

         Ronald J. Holmer........................................................................40,857  (2)(6)  *

         Benedict J. Iacovetti...................................................................21,750  (2)     *

         Ernest Iannucci.........................................................................13,250  (2)     *

         Henry G. Hager.......................................................................... 5,500  (2)     *

         Directors and officers as a group (15 persons).......................................2,790,813  (2)   15.2%



*  less than 1%

(1)  Address given for five-percent owners only.

(2) John A. Powell, Susan T. Mankowski, Walter E. Conrad, Thomas J. Parry, Alice E.Powell, Ramon R. Obod, Arnold H. Keehn, Ronald J. Holmer, Benedict J. Iacovetti, Ernest Iannucci, Henry G. Hager and the directors and officers of ATC as a group may acquire 1,517,500, 151,750, 22,000, 52,000, 52,000, 38,750,
40,500,  33,500,  21,750,  11,750,  4,000 and  2,113,375  shares,  respectively, pursuant to stock options which are currently exercisable or become exercisable within sixty (60) days, which numbers of shares are included in the respective numbers of shares beneficially owned.


                                       43




(3) Brinson Partners, Inc. ("BPI") has indicated in a Schedule 13-G dated February 9, 1996 filed on behalf of itself, its wholly-owned subsidiary, Brinson Trust Company ("BTC"), its parent company, Brinson Holdings, Inc. ("BHI"), BHI's parent company, SBC Holding (USA), Inc. ("SBCUSA"), and SBCUSA's parent company, Swiss Bank Corporation ("SBC"), that BPI owns directly 956,812 of the shares, BTC owns directly 351,182 of the shares and that BHI, SBCUSA and SBC own the shares indirectly through BPI and BTC.

(4) Alice E. Powell, Debra F. Powell and Ramon R. Obod are the Trustees. Shares owned by the Trust are not included in the number of shares beneficially owned by the Trustees.

(5) All shares held jointly by Mr. Diener and his wife.

(6) Includes 2,775 shares held by Mr. Holmer's wife and 1,582 shares obtainable by Mr. Holmer's wife upon conversion of the Debentures owned by her.

Proxies

     This Joint Proxy Statement/Prospectus is being furnished to holders of Conseco Stock and ATC Common Stock in connection with the solicitation of proxies by and on behalf of the respective Boards of Directors of Conseco and ATC for use at the Conseco Special Meeting or the ATC Special Meeting, as the case may be.

     Conseco Stock and ATC Common Stock represented by properly executed proxies received at or prior to the Conseco Special Meeting and the ATC Special Meeting, respectively, that have not been revoked will be voted at the Conseco Special Meeting and the ATC Special Meeting, respectively, in accordance with the instructions contained therein. The stock represented by properly executed proxies for which no instruction is given will be voted FOR approval and adoption of the Merger Agreement. Shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder of Conseco or ATC may revoke a proxy at any time prior to the vote on the Merger Agreement by (i) submitting a later-dated proxy with respect to the same shares,
(ii) delivering written notice of revocation to the Secretary of Conseco or ATC, as the case may be, at any time prior to such vote, or (iii) attending the Conseco Special Meeting or the ATC Special Meeting, as the case may be, and voting in person. Mere attendance at the Conseco Special Meeting or the ATC Special Meeting will not, in and of itself, revoke a proxy.

     If the Conseco Special Meeting or the ATC Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Conseco Special Meeting or the ATC Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Conseco Special Meeting or the ATC Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     If any other matters are properly presented at the Conseco Special Meeting or the ATC Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Conseco and ATC will each bear the cost of soliciting proxies from their respective shareholders. Additionally, Conseco and ATC will each bear one-half the cost of preparing and mailing this Joint Proxy Statement/Prospectus and the preparation and filing of the Registration Statement. In addition to solicitation by mail, directors, officers and employees of Conseco and ATC may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of Conseco and ATC will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Conseco Stock and shares of ATC Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. In addition, Conseco and ATC have retained Georgeson & Company, Inc. ("Georgeson") to assist in soliciting proxies and to provide materials to banks, brokerage firms, nominees, fiduciaries and other custodians. For such services, Conseco and ATC will pay Georgeson a fee of $_________ plus reimbursement of reasonable expenses.

ATC SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

Background of the Merger

     In late July 1996, John A. Powell, the Chairman and Chief Executive Officer of ATC consulted with representatives of DLJ to ascertain whether there existed books of business that would be potential acquisition targets of ATC. During the ensuing discussions, Mr. Powell suggested that DLJ contact Conseco to determine if it would be interested in selling its book of long term care insurance business to ATC. DLJ made the contact with Conseco and reported back to ATC that Conseco was not interested in selling its long term care book of business but that Conseco expressed a preliminary indication of interest in the possibility of a merger with ATC. In following up on Conseco's expression of interest, on August 1, 1996, Mr. Powell met with Stephen C. Hilbert, the Chairman of the Board, President and Chief Executive Officer of Conseco, and Rollin M. Dick, the Executive Vice President and Chief Financial Officer of Conseco, during which meeting they preliminarily explored the advantages of combining the companies and discussed operating philosophies and growth potential in the long term care insurance business. In further pursuit of such preliminary discussions, Mr. Powell and Ramon R. Obod, general counsel to ATC, met with DLJ representatives on August 7, 1996 and Mr. Powell met again with Mr. Hilbert on that date.

     As a result of those meetings, Conseco indicated a strong interest in merging with ATC and proposed a tax free transaction pursuant to which Conseco Common Stock would be issued in exchange for ATC Common Stock.

     On August 8, 1996, at a meeting of the Board of Directors, the directors of ATC were informed by Mr. Powell of the discussions regarding a possible merger with Conseco. Mr. Powell reviewed the background events leading to the merger discussions, the proposed transaction structure, the proposed principal terms and conditions of the acquisition, the due diligence that had been accomplished to date and the probable timing of the transaction. Mr. Powell also indicated that Conseco had recently completed its acquisition of LPG and was in the process of conducting merger (or acquisition) discussions with CAF. Mr. Powell distributed to the Board a report dated August 7, 1996 prepared by

DLJ which contained detailed financial information regarding Conseco, along with a summary of the anticipated effects of the merger on the financial results of Conseco and ATC. The initial proposed acquisition price and exchange ratio range were discussed with the Board along with job security and severance issues and the possibility of employment agreements for Mr. Powell and certain of ATC's officers. With respect to severance, Mr. Powell summarized Conseco's severance policy and indicated that the proposed merger agreement allowed for approximately $2 million additional aggregate severance benefits. The provisions of the proposed merger agreement allowing ATC to consider other offers if a better proposal was made and the substantial "break up" fee payable to Conseco if such alternative was exercised by ATC were discussed. Mr. Powell noted that DLJ would be paid a fee for its services as financial advisor in connection with the Merger and that DLJ would render a fairness opinion to the Board if the transaction ensued. At the conclusion of the discussion, it was the unanimous view of the Board that the transaction, within the structure described by Mr. Powell, was in the best interest of ATC and its shareholders and that ATC was authorized to proceed with negotiations with a view to developing a definitive agreement at which time it would be considered in depth by the Board.

     At the regular quarterly meeting of the Conseco Board of Directors held on August 8, 1996, Mr. Hilbert and other members of Conseco's management reviewed with the Board the discussions regarding a possible merger with ATC. Information concerning ATC had been provided to the Directors prior to the meeting. After the Board considered and discussed the proposed acquisition of ATC and the proposed acquisitions of CAF, ALH and BLH, it was agreed that management of Conseco would continue to pursue a possible acquisition of ATC, with the understanding that final approval of any transaction would be considered at a special meeting of the Conseco Board of Directors.

     From August 12, 1996 through August 23, 1996 representatives of each Company met with representatives of the other and conducted a due diligence review of the business and financial condition of the other company. In addition, ATC visited Conseco's facility.

     Conseco furnished ATC with an initial draft of a form of merger agreement on August 19, 1996 setting forth the terms of Conseco's offer to acquire ATC in exchange for Conseco Common Stock. From that date through August 25, 1996, members of the senior management of Conseco and ATC, together with their legal advisors, negotiated the provisions of the Merger Agreement.

     The Conseco Board of Directors met on August 23, 1996 to consider the proposed merger. At the meeting, Conseco management reported on the due diligence review undertaken by Conseco and its advisors and on the results of the discussions to date with representatives of ATC and its legal and financial advisors. The Conseco Board discussed the potential benefits to Conseco of an acquisition of ATC. Management outlined for the Conseco Board the proposed terms and conditions of the Merger Agreement. After reviewing and discussing the merger proposal, the Conseco Board of Directors authorized management to execute and deliver the Merger Agreement in the form presented at the meeting, with such further changes as Conseco's management approved. See "-- Conseco's Reasons for the Merger; Recommendation of the Conseco Board of Directors."

     On August 24, 1996, ATC's Board of Directors held a special meeting. Prior to the meeting each of the ATC directors received, among other documents, the most recent draft of the Merger Agreement. At the meeting, ATC's senior management and its legal and financial advisors reviewed the ongoing discussions, negotiations and due diligence between ATC and Conseco. The terms of the engagement letter with DLJ dated August 15, 1996 were reviewed and unanimously approved. The ATC Board of Directors was informed by its legal advisors with regard to the Board's fiduciary duties to the shareholders of ATC in the context of considering the terms of the Merger Agreement. ATC's advisors

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also  summarized,  in detail,  the material  terms and  conditions of the Merger
Agreement. Conseco management delivered a presentation of Conseco's business and financial performance and plans and prospects for the future operation of the combined enterprise and answered questions posed by the ATC Board of Directors. DLJ's representatives made a presentation in which they summarized the terms of the proposed transaction, explained the three other concurrent acquisitions of Conseco, discussed the potential benefits of a merger and gave an overview of Conseco and its other acquisitions. DLJ then presented its analysis of the financial terms of the Merger Agreement and reviewed various public company analyses and recent merger and acquisition transactions in the insurance industry. DLJ then discussed various other financial considerations that it used in its analyses and then answered questions of the ATC Board of Directors with respect to its analyses. See "-- Opinion of ATC's Financial Advisor."

     The Board of Directors of ATC held an additional meeting on August 25, 1996 after the completion of negotiations between the parties and their respective representatives with regard to the definitive terms of the Merger Agreement. After a full discussion of the proposed Merger and careful consideration by the ATC Board of Directors of the terms of the Merger Agreement and the advice rendered to the ATC Board of Directors by ATC's advisors, including the written opinion delivered by DLJ to the effect, that, as of August 25, 1996 and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of ATC Common Stock, the ATC Board of Directors voted unanimously to approve the Merger Agreement in the form presented to it at the August 25, 1996 meeting. See "-- ATC's Reasons for the Merger; Recommendation of the ATC Board of Directors" and "-- Opinion of ATC's Financial Advisor." The ATC Board of Directors simultaneously (1) approved an amendment to ATC's Rights Agreement (the "Rights Agreement") dated April 25, 1990 in order to clarify that the Merger Agreement would not trigger the Rights Agreement; (2) confirmed the termination of certain officers' employment agreements with ATC subject to the consummation of the Merger and their entering new employment agreements with Conseco; and (3) amended the ATC Stock Options in a manner consistent with applicable sections of the Merger Agreement. See " -- Employment Agreements" and "The Merger Agreement -- Treatment of ATC Stock Options."

Conseco's  Reasons  for the  Merger;  Recommendation  of the  Conseco  Board  of
Directors

     The Board of Directors of Conseco approved the Merger Agreement by a unanimous vote at its August 23, 1996 meeting. In reaching its decision, the Conseco Board considered information provided at the Board meeting, including, among other things, (1) information concerning the financial performance and condition, business operations and prospects of ATC, including an analysis of possible cost savings and synergies, and a qualitative overview of the individual business segments, (2) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (3) the structure of the proposed transaction, (4) the terms of the Merger Agreement and (5) the presentation and recommendation made by the management of Conseco.

     A principal strategic objective of Conseco since it commenced operations in 1982 has been to acquire life and health insurance companies and to increase their value by implementing management strategies to reduce costs and improve administrative efficiency, centralize asset management, improve marketing and distribution, eliminate unprofitable products and focus resources on the development and expansion of profitable products. In furtherance of this strategy, Conseco has completed 13 acquisitions of insurance companies and related businesses since it commenced operations. Conseco believes that the value and profitability of its existing insurance subsidiaries can be enhanced as a result of the cross- selling opportunities presented by a company which complements Conseco's existing product lines and distribution channels.

     Conseco's operating strategy is to target selected markets which provide significant growth potential and to focus its sales efforts on profitable products which will provide predictable and diversified earnings regardless of interest rate changes or other changes in the economic environment. Conseco also seeks to be a major competitor in each of its targeted markets and to develop strong, complementary distribution channels. Conseco intends to make strategic acquisitions which are consistent with this strategy and which enable Conseco to maintain its targeted ratio of debt to total capital.

     The Conseco Board of Directors believe that the Merger and Conseco's other pending acquisitions will enable Conseco to be a major competitor in the senior market, with more than 90,000 agents selling long term care insurance, Medicare supplement insurance, cancer insurance and other supplemental health insurance, universal life insurance and retirement annuity products. After it consummates the Merger and BLH Transaction, Conseco believes it will be the leading seller of long term care insurance.

     The Conseco Board of Directors also believes that the Merger offers Conseco and ATC the opportunity to improve their profitability and capitalization through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position. By consolidating certain operations and eliminating expenses, Conseco expects to achieve, over time, significant savings of operating costs. See " -- Conduct of the Business of Conseco and ATC After the Merger." In addition, the issuance of additional shares of Conseco Common Stock in the Merger would result in a substantial increase in Conseco's equity.


     ACCORDINGLY, THE BOARD OF DIRECTORS OF CONSECO RECOMMENDS THAT THE SHAREHOLDERS OF CONSECO VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT SET FORTH AS ITEM 1 ON THE CONSECO PROXY CARD.

ATC's Reasons for the Merger; Recommendation of the ATC Board of Directors

     During the past few years, ATC recognized, and participated in, the trend toward consolidation within the insurance industry where larger companies were continuing to grow through the acquisition of smaller companies. A significant portion of ATC's growth in premiums in force, revenues and earnings is attributable to its historical acquisitions of books of business. However, senior management of ATC noted recently that the number and quality of available books of business for future acquisitions had diminished. Without a continuing supply of such acquisitions, senior management believed that ATC may encounter difficulty in sustaining its historical rate of growth to the satisfaction of the investment community. Additionally, ATC's management was aware of the probable need for additional capital required to consummate additional acquisitions and maintain an appropriate statutory capitalization, and the likely dilutive effect to ATC's shareholders of obtaining such capital.

     ATC's senior management considered the acquisition proposal made by Conseco in August 1996 in order to participate further in the industry consolidation with the intention of enhancing shareholder value. After careful consideration by the members of the ATC Board of Directors of the terms of the Merger Agreement and the advice rendered to the ATC Board of Directors by ATC's advisors, the ATC Board of Directors voted unanimously to approve the Merger Agreement in the form presented to it at the Board of Directors meeting on August 25, 1996. In voting to approve the Merger Agreement, the ATC Board of Directors considered and relied upon many different factors including: (1) the substantial premium over the market price of the ATC Common Stock at the time of the commencement

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



of the Merger negotiations offered by Conseco; (2) the financial condition and results of operations of Conseco and the Board of Directors' perceptions of the more favorable business prospects of Conseco and ATC on a combined basis as compared to the prospect of ATC as a separate entity; (3) the tax deferred nature of the transaction to the extent that the shareholders of ATC receive shares of Conseco Common Stock in exchange for their shares of ATC Common Stock;
(4) the potential future performance of Conseco and the Conseco Common Stock, including potential dividend payments, after the Merger and Conseco's strength in the insurance industry; (5) the written opinion rendered by DLJ to the extent that, as of August 25, 1996 and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of ATC Common Stock (See " -- Opinion of ATC's Financial Advisor") ; and (6) the likelihood of continued employment for the immediate future of a substantial number of the employees of ATC. Based on these factors, as well as the dilutive nature of issuing additional equity, the ATC Board of Directors believed that the Conseco offer represented the maximum value that could reasonably be expected to be achieved for ATC's shareholders in the foreseeable future. After careful consideration of these factors, as well as consideration of the terms of the offer of Conseco, the ATC Board of Directors determined that it was in the best interests of ATC and its shareholders to accept the Conseco offer.

THE BOARD OF DIRECTORS OF ATC UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF ATC VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT SET FORTH AS ITEM 1 ON THE ATC PROXY CARD.






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

Opinion of ATC's Financial Advisor

       In its role as financial advisor to ATC, DLJ was asked by ATC to render its opinion to the ATC Board as to the fairness, from a financial point of view, to the holders of ATC Common Stock of the consideration to be received by the shareholders of ATC pursuant to the terms of the Merger Agreement. On August 25, 1996, DLJ delivered its written opinion (the "DLJ Opinion") to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of ATC Common Stock.

       A copy of the DLJ Opinion is attached hereto as Annex B. ATC shareholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ.

       The DLJ Opinion was prepared for the ATC Board and is directed only to the fairness, from a financial point of view, to the holders of ATC Common Stock, and does not constitute a recommendation to any shareholder as to how to vote at the ATC Special Meeting.

       The DLJ Opinion does not constitute an opinion as to the price at which Conseco Common Stock will actually trade at any time. The Merger Consideration was determined in arm's length negotiations between ATC and Conseco, in which negotiations DLJ advised ATC. No restrictions or limitations were imposed by the ATC Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. DLJ was not requested to, nor did it, solicit the interests of any other party in acquiring ATC.

       In arriving at its opinion, DLJ reviewed the Merger Agreement and exhibits thereto. DLJ also reviewed financial and other information that was publicly available or furnished to it by ATC and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of ATC for the years ending December 31, 1996 and December 31, 1997 prepared by the management of ATC, and certain pro forma financial statements of Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996 and certain financial projections of Conseco for the years ending December 31, 1996 through December 31, 2005 and pro forma financial projections for Conseco and ATC and other potential acquisitions being considered by Conseco prepared by the management of Conseco. In addition, DLJ compared certain financial and securities data of ATC and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of ATC Common Stock and Conseco Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

       In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by ATC and Conseco or its representatives, or that was otherwise reviewed by it. With respect to the financial projections of ATC supplied to it, DLJ assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ATC as to the future operating and financial performance of ATC. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to it, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the pro forma and future operating and financial performance of ATC and Conseco. DLJ did not assume any responsibility for making an independent evaluation of ATC's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by it.

       The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, August 25, 1996. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. However, the receipt of an update to the DLJ Opinion as of the Mailing Date (as defined below) which does not materially modify, rescind or revoke the DLJ Opinion is a condition to the obligation of ATC to effect the merger. See "The Merger Agreement - Conditions to the Merger."


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




       DLJ assumed an Exchange Ratio such that each holder of ATC Common Stock will receive $32.00 per share in its analysis based on the price of Conseco
Common Stock at the time DLJ performed its analysis. Such amount also represented the lowest value per share that could be received by holders of ATC Common Stock pursuant to the terms of the Merger Agreement. Such use should in no way be viewed by ATC shareholders as an opinion as to the value of Conseco Common Stock that may actually be received in the Merger. Such amount is merely for illustrative and analytical purposes.

       The following is a summary of the presentation made by DLJ to the ATC Board at its August 25, 1996 meeting.

       Transaction Analysis. DLJ reviewed publicly available information for selected transactions involving the acquisition of life insurance and accident and health insurance companies since January 1, 1993 (the "Selected Life and Health Transactions") and for selected transactions involving the acquisition only of accident and health insurance companies since January 1, 1993 (the "Selected Health Transactions") (together, the "Selected Transactions"). In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of the merger and acquisition activity; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of life insurance and accident and health insurance company transactions which have occurred. Rather, such transactions included only selected recent transactions involving life insurance and accident and health insurance companies. Such transactions were used in this analysis because the companies involved were deemed by DLJ to operate in similar businesses or have similar financial characteristics to ATC and Conseco.

       DLJ reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory capital and surplus as of the end of the last fiscal quarter ("LFQ") or last fiscal year ("LFY") ended prior to the announcement of such transactions. In analyzing acquisitions of life insurance and accident and health insurance companies, the purchase price paid may be described in terms of multiples of the Transaction Value to statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on surplus. Since statutory capital and surplus does not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analysis of a multiple of statutory capital and surplus is usually based on a Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiple of Transaction Value to be paid for ATC by Conseco to the statutory capital and surplus of ATC with the multiples paid in other transactions indicates whether the valuation being placed on ATC is within the range of values paid for other life insurance and accident and health insurance companies.

       The low, average and high multiples of Transaction Value to statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of the transaction were 1.2x, 1.9x and 3.4x, respectively, for the Selected Life and Health Companies and 1.3x, 2.1x and 5.3x, respectively, for the Selected Health Companies. Based on the Merger Consideration, the implied multiple of Transaction Value to ATC's statutory capital and surplus as of December 31, 1995 was 10.8x. This multiple is greater than the high multiple of both the Selected Life and Health Transactions and the Selected Health Transactions.

       Additionally,  DLJ  reviewed  the  consideration  paid  in  the  Selected
Transactions in terms of the price paid for the common stock in the Selected Life and Health Transactions and the Selected Health Transactions as a multiple of GAAP operating earnings for the latest twelve months ("LTM") ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the LFQ ended prior to the announcement of such transactions. In analyzing acquisitions of life insurance and accident and health insurance companies, the purchase price paid may be described in terms of multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of the price offered to be paid for ATC Common Stock by Conseco to the GAAP operating earnings and shareholders' equity of ATC with multiples paid by acquirers in other transactions indicates whether the valuation being placed on ATC is within the range of values paid for other life insurance and accident and health insurance companies.

       The low, average and high multiples of price paid for common stock to LTM GAAP operating earnings were 5.2x, 16.0x and 35.1x, respectively, for the Selected Life and Health Transactions and 10.8x, 13.0x and 16.9x, respectively, for the Selected Health Transactions. Based on an offer price of $32.00 per share, the implied multiple of price paid for common stock to ATC's GAAP operating earnings for the LTM ended June 30, 1996 was 21.9x. This multiple is greater than the average multiple of the Selected Life and Health Transactions and greater than the high multiple of the Selected Health Transactions. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the transaction were 0.8x, 1.4x and 2.8x, respectively, for the Selected Life and Health Transactions and 1.8x, 2.1x and 2.8x, respectively, for the Selected Health Transactions. Based on an offer price of $32.00 per share, the implied multiple of price paid for common stock to ATC's shareholders' equity as of June 30, 1996 was 2.7x. This multiple is greater than the average multiples of both the Selected Life and Health Transactions and the Selected Health Transactions.

       DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the Merger Consideration in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of selected life, accident and health insurance company transactions since January 1, 1993 where the acquired company's stock was publicly traded (the "Selected Public Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date for the Selected Public Transactions were 12.2%, 16.5% and 22.3%, respectively. An offer price of $32.00 per share represents premiums to the trading prices of ATC Common Stock one day, one week and one month prior to August 20, 1996 of 18.3%, 21.3% and 53.4%, respectively. These premiums are greater than the corresponding average premiums of the Selected Public Transactions.

       Public Company Analysis. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of ATC to the corresponding data and ratios of selected accident and health insurance companies whose securities are publicly traded. Such companies included AFLAC, Inc., BLH, CAF, Delphi Financial Group, Inc., Penn Treaty American Corp., Pioneer Financial Services, Inc. and UNUM Corp. (the "Selected Companies"). See "Information Concerning Conseco - Other Pending Acquisitions by Conseco" for a discussion of the relationships of BLH and CAF to Conseco.

       Such analysis included, among other things, the ratios of stock price to GAAP operating earnings per share ("EPS") for the LTM ended June 30, 1996, estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Companies and management's projections for ATC) and shareholders' equity per share as of June 30, 1996, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding (the "Enterprise Value") to statutory operating earnings for the LTM or LFY and statutory capital and surplus as of the end of the LFQ or LFY. Closing prices as of August 20, 1996 were used in this analysis. The ratios described in this paragraph have been designed to reflect the value attributable in the public equity markets to various valuation measures of accident and health insurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the accident and health insurance industry are based on, among other things, a company's historical and projected GAAP operating earnings, historical statutory operating earnings, shareholders' equity and statutory capital and surplus. The multiples of stock price to GAAP operating EPS and Enterprise Value to statutory operating earnings reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share and Enterprise Value to statutory capital and surplus reflect the values


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attributed to a company by public equity market investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on public stock price, which excludes debt or preferred stock financing. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analyses of multiples of statutory operating earnings and statutory capital and surplus are usually based on Enterprise Value, which includes debt or preferred stock financing. Comparing the multiples of price offered to be paid by Conseco to the GAAP operating EPS, shareholders' equity, statutory operating earnings and statutory capital and surplus of ATC with the multiples at which the Selected Companies trade indicates whether the valuation being placed on ATC is within the range of values at which the Selected Companies trade.

       The low, average and high multiples of public stock price to GAAP operating EPS for the LTM ended June 30, 1996 were 7.8x, 10.6x and 28.8x, respectively, for the Selected Companies. Based on an offer price of $32.00 per share, the implied multiple of offer price to ATC's GAAP operating EPS for the LTM ended June 30, 1996 was 21.9x. This multiple is greater than the average multiple of the Selected Companies. The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 7.5x, 10.2x and 15.1x, respectively, for the Selected Companies. Based on the same offer price, the implied multiple of offer price to ATC's estimated 1996 GAAP operating EPS was 19.3x. This multiple is greater than the high multiple of the Selected
Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 6.1x, 8.9x and 12.9x, respectively, for the Selected Companies. Based on the same offer price, the implied multiple of offer price to ATC's estimated 1997 GAAP operating EPS was 16.3x. This multiple is greater than the high multiple of the Selected Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of June 30, 1996 were 1.1x, 1.5x and 2.4x, respectively, for the Selected Companies. Based on the same offer price, the implied multiple of offer price to ATC's shareholders' equity per share as of June 30, 1996 was 2.7x. This multiple is greater than the high multiple of the Selected Companies. The low, average and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or the LFY were 2.1x, 3.7x and 5.3x, respectively, for the Selected Companies. Based on the same offer price, the implied multiple of Transaction Value to ATC's statutory capital and surplus as of December 31, 1995 was 10.8x. This multiple is greater than the high multiple of the Selected Companies.

       Since the Merger Consideration will be in the form of Conseco Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of Conseco to the corresponding data and ratios of Equitable of Iowa Cos., Liberty Financial Companies, Inc., Presidential Life Corp., SunAmerica Inc. and Western National Corp. (the "Selected Annuity Companies") and of AFLAC, Inc., PennCorp Financial Group, Inc., Provident Companies and UNUM Corp. (the "Selected Large Capitalization Companies").

       Such analysis included, among other things, the multiples of stock price to GAAP operating EPS for the LTM ended June 30, 1996, estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Annuity Companies and the Selected Large Capitalization Companies and management's projections for Conseco) and shareholders' equity per share as of June 30, 1996, as well as the multiples of Enterprise Value to statutory operating earnings for the LTM or the LFY and statutory capital and surplus as of the end of the LFQ or the LFY. Closing prices as of August 20, 1996 were used in this analysis. Comparing the multiples of Conseco's stock price to GAAP operating EPS, shareholders' equity per share, statutory operating earnings and statutory capital and surplus with the multiples at which the Selected Annuity Companies and the Selected Large Capitalization Companies trade indicates whether Conseco's stock price is within the range of values at which the Selected Annuity Companies and the Selected Large Capitalization Companies trade. Conseco's GAAP operating EPS, shareholders' equity per share, statutory operating earnings and statutory capital and surplus used in this analysis were adjusted to give pro forma effect to the LPG Merger and certain other matters.

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




       The low, average and high multiples of public stock price to GAAP operating EPS for the LTM ended June 30, 1996 were 8.5x, 12.6x and 17.1x, respectively, for the Selected Annuity Companies and 10.3x, 13.2x and 14.8x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's GAAP operating EPS for the LTM ended June 30, 1996 was 13.6x. This multiple is greater than the average multiples of both the Selected Annuity Companies and the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 9.4x, 11.7x and 16.4x, respectively, for the Selected Annuity Companies and 10.4x, 13.1x and 15.1x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's estimated 1996 GAAP operating EPS was 12.8x. This multiple is greater than the average multiple of the Selected Annuity Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 8.4x, 10.5x and 14.3x, respectively, for the Selected Annuity Companies and 9.0x, 11.2x and 12.9x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's estimated 1997 GAAP operating EPS was 9.5x. This multiple is greater than the low multiples of both the Selected Annuity Companies and the Selected Large Capitalization Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of June 30, 1996 were 0.9x, 1.7x and 3.4x, respectively, for the Selected Annuity Companies and 1.2x, 1.9x and 2.8x, respectively, for the Selected Large Capitalization Companies. The multiple of price to Conseco's shareholders' equity per share as of June 30, 1996 was 1.7x. This multiple is equal to the average multiple of the Selected Annuity Companies and greater than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory operating earnings for the LTM or the LFY were 9.7x, 23.8x and 42.9x, respectively, for the Selected Annuity Companies and 27.1x, 31.6x and 37.1x, respectively, for the Selected Large Capitalization Companies. The multiple of Enterprise Value to Conseco's 1995 statutory operating earnings was 21.3x. This multiple is greater than the low multiple of the Selected Annuity Companies and less than the low multiple of the Selected Large Capitalization Companies. The low, average and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or the LFY were 1.2x, 1.8x and 2.2x, respectively, for the Selected Annuity Companies and 3.6x, 4.5x and 5.6x, respectively, for the Selected Large Capitalization Companies. The multiple of Enterprise Value to Conseco's statutory capital and surplus as of December 31, 1995 was 3.5x. This multiple is greater than the high multiple of the Selected Annuity Companies and less than the low multiple of the Selected Large Capitalization Companies.

       No company or transaction used in the Transaction Analysis or the Public Company Analysis described above was directly comparable to ATC, Conseco or the proposed Merger. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the life, accident and health insurance and annuity industries, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity and other factors. These factors may affect the transaction values or trading prices in each case by affecting in varying degrees investors' expectations of such factors as the company's risk and future operating profitability.

       Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both ATC Common Stock and Conseco Common Stock for various periods ended August 20, 1996. DLJ also reviewed the daily closing prices of ATC Common Stock and Conseco Common Stock and compared the ATC and Conseco closing stock prices with the S&P 500 Index and indices of selected publicly traded companies. DLJ reviewed the trading history since January 1, 1994 of the ATC Common Stock and the Conseco Common Stock to determine whether trading levels immediately prior to August 20, 1996 were reflective of longer term trading levels or were affected by recent unusual or event specific trading activity. In addition, DLJ reviewed the trading history of ATC Common Stock and Conseco


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




Common Stock relative to indices of selected companies in order to assess the relative stock price performance of ATC, Conseco and such indices.

       Pro Forma Merger Analysis. DLJ analyzed certain pro forma financial effects resulting from the Merger. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the management of ATC and pro forma financial statements and pro forma financial projections provided by the management of Conseco. DLJ analyzed the pro forma effect of the Merger and of completing the ALH Transaction and the BLH Transaction on the EPS, stockholders' equity per share and leverage ratios of the combined companies. Conseco's management has indicated that it believes that the Merger will offer consolidation opportunities which will result in revenue enhancements and expense savings relative to the stand-alone projected revenues and expenses of ATC and Conseco. DLJ has incorporated estimates of such revenue enhancements and expense savings, determined in conjunction with the managements of ATC and Conseco, in its analysis, although DLJ does not express any opinion as to the likelihood of such revenue enhancements or expense savings being realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis and assuming the Merger, the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt, Conseco's shareholders would realize EPS dilution of 8.1%, 8.3% and 8.4%, respectively, in 1996, 1997 and 1998 versus assuming only the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt. Based on this analysis and assuming the Merger, the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt, Conseco's ratios of debt to total capitalization and debt and preferred stock to total capitalization as of June 30, 1996 would be 33.5% and 35.8%, respectively, versus 40.9% and 43.8%, respectively, assuming only the ALH Transaction and the BLH Transaction are completed and that the cash portion of the consideration paid in such transactions is financed with debt. There can be no assurance as to whether the assumptions regarding financing sources set forth in this paragraph will occur, and such assumptions are used only for purposes of illustration.

       Contribution Analysis. DLJ analyzed ATC's and Conseco's relative contributions to the combined company with respect to GAAP operating revenues, GAAP operating earnings, shareholders' equity and total assets and compared this with the relative ownership of ATC shareholders in the combined company after the Merger. Such analysis was considered on a percentage contribution basis and was made, where appropriate, (i) for 1995 and for the LTM ended June 30, 1996 based on Conseco's and ATC's historical and pro forma (in the case of Conseco, pro forma for the acquisition of LPG and certain other matters) financial results and (ii) with respect to estimated GAAP operating earnings for 1996 and 1997, as projected by ATC's and Conseco's managements.

       ATC's relative contribution to the combined company with respect to 1995 GAAP operating revenues was 8.4% of the total. ATC's relative contribution to the combined company with respect to GAAP operating earnings for 1995 and the LTM ended June 30, 1996 were 12.0% and 11.3%, respectively, of the total. ATC's relative contribution to the combined company with respect to estimated GAAP operating earnings for 1996 and 1997 were 12.7% and 12.1%, respectively, of the total. ATC's relative contribution to the combined company with respect to total assets was 3.6% of the total. Including the PRIDES for Conseco as common equity, ATC's relative contribution to shareholders' equity as of June 30, 1996 was 14.7% of the total.

       Assuming a price for Conseco Common Stock of $41.25 (the closing market price as of August 20, 1996), ATC shareholders would own approximately 19.5% of the combined company after the Merger. The results of these contribution analyses are not necessarily indicative of the contributions that the respective businesses may actually make in the future.

       The summary set forth above does not purport to be a complete description of the analyses performed by DLJ in rendering the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and

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add to the total mix of information available.  DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness, from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying the DLJ Opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

       The ATC Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with ATC, its business and the life, accident and health insurance and annuity industries. Pursuant to the terms of an engagement letter dated August 15, 1996 between ATC and DLJ, ATC paid DLJ a $50,000 retainer fee and an additional $350,000 upon rendering of the DLJ Opinion. Pursuant to the terms of the engagement letter, ATC will pay DLJ, on the Closing Date, cash compensation equal to five-eighths of one percent (0.625%) of the Transaction Value, less the $400,000 paid to date. Based on an assumed Transaction Value, ATC will pay DLJ, on the Closing Date, cash consideration of approximately $4.9 million, less the $400,000 paid to date. ATC also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and ATC believe are customary in transactions of this nature, were negotiated at arm's length between ATC and DLJ and the ATC Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

       In the ordinary course of business, DLJ may actively trade the securities of both ATC and Conseco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for ATC and Conseco in the past and has received usual and customary compensation for such services. In addition, DLJ acted as financial advisor to CAF in connection with the CAF Merger.





















S:\ACCTING\SECRPT\S-4ATC.896\DLJOPIN4.DOC


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Certain Consequences of the Merger

         As a result of the Merger, the shareholders of ATC will become shareholders of Conseco, and thereby will continue to have an interest in the business of ATC through Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of ATC Common Stock (other than shares of ATC Common Stock held by ATC as treasury stock or Dissenting Shares) will be canceled and converted into the right to receive the Merger Consideration. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger listed on the NYSE.

         ATC Stock Options held at the Effective Time will be converted automatically into options to purchase, for the same aggregate consideration payable to exercise such ATC Stock Options, the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such ATC Stock Options had been exercised for shares of ATC Common Stock prior to the Effective Time. Except for ATC Stock Options held by non-employee directors, each ATC Stock Option, if not then vested, will vest in full at the earlier of (1) the expiration of three months after the Effective Time or (2) termination by Conseco of the employment of the holder of such options. Each ATC Stock Option held by a non-employee director of ATC will vest in full at the Effective Time. Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco
Common Stock for delivery upon exercise of ATC Stock Options assumed in accordance with the Merger Agreement.

         Upon consummation of the Merger pursuant to a supplemental indenture, Conseco will be substituted for, and assume all of the rights and obligations of, ATC under the Indenture and the Debentures. Conseco will become the obligor with respect to the Debentures and holders of the Debentures will become creditors of Conseco. All rights and obligations of ATC under the Indenture and Debentures will cease.

         The Debentures that remain outstanding immediately prior to the Effective Time will be converted automatically into debentures of Conseco, the holders of which will have the same rights as they did under the Debentures and the Indenture including the right to receive interest payments and the right to convert the Debentures into the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Debentures had been converted into shares of ATC Common Stock prior to the Effective Time, subject to future adjustments for, among other things, changes in the capitalization of Conseco, as contemplated by the Indenture.

Conduct of the Business of Conseco and ATC After the Merger

         Within two years following the Merger, Conseco expects to achieve annual operating cost savings in the range of $7-$10 million through the consolidation of certain Conseco and ATC operations and the elimination of redundant expenses. Such savings would be realized, over time, primarily through reductions in staff, the combination, elimination or relocation of certain office facilities and the consolidation of certain data processing and investment operations. There can be no assurance that such cost savings will be realized or that they will be realized on the schedule indicated.

         Conseco's Board of Directors and management will not be affected by the Merger. See "Management of Conseco Upon Consummation of the Merger."


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Certain Federal Income Tax Consequences

         The following is a summary description of the material United States federal income tax consequences of the Merger to ATC and its shareholders. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, investment companies, foreign persons, holders of options, warrants or similar rights with respect to ATC Common Stock, or persons who acquired ATC Common Stock pursuant to the exercise of stock options, warrants or similar rights. In addition, no information is provided herein with respect to the tax consequences of the Merger under any foreign, state or local tax laws.

         The following discussion is based on the Code, as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any particular holder of ATC Common Stock. Neither ATC nor Conseco has sought or will seek any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

         The obligation of ATC to effect the Merger is conditioned on delivery to ATC of an opinion dated the Closing Date (as defined in the Merger Agreement) from Fox, Rothschild, O'Brien & Frankel, counsel to ATC, based on certain representations to be made by ATC, Conseco and certain shareholders of ATC and on assumptions set forth in the opinion, that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that no gain or loss will be recognized by the ATC shareholders with respect to the shares of Conseco Common Stock received by the ATC shareholders in the Merger.

         Based on such opinion, the material federal income tax consequences of the Merger to ATC and its shareholders will be as follows:

         (i) No gain or loss will be recognized by ATC shareholders upon their exchange of ATC Common Stock for Conseco Common Stock, except that: (A) any ATC shareholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest, and such gain or loss will constitute capital gain or loss (short or long term, depending on such shareholder's holding period for his ATC Common Stock) if such shareholder's ATC Common Stock is held as a capital asset at the Effective Time; and (B) similarly, any ATC shareholder who exercises dissenters rights will recognize gain or loss with respect to the disposition of his ATC Common Stock equal to the difference between such shareholder's tax basis in his ATC Common Stock and the total cash received upon exercise of his or her dissenters' rights;

         (ii) No gain or loss will be recognized by ATC as a result of the Merger;

         (iii) The tax basis of the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by an ATC shareholder in exchange for ATC Common Stock will be the same as such shareholder's tax basis in the ATC Common Stock surrendered in exchange therefor; and

         (iv) The holding period of the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by an ATC shareholder will include the period during which the ATC Common Stock surrendered in exchange therefor was

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



         held (provided that such ATC Common Stock was held by such ATC shareholder as a capital asset at the Effective Time).

         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN POTENTIAL MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ATC AND ATC SHAREHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OR TAX STATUS OR ATTRIBUTES OF EACH ATC SHAREHOLDER. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES
ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH ATC SHAREHOLDER. ACCORDINGLY, EACH ATC SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH LAWS.

Regulatory Approvals

         Antitrust. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Conseco and ATC filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on _____, 1996. The required waiting period under the HSR Act was terminated on ___________, 1996. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, the Antitrust Division of the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Conseco and ATC. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of ATC or businesses of Conseco or ATC. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Conseco and ATC believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Conseco and ATC would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

         Insurance. The consummation of the Merger will require the approvals or exemptive orders of the insurance commissioners, directors of insurance or superintendents of insurance (the "Insurance Regulators") under the state insurance codes (the "Insurance Codes") of New York, Pennsylvania and Texas, which are jurisdictions in which insurance companies owned by ATC are domiciled. The Insurance Codes generally contain provisions applicable to the acquisition of control of a domestic insurer, including a presumption of control that arises from the ownership of 10 percent or more of the voting securities of a domestic insurer or a person that controls a domestic insurer. The filing of an application for acquisition of control of a domestic insurer gives rise to mandatory or, in some states, discretionary public hearing requirements and/or statutory periods (ranging from 30 to 90 days, which may be extended in certain circumstances) within which decisions must be rendered approving or

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disapproving the acquisition of control.  Appropriate  filings with the relevant
Insurance Regulators are being made and it is anticipated, although there can be no assurance, that approvals of such Insurance Regulators will be obtained.

NYSE Listing of Conseco Common Stock

         Pursuant to the Merger Agreement, Conseco is required to use its best efforts to obtain listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. Approval of the listing on the NYSE of the shares of Conseco Common Stock to be issued in the Merger is a condition to the respective obligations of ATC and Conseco to consummate the Merger.

Federal Securities Law Consequences

         All shares of Conseco Common Stock issued in connection with the Merger will be freely transferable, except that any shares of Conseco Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of ATC prior to the Merger which may be resold by them only in transactions registered under the Securities Act, permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 if such persons are or become affiliates of Conseco), or otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of ATC generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

Dissenters' Rights

         ATC. Pursuant to the Merger Agreement and the PBCL, holders of ATC Common Stock have dissenters rights in connection with the Merger under Subchapter 15D of the PBCL, a copy of which is attached as Annex C to this Joint Proxy Statement/Prospectus, and may object to the Merger Agreement and demand in writing that ATC pay them the fair value of their ATC Common Stock.

         Failure by any dissenting shareholder to comply with any procedure required by Subchapter 15D may result in termination of such shareholders' dissenters rights. ATC will not give any notice of the following requirements other than as described in this Joint Proxy Statement/Prospectus and as required by the PBCL.

         A holder of record of ATC Common Stock may assert dissenters rights as to fewer than all of the shares of ATC Common Stock registered in such holder's name only if the holder dissents with respect to all of the ATC Common Stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, the holder's rights shall be determined as if the shares as to which the holder has dissented and the other shares are registered in the names of different holders. A beneficial owner of shares of ATC Common Stock who is not also the record holder of such shares may assert dissenters rights with respect to shares held on such owner's behalf and shall be treated as a dissenting shareholder under the terms of Subchapter 15D if the beneficial owner submits to ATC, not later than the time of filing the Notice of Intention to Dissent (as defined below), a written consent of the record holder. Such beneficial owner may not dissent with respect to less than all shares of ATC Common Stock beneficially owned by such beneficial owner.

         Holders of ATC Common Stock (or beneficial owners thereof as provided above) who follow the procedures of Subchapter 15D as outlined below will be entitled to receive from ATC the fair value

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of their  shares of ATC Common  Stock  immediately  before the  Effective  Time, taking into account all relevant factors but excluding any appreciation or depreciation in anticipation of the effectuation of the Merger Agreement. Holders of ATC Common Stock (or beneficial owners thereof) who elect to exercise their dissenters rights must comply with all of the following procedures to reserve those rights.

         Holders of ATC Common Stock (or beneficial owners thereof) who wish to exercise dissenters rights must file a written notice of intention to demand the fair value of their shares of ATC Common Stock if the Merger is effectuated (the "Notice of Intention to Dissent"). Such dissenters must file the Notice of Intention to Dissent with the Secretary of ATC prior to the vote by ATC shareholders on the Merger Agreement; they must make no change in their beneficial ownership of ATC Common Stock from the date of filing until the Effective Time; and they must refrain from voting their ATC Common Stock for the approval and adoption of the Merger Agreement. The Notice of Intention to Dissent must be in addition to and separate from any proxy or vote against the Merger Agreement.

         If the Merger Agreement is approved and adopted by the required vote at the ATC Special Meeting, Conseco will mail a notice (the "Notice of Approval") to all dissenters who filed a Notice of Intention to Dissent prior to the vote on the Merger Agreement and who refrained from voting for the approval and adoption of the Merger Agreement. Conseco expects to mail the Notice of Approval promptly after effectuation of the Merger. The Notice of Approval will state where and when (the "Demand Deadline") a demand for payment must be sent and certificates for shares of ATC Common Stock must be deposited in order to obtain payment; it will supply a form for demanding payment (the "Demand Form") which includes a request for certification of the date on which the holder, or the person on whose behalf the holder dissents, acquired beneficial ownership of the shares of ATC Common Stock; and it will be accompanied by a copy of Subchapter 15D. Dissenters must ensure that the Demand Form and their certificates for shares of ATC Common Stock are received by Conseco on or before the Demand Deadline. All mailings to Conseco are at the risk of the dissenter. However, it is recommended that the Notice of Intention to Dissent, the Demand Form and the holder's share certificates by sent by certified mail.

         Any holder (or beneficial owner) of ATC Common Stock who fails to file a Notice of Intention to Dissent, fails to complete and return the Demand Form, or fails to deposit share certificates with Conseco, each within the time periods provided above, will lose the holder's (or beneficial owner's) dissenters rights under Subchapter 15D. A dissenter will retain all rights of a shareholder, or beneficial owner, as the case may be, until those rights are modified by effectuation of the Merger.

         Upon timely receipt of the completed Demand Form, Conseco is required by the PBCL either to remit to dissenters who have returned the Notice of Intention to Dissent and the completed Demand Form and have deposited their certificates, the amount Conseco estimates to be the fair value for their shares or to give written notice that no such remittance will be made. Conseco does not intend to make payment of any part of the amounts payable to dissenters until the fair value of the ATC Common Stock affected by the Merger has been finally determined. The remittance or notice will be accompanied by:

         (1) the closing balance sheet and statement of income of ATC for the fiscal year ended December 31, 1995, together with the latest available interim financial statements;

         (2) a statement of Conseco's estimate of the fair value of the ATC Common Stock ("Conseco's Estimate"); and

         (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case bay be, accompanied by a copy of Subchapter 15D.

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




         If Conseco does not remit the amount of its estimate of fair value of the ATC Common Stock, it will return any certificates that have been deposited, and may make a notation on any such certificates that a demand for payment in accordance with Subchapter 15D has been make. If shares carrying such notation are thereafter transferred, each new certificate issued therefor may bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in ATC other than those which the original dissenter had after making demand for payment of their fair value.

         After Conseco gives notice of Conseco's Estimate, without remitting that amount, and if the dissenter believes that Conseco's Estimate is less than the fair value of the shares, the dissenter may send to Conseco the dissenter's own estimate (the "Holder's Estimate") of the fair value of the shares as contemplated by PBCL Section 1578, which will be deemed a demand for payment of the amount of the Holder's Estimate. If a dissenter does not file a Holder's Estimate within 30 days after the mailing by Conseco of its remittance or notice, the dissenter will be entitled to no more than Conseco's Estimate.

         If, within 60 days after the Effective Time or after the timely receipt by Conseco of any Holder's Estimate, whichever is later, any demands for payment remain unsettled, Conseco may file in the Court of Common Pleas of Bucks County, Pennsylvania an application for relief requesting that the fair value of the ATC Common Stock be determined by the court. There is no assurance that Conseco will file such an application. All dissenters, wherever residing, whose demands have not been settled will be made parties to any such appraisal proceeding. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter who is made a party will be entitled to recover the amount by which the fair value of the dissenters' ATC Common Stock is found to exceed the amount, if any, previously remitted, plus interest. Interest shall be payable from the Effective Time until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by Conseco on its principal line of credit. If Conseco fails to file an application for relief, any dissenter who has made a demand and who has not already settled the dissenter's claim against Conseco may do so in the name of Conseco at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid Conseco's Estimate and no more, and may bring an action to recover any amount thereof not previously remitted.

         The costs and expenses of such court proceedings, including the reasonable compensation and expenses of the appraiser appointed by the court, will be determined by the court and assessed against Conseco, except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be dilatory, arbitrary or in bad faith. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against Conseco, and in favor of any or all dissenters, if Conseco fails to comply substantially with the requirements of subchapter 15D. Such fees and expenses may be assessed against either Conseco or a dissenter, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith, arbitrarily, or in a dilatory manner. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against Conseco, it may award such counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

         Under the PBCL, a shareholder of ATC has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the Merger, nor any right to valuation and payment of the fair value of the holder's shares because of the Merger, except to the extent provided by the dissenters

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rights  provisions of Subchapter 15D. The PBCL also provides that,  absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

         The foregoing description of the rights of dissenters under Subchapter 15D is qualified in its entirety by the provision of Subchapter 15D and should be read in conjunction with Annex C to this Joint Proxy Statement/Prospectus.

         Conseco. Holders of Conseco Stock will not be entitled to appraisal or dissenters rights under the Indiana Corporation Law in connection with the Merger because the Conseco Common Stock is traded on the NYSE.

Accounting Treatment

         Conseco intends to account for the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. Under this method of accounting, the cost of acquiring all outstanding shares of ATC Common Stock and the assumption of all outstanding ATC Stock Options will be determined by the cost of shares of ATC Common Stock currently owned by Conseco and the value at the Effective Time of Conseco Common Stock (and cash in lieu of fractional shares) to be issued to holders of ATC Common Stock and ATC Stock Options, plus the direct costs associated with the Merger. Conseco will allocate such cost in establishing new accounting and reporting bases for the underlying acquired assets and liabilities based on their estimated fair values at the Effective Time.

         Conseco believes the Merger will not qualify for the pooling of interest method of accounting in accordance with APB No. 16, because an affiliate of ATC intends to sell a portion of the Conseco Common Stock it receives in the Merger shortly after the Effective Time.

Interests of Certain Persons in the Merger

         Indemnification of Directors and Officers. Pursuant to the Merger Agreement, the Articles of Incorporation and Bylaws of ATC's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Conseco has agreed to indemnify the Indemnified Parties, but only to the extent that ATC would have been obligated to do so had it been the Surviving Corporation. The foregoing provisions are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Conseco.

         Severance Payments. The Merger Agreement provides for a payment to Ronald J. Holmer, Benedict J. Iacovetti, Ernest Iannucci and Wayne G. Vosik up to a maximum of $120,000 each, if necessary, intended to reimburse such individuals for any excise tax imposed under section 4999 of the Code with respect to any payment that such individuals may receive under their employment agreements with ATC as described below.

         Each of Ronald J. Holmer, Benedict J. Iacovetti, Ernest Iannucci, Susan
T. Mankowski and Wayne G. Vosik have "at-will" employment agreements with ATC which have a change of control provision. The change of control provision provides that upon the occurrence of the Merger, ATC is

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required to deposit in an escrow  account an amount  equal to 200 percent of the executive's then current annual salary. If within three years of the Merger, the executive's employment is terminated for a reason other than death, normal retirement for age, disability or termination for cause, the executive may demand that the escrowed funds be paid to him or her.

         Employment Agreements. Conseco Services will enter into employment agreements with John A. Powell, Thomas J. Parry, Kevin Shields and Denise Powell, all of which will be effective as of the Effective Time. The legal fees incurred by John A. Powell, Thomas J. Parry, Kevin Shields and Denise Powell in connection with the employment agreements were paid for by ATC.

         John A. Powell. John A. Powell's employment agreement with Conseco Services provides for an employment term of five years and an initial position of President of ATLIC. Mr. Powell will be entitled to an initial annual salary of $1,000,000 plus such bonuses or incentive compensation as the boards of directors of Conseco and its subsidiaries (the "Boards") shall deem appropriate. In addition, Mr. Powell shall be entitled to a cash bonus in 1996 pursuant to his current employment agreement with ATC and a minimum cash bonus of $250,000 in 1997. Mr. Powell may receive annual salary increases in the discretion of the Boards.

         Pursuant to his employment agreement, Mr. Powell is entitled to participate in such employee benefit plans and insurance programs currently offered by Conseco Services for its executive management or supervisory personnel.

         At the Effective Time, Mr. Powell will receive a grant of options to purchase 100,000 shares of Conseco Common Stock at a purchase price per share equal to the average sale price of Conseco Common Stock on the date of grant. Twenty-five percent of such options will vest upon receipt and twenty-five percent will vest on each of the first three anniversaries of the Effective Time. In addition, Mr. Powell shall be eligible to receive such other stock option grants in accordance with the policy of Conseco Services applicable to similarly situated executives.

         The employment agreement provides that Conseco Services shall assume all rights and obligations of ATC to pay for a split-dollar life insurance policy on the life of Mr. Powell. An insurance policy presently maintained by ATC on the life of Mr. Powell to fund the payment of certain deferred compensation benefits shall be transferred to Mr. Powell without any payment by or other cost to Mr. Powell and the obligation to make such deferred compensation benefits shall be terminated.

         Mr. Powell's employment agreement with Conseco Services will prevent him from disclosing confidential information obtained pursuant to his employment by Conseco Services and contains limited non-solicitation and non-compete provisions. The employment agreement provides that either Mr. Powell or Conseco Services may terminate it any time for any reason. However, if the employment agreement is terminated by Conseco Services for other than "just cause" (as defined in the employment agreement) or by Mr. Powell for "good reason" (as defined in the employment agreement) during the initial employment term, Mr. Powell will be entitled to receive his base salary, for the greater of one year from the date of notice of termination or the remainder of the initial employment term, plus the pro rata share of any bonuses and all other unpaid amounts accrued as of the date of termination to which he would otherwise be entitled. In the event of termination resulting from a "change of control" (as defined in the employment agreement), Mr. Powell may elect to be paid a lump sum severance allowance in lieu of the termination payments provided in the preceding sentence. If the term of employment is not renewed at the end of the initial employment term, then, thereafter, upon Mr. Powell's termination of employment by Conseco Services without just cause or Mr. Powell's termination of employment with Conseco Services for good reason, Mr. Powell will be entitled to

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receive  an amount  equal to his base  salary  for a period of one year from the earlier of the date Conseco Services gives Mr. Powell notice of its intent to terminate his employment or the date of such termination of employment.

         In the event of Mr. Powell's disability during the initial employment term, he shall be entitled to his base salary for six months and, thereafter, 50 percent of his base salary and a pro rata share of his bonus. In the event of Mr. Powell's death during the initial employment term, his beneficiary shall be entitled to his pro rata share of his bonus and all other unpaid amounts accrued as of the date of death.

         Other Employment Agreements. The employment agreements with Thomas Parry, Kevin Shields and Denise Powell each provide for a three-year initial employment term and their respective positions and base salaries are: Vice President - Marketing of ATLIC - $175,000; Vice President-Sales of ATLIC - $125,000; and Vice President - Sales of ATLIC - $120,000.

         Each of the executives will be entitled to (1) an annual cash bonus in 1996 as determined under the current ATC arrangement; (2) in 1997, a minimum cash bonus of $20,000; and (3) such other bonus or incentive compensation as the Boards may approve from time to time.

         All of the executives are entitled to participate in such employee benefit plans and insurance programs currently offered by Conseco Services. At the Effective Time, each of the executives shall receive a grant of options to purchase 20,000 shares of Conseco Common Stock at a purchase price per share equal to the average sale price of stock on the date of grant. Such options shall vest in equal annual installments over three years. In addition, such executives shall be eligible to receive such other stock option grants in accordance with the policy of Conseco Services applicable to similarly situated executives.

         The  executives'  employment  agreements  prevent them from  disclosing confidential information obtained pursuant to their employment by Conseco Services and contain certain limited non-solicitation and non-compete provisions. Each of the employment agreements provides that either the executive or Conseco Services may terminate it any time for any reason. However, if the employment agreement is terminated by Conseco Services for other than "just cause" (as defined in the employment agreement) during the initial employment term, the executive shall be entitled to receive his base salary for the greater of two years from the termination or the remainder of the initial employment term, plus the pro rata share of any bonuses he or she is otherwise entitled to and all other unpaid amounts accrued as of the date of termination.

         In the event of the executive's disability during the initial employment term, the executive shall be entitled to his or her pro rata share of bonus and all other unpaid amounts accrued as of the date of disability and such benefits as are provided under Conseco Service's salary continuation and disability plans. In the event of the executive's death during the initial employment term, the executive's beneficiary shall be entitled to receive a pro rata share of bonuses and all other unpaid amounts accrued as of the date of the executive's death.


                              THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

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This summary is qualified in its entirety by reference to the Merger  Agreement.
All shareholders are urged to read the Merger Agreement in its entirety.

The Merger

         The Merger Agreement provides that, subject to satisfaction or waiver of the terms and conditions contained in the Merger Agreement, including the approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of ATC and approval of the Merger Consideration Stock Issuance by the shareholders of Conseco, ATC will be merged with and into Conseco, with Conseco being the Surviving Corporation.

Effective Time

         The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions and the requisite approval of the shareholders of Conseco and ATC, the Merger will be consummated by, and will become effective on the date of, the filing of a Certificate of Merger with the Secretary of State of Indiana and the Secretary of State of Pennsylvania or at such time thereafter as is provided in the Certificate of Merger. The Merger Agreement may be terminated by either Conseco or ATC if, among other reasons, the Merger has not been consummated on or before December 31, 1996; provided, however, such date may be extended to March 31, 1997 if certain conditions are satisfied.
See "-- Conditions to the Merger" and " -- Termination."

Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts

         At the Effective Time, pursuant to the Merger Agreement, each share of ATC Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by ATC or Dissenting Shares), shall be converted into the right to receive (i) if the Conseco Share Price is greater than or equal to $42.25 per share, and less than or equal to $46.25 per share,
 .7574 of a share of Conseco Common Stock; (ii) if the Conseco Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth) a share (or such fraction and whole number as the case may be) of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price; or (iii) if the Conseco Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 10 trading days immediately preceding the second trading day prior to the Effective Time. Thus, holders of shares of ATC Common Stock will receive Conseco Common Stock with a value (based on the average closing price during such 10 day period) of not less than $32.00 per share and up to $35.03 per share. The Conseco Common Stock to be issued to holders of ATC Common Stock pursuant to the Merger and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

         In the event of any change in Conseco Common Stock between the date of the Merger Agreement and the Effective Time of the Merger by reason of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of ATC Common Stock as provided in the Merger Agreement shall be proportionately adjusted.


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         The structure of the Merger was the result of arm's length negotiations between ATC and Conseco and economic considerations and was intended to qualify as a tax-free reorganization under Sections 368(a)(1)(A) of the Code. On ___________, 1996, the last full trading day for which information was available prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price reported for shares of Conseco Common Stock on the NYSE was $___ per share and the closing price reported for shares of ATC Common Stock on the NASDAQ National Market was $___ per share. There can be no assurance or prediction, and neither Conseco nor ATC hereby make any assurance or prediction, as to the future price of the Conseco Common Stock or ATC Common Stock.

         At the Effective Time, each share of ATC Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by ATC or any of its subsidiaries immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of ATC, be canceled and retired and cease to exist, without any conversion thereof.

         No fractional shares of Conseco Common Stock will be issued in connection with the Merger. Each ATC shareholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         Promptly after the Effective Time, the designated exchange agent will mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the consideration to which such holder shall be entitled. After receipt of such transmittal form, each holder of Certificates should surrender such Certificates to the exchange agent together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor certificates for shares of Conseco Common Stock and/or a check for any cash which may be payable in lieu of a fractional share of Conseco Common Stock.

         ATC SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER AND INSTRUCTIONS.

         After the Effective Time, each Certificate, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Conseco Common Stock that the holder of such certificate is entitled to receive pursuant to the terms of the Merger Agreement and the right to receive any cash payment in lieu of a fractional share of Conseco Common Stock.

Treatment of ATC Stock Options

         At the Effective Time, each ATC Stock Option shall be deemed disposed to ATC and then converted automatically into an option to purchase, for the same aggregate consideration payable to exercise such ATC Stock Options, the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such ATC Stock Options had been fully vested and exercised for shares prior to the Effective Time, but otherwise on the same terms and conditions as were applicable under the ATC stock option plan and the underlying stock option agreement except as provided in the next two sentences. Each ATC Stock Option held by anyone other than a non-employee director of ATC, if not then vested, will vest in full at the earlier of (1) the expiration of three months after the Effective Time or (2) the termination by Conseco of the

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employment of the holder of such ATC Stock Option. Each ATC Stock Option held by a non-employee director of ATC, if not then vested, will vest in full at the Effective Time.

         Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of ATC Stock Options assumed in accordance with the Merger Agreement and to register such shares of Conseco Common Stock with the Commission pursuant to a Registration Statement on Form S-8.

Dissenting Shares

         ATC Common Stock which is held by shareholders of ATC who shall have effectively dissented from the Merger and perfected their dissenters rights in accordance with the provisions of Subchapter 15D of the PBCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment from Conseco of the appraised value of such Dissenting Shares in accordance with the provisions of Subchapter 15D. See "The Merger -- Dissenters' Rights."

Representations and Warranties

         The Merger Agreement contains certain customary representations and warranties relating to, among other things, (1) each of Conseco's and ATC's organization and similar corporate matters; (2) each of Conseco's and ATC's capital structure; (3) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Conseco and ATC and related matters; (4) documents filed by each of Conseco and ATC with the Commission and the accuracy of information contained therein; (5) the absence of material changes with respect to the business of Conseco and ATC; and (6) compliance with applicable laws.

Certain Covenants

         The  Merger  Agreement   contains  certain   customary   covenants  and
agreements, including, without limitation, the following:

         Conduct of Business. Pursuant to the Merger Agreement, and except as set forth in the disclosure schedules thereto, Conseco has agreed that during the period from the date of the Merger Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and will not, among other things,
(1)(A)  declare,  set  aside  or  pay  any  dividends  on,  or  make  any  other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than regular quarterly cash dividends of $.0625 per share of Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock (other than under the Conseco stock option plans); (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Joint Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Joint Proxy Statement/Prospectus; or (3) acquire any business or any corporation, partnership, joint venture, association or other business organization or

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



division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Joint Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Joint Proxy Statement/Prospectus.

         Pursuant to the Merger Agreement, ATC has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement or as set forth on the disclosure schedules thereto, ATC will, and will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and will not (without the prior consent of Conseco), among other things (1)(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of ATC's outstanding capital stock, (B) split, combine or reclassify any of ATC's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of ATC's outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of ATC's outstanding capital stock or any rights, warrants or options to acquire such shares; (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than upon the exercise of ATC Stock Options outstanding on the date of the Merger Agreement; (3) amend its articles of incorporation or bylaws;
(4) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof; (5) sell, mortgage or otherwise encumber or dispose of any of its properties or assets that are material to ATC and its subsidiaries taken as a whole, except in the ordinary course of business; (6)(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than certain specified limitations, or (B) make any loans or advances to any other person,other than to ATC or any wholly-owned subsidiary of ATC and other than routine advances to employees; (7) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to ATC and its subsidiaries taken as a whole; (8) pay, discharge, settle or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of ATC or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; (9) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments, except (A) as otherwise required by law, (B) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations, (C) in publicly traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations, (D) as may be otherwise required in ATC's contractual undertakings with Transport Life Insurance Company, or (E) as may be otherwise provided in the investment guidelines contained in the investment advisory agreements with Conseco Capital Management, Inc., a wholly-owned subsidiary of Conseco ("CCM"); (10) except as may be required by law, (A) make any representation or promise to any employee or former director, officer or employee of ATC or any subsidiary which is inconsistent with the terms of any existing ATC benefit plan, (B) make any change to the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of ATC or any subsidiary other than (i) routine changes or amendments that are required under existing contracts, or (ii) individual, routine changes or amendments that are made in the ordinary course of business and consistent with past practice and do not exceed 8 percent, (C) adopt, enter into, amend, alter or terminate any benefit plan or any election made pursuant to the provisions of any existing ATC benefit plan, to accelerate any payments, obligations or vesting schedules under any existing ATC benefit plan, or (D) approve any general or company-wide pay increases for employees; (11) except in the ordinary course of business, modify, amend or terminate any material agreement, permit,

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concession,  franchise,  license  or  similar  instrument  to  which  ATC or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; and (12) hold any meeting of the board of directors of ATC or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing (A) written notice five days in advance of any such meeting or date of any proposed action by written consent, and (B) an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent.

         CCM Advisory Agreement. Pursuant to the Merger Agreement, ATC has agreed to enter into, and cause each of its subsidiaries to enter into, an investment advisory agreement with CCM. The investment advisory agreements shall be effective as of the date this Joint Proxy Statement/ Prospectus is first mailed to ATC's shareholders (the "Mailing Date").

         No Solicitation. Pursuant to the Merger Agreement, ATC shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, ATC or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving ATC, ATL or UGL (each a "Significant Subsidiary"), or any purchase of all or any significant portion of the assets of ATC or any Significant Subsidiary, or any equity interest in ATC or any Significant Subsidiary, other than the transactions contemplated by the Merger Agreement (each an "Acquisition Proposal") or (2) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The foregoing shall not prohibit the Board of Directors of ATC from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (1) the Board of Directors of ATC, after consultation with and based upon the advice of outside counsel, determines in good faith that such action is necessary for the Board of Directors of ATC to comply with its fiduciary duties to shareholders under applicable law and (2) prior to taking such action, ATC (A) provides reasonable notice to Conseco to the effect that it is taking such action and (B) receives from such person or entity an executed confidentiality agreement in reasonably customary form.

         Indemnification of Directors and Officers. Pursuant to the Merger Agreement, Conseco has agreed that the articles of incorporation and bylaws of ATC's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights of individuals who at anytime prior to the Effective Time were directors or officers of ATC or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time unless such modification is required by law. Conseco has agreed to indemnify the Indemnified Parties, but only to the extent that ATC would have been obligated to do so had it been the surviving corporation of the Merger.

Conditions to the Merger

         The respective obligations of Conseco and ATC to effect the Merger are subject to the following conditions, among others: (1) the Merger Agreement and the Merger shall have been approved and adopted by the shareholders of ATC and the holders of Conseco Stock shall have approved and adopted the Merger Consideration Stock Issuance; (2) all required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by ATC and

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Conseco shall be obtained from (A) the Insurance Regulators in Pennsylvania, New
York and Texas, and (B) any other governmental entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of the Merger Agreement, unless the failure to obtain such consent, approval, permission or authorization (i) would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of ATC and its subsidiaries, taken as a whole, or on the validity or enforceability of the Merger Agreement or (ii) is the failure to obtain the approval of the Insurance Regulator of any life insurance subsidiary of ATC, which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the Commission) of ATC (a "Non-Significant Life
Subsidiary")  to  the  transfer  of  control  of  such  Non-   Significant  Life
Subsidiary, then such non-approval can be waived at the option of Conseco if certain specified actions are taken; (3) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired; (4) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (5) the shares of Conseco Common Stock issuable to ATC's shareholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and (6) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         The obligations of Conseco to effect the Merger are subject to, among other things, the following additional conditions: (1) the representations and warranties of ATC contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and as of the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of ATC and its subsidiaries taken as a whole; (2) ATC shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and (3) no more than 20 percent of the shares of ATC Common Stock shall have become Dissenting Shares.

         The obligation of ATC to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of Conseco contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and as of the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole; (2) Conseco shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (3) ATC shall have received an opinion of counsel to the effect that the Merger will be treated as a reorganization under Section 368(a)(1) of the Code and that shareholders of ATC will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in the Merger; and (4) ATC shall have received from DLJ, immediately prior to or on the Mailing Date, an update of its fairness opinion which was rendered as of the date of the Merger Agreement.

Termination

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (1) by the mutual written consent of Conseco and ATC; (2) by Conseco or ATC at any time if, (A) upon a vote at a duly held meeting of ATC or Conseco's shareholders or any adjournment

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thereof,  any  required  approval of the holders of ATC Common  Stock or Conseco
Stock shall not be obtained, (B) the Merger shall not have been consummated on or before December 31, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that either party may by notice to the other party extend such date to March 31, 1997 if the only conditions to closing not satisfied as of December 31, 1996 are those relating to stockholder approval, governmental and regulatory consents and HSR Act, (C) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the Board of Directors of ATC shall have exercised its rights set forth in Section 4.9 of the Merger Agreement; (See "-- Right of ATC Board of Directors to Withdraw its Recommendation"); (3) by Conseco if ATC does not deliver a certificate signed by ATC's Chief Executive Officer and Chief Financial Officer certifying that, as of the Mailing Date, the representations and warranties of ATC in the Merger Agreement are true and correct, subject to certain limitations; or (4) by ATC if Conseco does not deliver a certificate signed by Conseco's Chief Executive Officer and Chief Financial Officer certifying that, as of the Mailing Date, the representatives and warranties of Conseco in the Merger Agreement are true and correct, subject to certain limitations.

         If the Merger Agreement is validly terminated as described above, the Merger Agreement shall become void and have no effect, except for certain covenants regarding confidentiality, brokers and, as described herein, payment of certain fees and expenses, and except that no party thereto will be relieved of any liability for damages that such party may have to the other party by reason of such party's breach of the Merger Agreement.

Right of ATC Board of Directors to Withdraw its Recommendation

         Under the Merger Agreement, the Board of Directors of ATC shall not (1) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by the Board of Directors of the Merger Agreement or the Merger,
(2) approve or recommend an Acquisition Proposal or (3) enter into any agreement with respect to any Acquisition Proposal, unless ATC receives an Acquisition Proposal and the Board of Directors of ATC determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of the Merger Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the Board of Directors of ATC takes any of the foregoing actions, ATC shall, concurrently with the taking of any such action, pay to Conseco the fee described in "-- Fees -- Acquisition Proposal Fees."

Fees

         Acquisition Proposal Fees. ATC has agreed to pay to Conseco upon demand $20 million (an "Acquisition Proposal Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to ATC (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to ATC) and the Board of Directors of ATC, in accordance with its fiduciary duties, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of the Merger Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, or terminates the Merger Agreement.


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         Other  Fees.  In the  absence of a  requirement  to pay an  Acquisition
Proposal Fee, unless Conseco is materially in breach of the Merger Agreement or is unable to satisfy certain closing conditions in the Merger Agreement, ATC has agreed to pay to Conseco upon demand an amount not to exceed $2 million to reimburse Conseco for its out-of-pocket fees and expenses in connection with the Merger or the consummation of the transactions contemplated by the Merger Agreement, payable in same-day funds, if the requisite approval of ATC's shareholders for the Merger is not obtained and all other closing conditions contained in the Merger Agreement have been satisfied or waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before March 31, 1997, through the exercise of best efforts to procure the satisfaction thereof.

         In the absence of a requirement to pay an Acquisition Proposal Fee, unless ATC is materially in breach of the Merger Agreement or is unable to satisfy certain closing conditions in the Merger Agreement, Conseco has agreed to pay to ATC upon demand an amount not to exceed $2 million to reimburse ATC for its out-of-pocket fees and expenses in connection with the Merger or the consummation of the transactions contemplated by the Merger, payable in same-day funds, if the requisite approval of holders of Conseco Stock of the Merger Consideration Stock Issuance is not obtained and all other closing conditions contained in the Merger Agreement have been satisfied or waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before March 31, 1997, through the exercise of best efforts to procure the satisfaction thereof.

Expenses

         Except as otherwise expressly provided in the Merger Agreement, whether or not the Merger is consummated, each of ATC and Conseco will pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby except that the expenses incurred in connection with the printing, mailing and distribution of this Joint Proxy Statement/Prospectus and the preparation and filing of the Registration Statement shall be borne equally by Conseco and ATC.

Modification or Amendment

         Subject to the applicable provisions of the IBCL and the PBCL, at any time prior to the Effective Time, ATC and Conseco may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the shareholders of ATC, no amendment may be made which reduces the consideration payable in the Merger or adversely affects the rights of the ATC's shareholders under the Merger Agreement without the approval of such shareholders.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO

     The unaudited pro forma consolidated statements of operations of Conseco for the year ended December 31, 1995, and for the six months ended June 30, 1996, present the consolidated operating results for Conseco as if the following planned transactions had occurred on January 1, 1995: (1) the Merger; (2) the BLH Transaction; (3) the CAF Merger; (4) the Preferred Securities Offering; and
(5) the THI Merger.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH Tender Offer; and (8) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (1)
Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3)
Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the six months ended June 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (5) the BLH Tender Offer. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3) Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended June 30, 1996.

     The unaudited pro forma consolidated balance sheet as of June 30, 1996, gives effect to the following planned transactions as if each had occurred on June 30, 1996: (1) the Merger; (2) the BLH Transaction; (3) the CAF Merger; (4) the Preferred Securities Offering; and (5) the THI Merger.

     The unaudited pro forma consolidated balance sheet data as of June 30, 1996, set forth in the unaudited pro forma consolidated balance under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on June 30, 1996: (1) the Series D Call; (2) the ALH Transaction; and (3) the LPG Merger. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; and (2) Conseco's Current Report on Form 8-K dated August 2, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, ATC, CAF and THI and should be read in conjunction with their respective financial statements and notes. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the Merger, the ALH Transaction, the BLH Transaction, the CAF Merger and the THI Merger using estimated values of the assets and liabilities of LPG, ATC, ALH, BLH, CAF and THI as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the Merger, the ALH Transaction, the BLH Transaction, the CAF Merger and the THI Merger had occurred on the assumed merger dates.


                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)
                                                                                                            Pro forma
                                                                                                          adjustments
                                                       Pro forma                   Pro forma               relating
                                                        Conseco                   adjustments    Pro forma   to the       Pro forma
                                                       before the      ATC      relating to the   for the     BLH         Conseco
                                                         Merger      historical      Merger        Merger  Transaction   subtotal(a)
                                                     ------------   ----------- ---------------  ---------   -------     ----------


Revenues:
     Insurance policy income                          $ 897.2       $ 186.9        $  -         $1,084.1     $ -          $ 1,084.1
     Investment activity:
         Net investment income                          719.4          21.3          0.7 (1)       741.4       0.1 (16)       741.5



         Net trading losses                              (7.3)                                      (7.3)                      (7.3)
         Net realized gains                              15.4           1.3          2.3 (1)        19.0                       19.0
     Fee revenue                                         20.1                                       20.1                       20.1
     Restructuring income                                30.4                                       30.4                       30.4
     Other income                                        10.2                                       10.2                       10.2
                                                      -------       -------      -------      ----------     -----        ---------

            Total revenues                            1,685.4         209.5          3.0         1,897.9       0.1          1,898.0
                                                      -------       -------      -------      ----------     -----        ---------

Benefits and expenses:
     Insurance policy benefits and change in
        future policy benefits                          626.0         127.3                        753.3      (1.0)(16)       752.3
     Interest expense on annuities
        and financial products                          378.3                                      378.3                      378.3
     Interest expense on notes payable                   67.6           4.0          1.0 (2)        70.1                       70.1
                                                                                    (2.5)(3)

     Interest expense on investment borrowings           10.7                                       10.7                       10.7
     Amortization related to operations                 168.3          10.9        (10.9)(4)       188.7       0.1 (16)       188.8
                                                                                    13.2 (4)
                                                                                     7.2 (5)
     Amortization related to realized gains              15.1                                       15.1       0.1 (16)        15.2
     Other operating costs and expenses                 157.9          42.4                        200.3       1.1 (16)       201.4
                                                      -------       -------      -------      ----------      -----       ---------

            Total benefits and expenses               1,423.9         184.6          8.0         1,616.5       0.3          1,616.8
                                                      -------       -------      -------      ----------      -----       ---------

            Income (loss) before income
                taxes, minority interest
                and extraordinary charge                261.5          24.9         (5.0)          281.4      (0.2)           281.2
Income tax expense (benefit)                            100.3           8.1          0.8 (6)       109.2       0.1 (17)       109.3

                                                      -------       -------      -------      ----------      -----       ---------
            Income (loss) before  minority
                interest  and
                extraordinary charge                    161.2          16.8         (5.8)          172.2      (0.3)           171.9

Minority interest                                        12.3                                       12.3      (7.9)(18)         4.4
                                                      -------       -------       -------      ----------     ------       ---------

            Income (loss) before
              extraordinary charge                   $  148.9       $  16.8       $ (5.8)      $   159.9      $7.6         $  167.5
                                                      =======       =======       =======      =========      =====       =========

Earnings per common share and
     common equivalent share:
     Primary:
         Weighted average shares outstanding             77.0                       13.1(7)         90.1       2.6 (19)        92.7
                                                      =======                    =======       =========       ====        ========
         Income before extraordinary  charge            $1.93                                      $1.77                      $1.81
                                                      =======                                  =========                    =======

     Fully diluted:
         Weighted average shares outstanding             77.8                       18.1(7)         95.9       2.6 (19)        98.5
                                                      =======                    =======       =========       ====        ========
         Income before extraordinary  charge            $1.91                                      $1.69                      $1.73
                                                      =======                                  =========                   ========





 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts are carried forward to page 76.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)
                                                                                                           Pro forma
                                                                                                           adjustments
                                                                                                            relating
                                                                                  Pro forma                  to the
                                                      Pro forma                  adjustments    Pro forma   Preferred    Pro forma
                                                       Conseco          CAF      relating to     Conseco    Securities    Conseco
                                                     subtotal (a)    historical  the CAF Merger  subtotal    Offering   subtotal (b)
                                                     ------------   ----------- ---------------  ---------   --------   ----------


Revenues:
     Insurance policy income                        $ 1,084.1        $146.6       $   -          $1,230.7     $  -   $  1,230.7
     Investment activity:
         Net investment income                          741.5          27.3          (1.7)(22)      767.1                 767.1



         Net trading losses                              (7.3)                                       (7.3)                 (7.3)
         Net realized gains                              19.0           0.1          (0.1)(22)       19.0                  19.0
     Fee revenue                                         20.1                                        20.1                  20.1
     Restructuring income                                30.4                                        30.4                  30.4
     Other income                                        10.2                                        10.2                  10.2
                                                       ------      ---------     ---------       ---------   --------  --------

            Total revenues                            1,898.0         174.0          (1.8)        2,070.2               2,070.2
                                                      -------      ---------     ---------       ---------   --------  --------

Benefits and expenses:
     Insurance policy benefits and
       change in future policy benefits                 752.3          80.9          (1.5)(23)      831.7                 831.7
     Interest expense on annuities and
       financial products                               378.3                                       378.3                 378.3
     Interest expense on notes payable                   70.1           1.0          (1.0)(24)       88.7      (10.8)(41)  77.9
                                                                                     18.6 (25)

     Interest expense on investment borrowings           10.7                                        10.7                  10.7
     Amortization related to operations                 188.8          12.3         (12.3)(26)      207.9                 207.9
                                                                                     16.2 (26)
                                                                                      2.9 (27)
     Amortization related to realized gains              15.2                                        15.2                  15.2
     Other operating costs and expenses                 201.4          38.2                         239.6                 239.6
                                                       ------     ---------      ---------       ---------   --------   -------

            Total benefits and expenses               1,616.8         132.4          22.9         1,772.1      (10.8)   1,761.3
                                                      -------      --------      ---------       ---------   --------   -------

            Income (loss) before income
               taxes, minority interest
               and extraordinary charge                 281.2          41.6         (24.7)          298.1       10.8      308.9
Income tax expense (benefit)                            109.3          14.5          (7.6)(28)      116.2        3.8 (42) 120.0

                                                       ------      --------     ---------       ---------    -------     ------
            Income (loss) before  minority
               interest  and
               extraordinary charge                     171.9          27.1         (17.1)          181.9        7.0      188.9

Minority interest                                         4.4                                         4.4                   4.4
                                                       ------     ---------     ---------       ---------    -------     ------

            Income (loss) before extraordinary
              charge                                   $167.5      $   27.1     $   (17.1)      $   177.5   $    7.0    $ 184.5
                                                       ======     =========     =========       =========    =======     ======

Earnings per common share and common equivalent
     share:
     Primary:
         Weighted average shares outstanding             92.7                         2.4(29)        95.1                  95.1
                                                       ======                   =========       =========                 =====
         Income before extraordinary  charge            $1.81                                       $1.87                 $1.83 (43)
                                                       ======                                   =========                 =====

     Fully diluted:
         Weighted average shares outstanding             98.5                         2.4(29)       100.9                 100.9
                                                       ======                   =========       =========                 =====
         Income before extraordinary  charge            $1.73                                       $1.78                 $1.75 (43)
                                                       ======                                   =========                 =====




The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 75.
(b)  Amounts have been carried forward to page 77.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                                                   Pro forma
                                                                                                    for the
                                                                                  Pro forma         Merger
                                                      Pro forma                  adjustments       and other
                                                       Conseco          THI      relating to       planned
                                                     subtotal (a)    historical  the THI Merger   transactions
                                                     ------------   ----------- ---------------    -----------


Revenues:
     Insurance policy income                         $ 1,230.7      $ 55.6       $   -              $ 1,286.3
         Net investment income                           767.1        19.9        (3.3) (46)            783.7


         Net trading losses                               (7.3)                                          (7.3)
         Net realized gains                               19.0         0.3        (0.3) (46)             19.0
     Fee revenue                                          20.1                                           20.1
     Restructuring income                                 30.4                                           30.4
     Other income                                         10.2         0.6                               10.8
                                                       -------     -------      --------           -----------

            Total revenues                             2,070.2        76.4        (3.6)               2,143.0
                                                       -------     -------      --------           -----------

Benefits and expenses:
     Insurance policy benefits and
       change in future policy benefits                  831.7        37.1                              868.8
     Interest expense on annuities and
       financial products                                378.3                                          378.3
     Interest expense on notes payable                    77.9         4.5        (4.5) (47)             78.5
                                                                                   0.6  (47)

     Interest expense on investment borrowings            10.7                                           10.7
     Amortization related to operations                  207.9         4.2        (4.2) (48)            214.9
                                                                                   7.0  (48)

     Amortization related to realized gains               15.2                                           15.2
     Other operating costs and expenses                  239.6        16.7                              256.3
                                                       -------     -------     --------          ------------

            Total benefits and expenses                1,761.3        62.5        (1.1)               1,822.7
                                                      -------      -------     --------         -------------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                 308.9        13.9        (2.5)                 320.3
Income tax expense (benefit)                             120.0         4.9        (0.9)(49)             124.0

                                                       -------     -------      -------          ------------
            Income (loss) before  minority
                interest  and
                extraordinary charge                     188.9         9.0        (1.6)                 196.3

Minority interest                                          4.4                                            4.4
                                                       -------     -------     --------              --------

            Income (loss) before extraordinary
                 charge                                $ 184.5     $   9.0     $  (1.6)               $ 191.9
                                                       =======     =======     ========              ========

Earnings per common share and common equivalent
     share:
     Primary:
         Weighted average shares outstanding              95.1                     4.7 (50)             99.8
                                                       =======                  ======               ========
         Income before extraordinary  charge             $1.83 (43)                                     $1.82
                                                       =======                                       ========

     Fully diluted:
         Weighted average shares outstanding             100.9                     4.7 (50)            105.6
                                                       =======                  ======               ========
         Income before extraordinary  charge             $1.75 (43)                                     $1.74
                                                       =======                                       ========

The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 76.

                                       77


                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)
                                                                                                            Pro forma
                                                                                                          adjustments
                                                       Pro forma                   Pro forma               relating
                                                        Conseco                   adjustments    Pro forma   to the       Pro forma
                                                       before the      ATC      relating to the   for the     BLH         Conseco
                                                         Merger      historical      Merger        Merger  Transaction   subtotal(a)
                                                     ------------   ----------- ---------------  ---------   -------     ----------

Revenues:
     Insurance policy income                           $ 1,752.8    $ 273.9        $  -          $2,026.7   $ (0.3)(16)   $ 2,026.4

     Investment activity:
         Net investment income                           1,461.1       23.2          1.8 (1)      1,486.1     (0.1)(16)     1,486.0



         Net trading income                                  2.5                                      2.5                       2.5
         Net realized gains                                220.3        0.2          2.0 (1)        222.5     (0.4)(16)       222.1
     Fee revenue                                            33.9                                     33.9                      33.9
     Restructuring income                                   15.2                                     15.2                      15.2
     Other income                                           12.6                                     12.6     (0.1)(16)        12.5
                                                        --------     ------       ------         --------    -----        ---------

            Total revenues                               3,498.4      297.3          3.8          3,799.5     (0.9)         3,798.6
                                                        --------     ------       ------         --------    -----        ---------

Benefits and expenses:
     Insurance policy benefits
        and change in future policy benefits             1,261.4      172.9                       1,434.3     (1.7)(16)     1,432.6
     Interest expense on annuities an
        financial products                                 758.5                                    758.5      0.3 (16)       758.8
     Interest expense on notes payable                     143.5        3.3          1.9 (2)        145.5     (0.4)(16)       145.1
                                                                                    (3.2)(3)

     Interest expense on investment borrowings              30.2                                     30.2                      30.2
     Amortization related to operations                    307.3       22.7        (22.7)(4)        345.2     (2.8)(16)       342.4
                                                                                    23.5 (4)
                                                                                    14.4 (5)
     Amortization related to realized gains                144.4                                    144.4     (0.6)(16)       143.8
     Loss on sale of long-term care business                 -
     Expenses of spin-off and related transactions           -
     Other operating costs and expenses                    356.4       63.7                         420.1      5.9 (16)       426.0
                                                        --------     ------    ---------         --------    -----          -------

            Total benefits and expenses                  3,001.7      262.6         13.9          3,278.2      0.7          3,278.9
                                                        --------     ------    ---------         --------    -----          -------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                   496.7       34.7        (10.1)           521.3     (1.6)           519.7
Income tax expense (benefit)                               192.3       11.0          1.5 (6)        204.8     (0.6)(17)       204.2

                                                        --------     ------     ---------        --------    -----           ------
            Income (loss) before  minority
                interest  and
                extraordinary charge                       304.4       23.7        (11.6)           316.5     (1.0)           315.5

Minority interest                                           21.3                                     21.3    (12.6)(18)         8.7
                                                        --------     ------     ---------        --------    -----           ------

            Income (loss) before extraordinary charge    $ 283.1    $  23.7     $  (11.6)        $  295.2   $ 11.6          $ 306.8
                                                        ========     ======     =========        ========    =====          =======


Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding                75.7                    13.1 (7)         88.8      2.6 (19)        91.4
                                                        ========                 =======         ========    =====           ======
         Income before extraordinary  charge               $3.74                                    $3.32                     $3.36
                                                        ========                                 ========                    ======

     Fully diluted:
         Weighted average shares outstanding                76.0                    18.1(7)          94.1      2.6 (19)        96.7
                                                        ========                 =======         ========    =====           ======
         Income before extraordinary  charge               $3.72                                    $3.15                     $3.19
                                                        ========                                 ========                    ======








 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts are carried forward to page 79.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)
                                                                                                           Pro forma
                                                                                                           adjustments
                                                                                                            relating
                                                                                  Pro forma                  to the
                                                      Pro forma                  adjustments    Pro forma   Preferred    Pro forma
                                                       Conseco          CAF      relating to     Conseco    Securities    Conseco
                                                     subtotal (a)    historical  the CAF Merger  subtotal    Offering   subtotal (b)
                                                     ------------   ----------- ---------------  ---------   --------   ----------

Revenues:
     Insurance policy income                         $ 2,026.4      $ 282.1        $ -           $ 2,308.5   $   -     $ 2,308.5
     Investment activity:
         Net investment income                         1,486.0         48.6         (3.4) (22)     1,531.2               1,531.2



         Net trading income                                2.5                                        2.5                    2.5
         Net realized gains                              222.1                      (0.1) (22)      222.0                  222.0
     Fee revenue                                          33.9                                       33.9                   33.9
     Restructuring income                                 15.2                                       15.2                   15.2
     Other income                                         12.5          0.1                          12.6                   12.6
                                                       -------     ---------    ---------      -----------    ------    --------

            Total revenues                             3,798.6        330.8         (3.5)         4,125.9                4,125.9
                                                       -------     ---------    ---------      -----------    ------    --------

Benefits and expenses:
     Insurance policy benefits
       and change in future policy benefits            1,432.6        155.3         (3.0) (23)    1,584.9                1,584.9
     Interest expense on annuities
       and financial products                            758.8                                      758.8                  758.8
     Interest expense on notes payable                   145.1          2.4         (2.4) (24)      182.2     (21.5)(41)   160.7
                                                                                    37.1  (25)

     Interest expense on investment borrowings            30.2                                       30.2                   30.2
     Amortization related to operations                  342.4         21.5        (21.5) (26)      380.2                  380.2
                                                                                    32.0  (26)
                                                                                     5.8  (27)
     Amortization related to realized gains              143.8                                      143.8                  143.8
     Loss on sale of long-term care business
     Expenses of spin-off and related transactions
     Other operating costs and expenses                  426.0         80.0                         506.0                  506.0
                                                       -------     ---------     ---------      -----------   -------    -------

            Total benefits and expenses                3,278.9        259.2         48.0          3,586.1     (21.5)     3,564.6
                                                       -------     ---------    ---------      -----------    ------     -------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                 519.7         71.6        (51.5)           539.8      21.5        561.3
Income tax expense (benefit)                             204.2         25.6        (16.0) (28)      213.8       7.5 (42)   221.3

                                                       -------     ---------    ---------      -----------   ------      -------
            Income (loss) before  minority
                interest  and
                extraordinary charge                     315.5         46.0        (35.5)           326.0      14.0        340.0

Minority interest                                          8.7                                        8.7                    8.7
                                                       -------     ---------    ---------      ----------    ------      -------

            Income (loss) before extraordinary
              charge                                   $ 306.8     $   46.0      $ (35.5)         $ 317.3    $ 14.0      $ 331.3
                                                       =======     =========    =========      ==========    ======      =======


Earnings per common share and common equivalent
     share:
     Primary:
         Weighted average shares outstanding              91.4                       2.4 (29)        93.8                   93.8
                                                        ======                   =======       ==========                  =====
         Income before extraordinary  charge             $3.36                                      $3.38                  $3.31(43)
                                                        ======                                 ==========                  =====

     Fully diluted:
         Weighted average shares outstanding              96.7                      2.4 (29)         99.1                   99.1
                                                        ======                   =======       ==========                 ======
         Income before extraordinary  charge             $3.19                                      $3.22                  $3.14(43)
                                                        ======                                 ==========                 ======





 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 78.
(b)  Amounts have been carried forward to page 80.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                                                   Pro forma
                                                                                                    for the
                                                                                  Pro forma         Merger
                                                      Pro forma                  adjustments       and other
                                                       Conseco          THI      relating to        planned
                                                     subtotal (a)    historical  the THI Merger   transactions
                                                     ------------   ----------- ---------------   ------------

Revenues:
     Insurance policy income                         $ 2,308.5      $ 190.2       $   -              $ 2,498.7
     Investment activity:
         Net investment income                         1,531.2         49.7        (6.9) (46)          1,574.0



         Net trading income                                2.5                                             2.5
         Net realized gains                              222.0          6.7        (6.7) (46)            222.0
     Fee revenue                                          33.9                                            33.9
     Restructuring income                                 15.2                                            15.2
     Other income                                         12.6                                            12.6
                                                        ------      --------    ---------          -----------

            Total revenues                             4,125.9        246.6       (13.6)               4,358.9
                                                       -------      --------    ---------          -----------

Benefits and expenses:
     Insurance policy benefits
       and change in future policy benefits            1,584.9        131.9                            1,716.8
     Interest expense on annuities
       and financial products                            758.8                                           758.8
     Interest expense on notes payable                   160.7          2.3        (2.3) (47)            161.9
                                                                                    1.2  (47)

     Interest expense on investment borrowings            30.2                                            30.2
     Amortization related to operations                  380.2         24.5       (24.5) (48)            396.1
                                                                                   15.9  (48)

     Amortization related to realized gains              143.8                                           143.8
     Loss on sale of long-term care business                           68.5       (68.5) (51)               -
     Expenses of spin-off and related transactions                      2.2        (2.2) (51)               -
     Other operating costs and expenses                  506.0         58.3                              564.3
                                                        ------     --------    ---------           -----------

            Total benefits and expenses                3,564.6        287.7       (80.4)               3,771.9
                                                       -------     --------    ---------           -----------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                 561.3        (41.1)       66.8                  587.0
Income tax expense (benefit)                             221.3        (14.3)       22.7 (49)             229.7

                                                        ------     --------   ---------            -----------
            Income (loss) before  minority
                interest  and
                extraordinary charge                     340.0        (26.8)       44.1                  357.3

Minority interest                                          8.7                                             8.7
                                                        ------     --------   ---------            -----------

            Income (loss) before extraordinary
               charge                                  $ 331.3      $ (26.8)     $ 44.1             $    348.6
                                                        ======     ========   =========             ==========


Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding              93.8                      4.7(50)               98.5
                                                        ======                  =======               ========
         Income before extraordinary  charge             $3.31 (43)                                      $3.33
                                                        ======                                        ========

     Fully diluted:
         Weighted average shares outstanding              99.1                      4.7(50)              103.8
                                                        ======                  =======               ========
         Income before extraordinary  charge             $3.14 (43)                                      $3.17
                                                        ======                                        ========






 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 79.

                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)
                                                                                                            Pro forma
                                                                                                          adjustments
                                                       Pro forma                   Pro forma               relating
                                                        Conseco                   adjustments    Pro forma   to the       Pro forma
                                                       before the      ATC      relating to the   for the     BLH         Conseco
                                                         Merger      historical      Merger        Merger  Transaction   subtotal(a)
                                                     ------------   ----------- ---------------  ---------   -------     ----------

Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                            $15,872.3       $ 651.8                     $16,524.1   $   -       $16,524.1


         Held-to-maturity fixed maturity securities        -             -                                                      -
         Equity securities at fair value                  99.6           -                            99.6                    99.6
         Mortgage loans                                  404.2           0.4                         404.6                   404.6
         Credit-tenant loans                             309.7           -                           309.7                   309.7
         Policy loans                                    528.7           -                           528.7                   528.7
         Other invested assets                           191.0           -                           191.0                   191.0
         Trading account securities                        0.7           -                             0.7                     0.7
         Short-term investments                          204.6          17.5        (30.4) (8)       222.1                   222.1

                                                                                     30.4  (9)


         Assets held in separate accounts                271.6           -                           271.6                   271.6
                                                     ---------       --------    --------        ---------    ------      --------

                Total investments                     17,882.4         669.7          -           18,552.1       -        18,552.1

     Accrued investment income                           284.1           7.4                         291.5                   291.5
     Cost of policies purchased                        1,893.6          11.2        256.2  (10)    2,149.8      65.0 (16)  2,214.8
                                                                                    (11.2) (10)

     Cost of policies produced                           483.2         160.8       (160.8) (11)      483.2     (50.0)(16)    433.2
     Reinsurance receivables                             374.6           -                           374.6                   374.6
     Income taxes                                        209.7           -          (25.6) (12)      163.1      (5.3)(17)    157.8
                                                                                    (21.0) (12)
     Goodwill                                          1,566.8           -          577.3  (13)    2,144.1      55.3 (16)  2,199.4

     Property and equipment                               89.0           4.0                          93.0                    93.0
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                            40.7           -                            40.7                    40.7
     Other assets                                        234.2          14.3                         248.5                   248.5
                                                     ---------      --------    ---------       ----------    ------     ---------

                Total assets                         $23,058.3      $  867.4    $   614.9       $ 24,540.6    $ 65.0     $24,605.6
                                                     =========      ========    =========       ==========    ======     =========









 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts are carried forward to page 82.

                                   CONSECO
                PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)
                                                                                                           Pro forma
                                                                                                           adjustments
                                                                                                            relating
                                                                                  Pro forma                  to the
                                                      Pro forma                  adjustments    Pro forma   Preferred    Pro forma
                                                       Conseco          CAF      relating to     Conseco    Securities    Conseco
                                                     subtotal (a)    historical  the CAF Merger  subtotal    Offering   subtotal (b)
                                                     ------------   ----------- ---------------  ---------   --------   ----------


Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                            $ 16,524.1     $ 318.1       $ 351.8 (30)    $17,291.1  $ -          $17,291.1
                                                                                     97.1 (31)

         Held-to-maturity fixed maturity securities         0.0       351.8        (351.8)(30)          0.0                     0.0
         Equity securities at fair value                   99.6         -                              99.6                    99.6
         Mortgage loans                                   404.6         -                             404.6                   404.6
         Credit-tenant loans                              309.7         -                             309.7                   309.7
         Policy loans                                     528.7         -                             528.7                   528.7
         Other invested assets                            191.0         -                             191.0                   191.0
         Trading account securities                         0.7         -                               0.7                     0.7
         Short-term investments                           222.1         2.2        (534.0)(32)        224.3    331.2 (44)     224.3

                                                                                    (26.0)(32)                (331.2)(44)
                                                                                    (29.5)(32)
                                                                                    589.5 (33)
         Assets held in separate accounts                 271.6         -                             271.6                   271.6
                                                    -----------     -------      --------          --------   --------     ---------

                Total investments                      18,552.1       672.1          97.1          19,321.3      0.0       19,321.3

     Accrued investment income                            291.5         8.3                           299.8                   299.8
     Cost of policies purchased                         2,214.8                     483.3 (34)      2,698.1                 2,698.1


     Cost of policies produced                            433.2       266.4        (266.4)(35)        433.2                   433.2
     Reinsurance receivables                              374.6         -                             374.6                   374.6
     Income taxes                                         157.8         -           (80.1)(36)         25.9                    25.9
                                                                                    (51.8)(36)
     Goodwill                                           2,199.4         -           232.5 (37)      2,431.9                 2,431.9

     Property and equipment                                93.0         4.8                            97.8                    97.8
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                             40.7         -                              40.7                    40.7
     Other assets                                         248.5        28.8                           277.3                   277.3
                                                      ---------     -------       --------       ----------   ------      ---------

                Total assets                          $24,605.6    $  980.4       $ 414.6        $ 26,000.6     $-        $26,000.6
                                                      =========     =======       ========       ==========   ======      =========





 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 81.
(b)  Amounts have been carried forward to page 83.

                                    CONSECO
                       PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                                                   Pro forma
                                                                                                    for the
                                                                                  Pro forma         Merger
                                                      Pro forma                  adjustments       and other
                                                       Conseco          THI      relating to       planned
                                                     subtotal (a)    historical  the THI Merger   transactions
                                                     ------------   ----------- ---------------    -----------

Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                            $ 17,291.1     $ 480.5       $ (83.1)(52)      $ 17,688.5


         Held-to-maturity fixed maturity securities         0.0                                            0.0
         Equity securities at fair value                   99.6         0.9                              100.5
         Mortgage loans                                   404.6         8.6                              413.2
         Credit-tenant loans                              309.7                                          309.7
         Policy loans                                     528.7        17.8                              546.5
         Other invested assets                            191.0         5.1                              196.1
         Trading account securities                         0.7                                            0.7
         Short-term investments                           224.3        21.0          83.1 (52)           245.3
                                                                                     18.5 (53)
                                                                                    (18.5)(53)
                                                                                    (58.3)(53)
                                                                                    (24.8)(53)
         Assets held in separate accounts                 271.6                                          271.6
                                                      ---------      ------       -------            ---------

                Total investments                      19,321.3       533.9         (83.1)            19,772.1

     Accrued investment income                            299.8         6.4                              306.2
     Cost of policies purchased                         2,698.1        11.3         121.9 (54)         2,820.0
                                                                                    (11.3)(54)

     Cost of policies produced                            433.2        28.8         (28.8)(55)           433.2
     Reinsurance receivables                              374.6       319.7        (253.4)(57)           440.9
     Income taxes                                          25.9                     (25.9)(56)              -

     Goodwill                                           2,431.9                                        2,431.9

     Property and equipment                                97.8                                           97.8
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                             40.7                                           40.7
     Other assets                                         277.3        24.4                              301.7
                                                      ---------      ------       -------            ---------

                Total assets                          $26,000.6      $924.5      $ (280.6)           $26,644.5
                                                      =========      ======       =======            =========






 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 82.

                                       83


                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)
                                                                                                            Pro forma
                                                                                                          adjustments
                                                       Pro forma                   Pro forma               relating
                                                        Conseco                   adjustments    Pro forma   to the       Pro forma
                                                       before the      ATC      relating to the   for the     BLH         Conseco
                                                         Merger      historical      Merger        Merger  Transaction   subtotal(a)
                                                     ------------   ----------- ---------------  ---------   -------     ----------

Liabilities:
     Insurance liabilities                              $18,133.2    $ 563.9      $   -          $ 18,697.1   $   -      $ 18,697.1
     Income tax liabilities                                   -         21.0       (21.0)(12)           0.0                      -
     Investment borrowings                                  516.6        -                            516.6                   516.6
     Other liabilities                                      457.9        8.0        11.2 (14)         477.1                   477.1
     Liabilities related to separate accounts               271.6        -                            271.6                   271.6
     Notes payable of Conseco                             1,198.5      103.5        30.4 (9)        1,468.9     437.9 (20)  1,906.8
                                                                                   136.5 (14)

     Notes payable of Bankers Life Holding
         Corporation, not direct obligations
         of Conseco                                         437.9        -                            437.9    (437.9)(20)      -


                                                        ---------    -------      ------          ---------    ------     ---------

                Total liabilities                        21,015.7      696.4       157.1           21,869.2       -        21,869.2
                                                        ---------    -------      ------          ---------    ------     ---------

Minority interest                                           150.7        -           -                150.7     (57.5)(18)     93.2


                                                        ---------    -------      ------          ----------    -----       -------

Shareholders' equity:
     Preferred stock                                        267.1        -                            267.1                   267.1

     Monthly income preferred stock                           -          -                                                       -
     Common stock and additional paid-in capital          1,040.9      63.8        (63.8)(15)       1,669.7     122.5 (21)  1,792.2
                                                                                   628.8 (15)

     Unrealized appreciation (depreciation)
        of securities                                      (56.1)     (10.8)        10.8 (15)         (56.1)                 (56.1)

     Retained earnings                                      640.0     118.0       (118.0)(15)         640.0                   640.0

                                                        ---------    ------       ------          ---------    ------      --------

         Total shareholders' equity                       1,891.9     171.0        457.8            2,520.7     122.5       2,643.2
                                                        ---------    ------       ------          ---------    ------     ---------

         Total liabilities and shareholders' equity     $23,058.3    $867.4       $614.9          $24,540.6   $  65.0     $24,605.6
                                                        =========    ======       ======          =========    ======     =========









 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts are carried forward to page 85.

                                   CONSECO
                PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)
                                                                                                           Pro forma
                                                                                                           adjustments
                                                                                                            relating
                                                                                  Pro forma                  to the
                                                      Pro forma                  adjustments    Pro forma   Preferred    Pro forma
                                                       Conseco          CAF      relating to     Conseco    Securities    Conseco
                                                     subtotal (a)    historical  the CAF Merger  subtotal    Offering   subtotal (b)
                                                     ------------   ----------- ---------------  ---------   --------   ----------
Liabilities:
     Insurance liabilities                           $ 18,697.1     $ 587.9      $ 85.0 (38)    $19,370.0    $   -       $ 19,370.0
     Income tax liabilities                                 0.0        51.8       (51.8)(36)           -                         -
     Investment borrowings                                516.6         -                           516.6                     516.6
     Other liabilities                                    477.1        16.9                         494.0                     494.0
     Liabilities related to separate accounts             271.6         -                           271.6                     271.6
     Notes payable of Conseco                           1,906.8        29.5       (29.5)(39)      2,496.3     (331.2)(44)   2,165.1
                                                                                  589.5 (33)

     Notes payable of Bankers Life Holding
         Corporation, not direct obligations
         of Conseco                                         -         -                               -                        -


                                                       -------     --------      -------     -------------    -------      ---------

                Total liabilities                      21,869.2       686.1       593.2          23,148.5     (331.2)      22,817.3
                                                       -------     --------      -------     -------------    -------      ---------

Minority interest                                          93.2         -           -                93.2                      93.2


                                                        -------    --------      -------     -------------    -------      ---------

Shareholders' equity:
     Preferred stock                                      267.1         -                           267.1                     267.1

     Monthly income preferred stock                         -           -                              -       350.0 (45)     350.0
     Common stock and additional paid-in capital        1,792.2        35.5       (35.5)(40)      1,907.9      (18.8)(45)   1,889.1
                                                                                  115.7 (40)

     Unrealized appreciation (depreciation) of
       securities                                         (56.1)       (2.1)        2.1 (40)        (56.1)                    (56.1)

     Retained earnings                                    640.0       260.9      (260.9)(40)        640.0                     640.0

                                                       --------    --------     -------           --------    -------      --------

         Total shareholders' equity                     2,643.2       294.3      (178.6)          2,758.9      331.2        3,090.1
                                                       --------    --------     -------          --------     ------       --------

         Total liabilities and shareholders' equity   $24,605.6    $  980.4    $  414.6        $ 26,000.6     $   -       $26,000.6
                                                       ========    ========     =======        ==========     ======      =========







 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 84.
(b)  Amounts have been carried forward to page 86.

                                    CONSECO
                       PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                                                   Pro forma
                                                                                                    for the
                                                                                  Pro forma         Merger
                                                      Pro forma                  adjustments       and other
                                                       Conseco          THI      relating to       planned
                                                     subtotal (a)    historical  the THI Merger   transactions
                                                     ------------   ----------- ---------------    -----------

Liabilities:
     Insurance liabilities                            $ 19,370.0    $ 612.7      $(253.4)(57)    $19,729.3
     Income tax liabilities                                  0.0       18.4          2.8 (56)         21.2
     Investment borrowings                                 516.6                                     516.6
     Other liabilities                                     494.0       17.0                          511.0
     Liabilities related to separate accounts              271.6                                     271.6
     Notes payable of Conseco                            2,165.1      108.3        (58.3)(58)      2,183.6
                                                                                   (50.0)(58)
                                                                                    18.5 (58)
     Notes payable of Bankers Life Holding
         Corporation, not direct obligations
         of Conseco                                          -                                         -


                                                        -------    --------        -------       ---------

                Total liabilities                       22,817.3      756.4       (340.4)         23,233.3
                                                        --------   --------       --------       ---------

Minority interest                                           93.2                                      93.2


                                                        --------   --------       -------         ---------

Shareholders' equity:
     Preferred stock                                       267.1       22.8        (22.8)(59)        267.1

     Monthly income preferred stock                        350.0                                     350.0
     Common stock and additional paid-in capital         1,889.1      169.7       (169.7)(59)      2,117.0
                                                                                   121.7 (59)
                                                                                   106.2 (59)
     Unrealized appreciation (depreciation)
       of securities                                       (56.1)       4.0         (4.0)(59)        (56.1)

     Retained earnings                                     640.0      (28.4)        28.4 (59)        640.0

                                                        -------     --------     ---------      ----------

         Total shareholders' equity                      3,090.1      168.1         59.8           3,318.0
                                                        -------     --------      --------      ----------

         Total liabilities and shareholders' equity    $26,000.6    $ 924.5      $(280.6)      $ 26,644.5
                                                       =========    ========      ========      ==========





 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 85.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

PRO FORMA ADJUSTMENTS


     TRANSACTIONS RELATING TO THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Conseco Common Stock it receives in the Merger shortly after the Effective Time. In the Merger, each outstanding share of ATC Common Stock is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on an average price of Conseco's Common Stock prior to its closing (it is assumed the Conseco Share Price will be $48.00, resulting in an exchange ratio of .7298 shares valued at $35.03). Conseco will issue an assumed 13.1 million shares of Conseco Common Stock with a value of approximately $628.8 million to acquire the ATC Common
Stock. In addition, Conseco will assume the Debentures, which will be convertible into an assumed 5.0 million shares of Conseco Common Stock with a value of approximately $240 million. In addition, Conseco is expected to incur costs related to the Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

The cost to acquire ATC is allocated as follows (dollars in millions):
Book value of assets acquired based on the assumed date of the
     Merger (June 30, 1996) ............................................................    $171.0
Convertible subordinated debentures assumed by Conseco at the
     assumed date of the Merger.........................................................     103.5

Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the Merger:
        Cost of policies purchased (related to the Merger)..............................     256.2
        Cost of policies produced and cost of policies purchased (historical)               (172.0)
        Goodwill (related to the Merger)................................................     577.3
        Income taxes....................................................................     (25.6)
        Other liabilities...............................................................     (11.2)
                                                                                           --------

             Total estimated fair value adjustments.....................................     624.7
                                                                                           -------

     Total cost to acquire ATC..........................................................    $899.2
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the Merger as of January 1, 1995, are summarized below.

     (1) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (2) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million and $.1 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and
           (2) a decrease (or increase) in pro forma net income of $.1 million and $.1 million for the same respective periods.

     (3) Interest expense is reduced to reflect the amortization of the liability established at the assumed date of the Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (4) Amortization of the cost of policies produced and the cost of policies purchased prior to the Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (5) Amortization of goodwill acquired in the Merger is recognized over a 40-year period on a straight-line basis.

     (6) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (7) Common shares outstanding are increased to reflect the Conseco shares issued in the Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

     Adjustments to the pro forma consolidated balance sheet to give effect to the Merger as of June 30, 1996, are summarized below.

     (8)   Cash is reduced for payments made to complete the Merger.

     (9) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the Merger.

     (10) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the Merger. Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.

           The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -    Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -    Complexity of the acquired company.

           - Prices paid (i.e.,discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                  June 30,                    balance       amortization       of interest     amortization         balance
                 -----------                ----------      -------------      ------------    -------------       ---------

                    1997                      $256.2            $33.7             $13.5           $20.2             $236.0
                    1998                       236.0             30.8              12.3            18.5              217.5
                    1999                       217.5             28.2              11.4            16.8              200.7
                    2000                       200.7             26.0              10.4            15.6              185.1
                    2001                       185.1             24.0               9.6            14.4              170.7

     (11) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (12) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax liabilities of ATC are netted against deferred tax assets of Conseco.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (13)  Goodwill acquired in the Merger is recognized.

     (14) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the Merger. Such fair value represents the value of the Conseco Common Stock which ATC's convertible subordinated debentures will be convertible into after the Merger. It is assumed that the holders of such debentures do not convert into Conseco Common Stock at the time of the Merger.

           In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

     (15) The prior shareholders' equity of ATC is eliminated in conjunction with the Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the Merger.


OTHER PLANNED TRANSACTIONS

     Transactions relating to the BLH Transaction

     Conseco has proposed to acquire all of the common stock of BLH, not previously owned by Conseco. In the BLH Transaction, each share of BLH common stock would be converted into the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to closing (it is assumed that such price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of .5208 shares valued at $25.00). Conseco will issue an assumed 2.6 million shares of Conseco Common Stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Transaction is valued at the assumed dates of acquisition.

     Adjustments to give effect to the BLH Transaction are summarized below:

     (16) As described above, the BLH Transaction is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Transaction was completed on the assumed dates of acquisition.

     (17) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (18) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (19) Common shares outstanding are increased to reflect the shares of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

     (20) Notes payable of BLH are reclassified as notes payable of Conseco, since BLH is now wholly owned by Conseco.

     (21) Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


     Transactions relating to the CAF Merger

     The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the CAF Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30 in cash and the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to its closing (it is assumed that such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of .1354). Conseco will pay approximately $534 million in cash and issue an assumed 2.4 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco is expected to assume a note payable of CAF of $29.5 million and incur costs related to the CAF Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     CAF Merger (June 30, 1996) ........................................................    $294.3
Notes payable of CAF assumed by Conseco at the assumed date
     of the CAF Merger..................................................................      29.5

Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the CAF Merger:
        Actively managed fixed maturity securities......................................     448.9
        Held-to-maturity fixed maturity securities......................................    (351.8)
        Cost of policies purchased (related to the CAF Merger)..........................     483.3
        Cost of policies produced.......................................................    (266.4)
        Goodwill (related to the CAF Merger)............................................     232.5
        Insurance liabilities ..........................................................     (85.0)
        Income taxes....................................................................     (80.1)
                                                                                            --------

             Total estimated fair value adjustments.....................................     381.4
                                                                                           -------

     Total cost to acquire CAF..........................................................    $705.2
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1995, are summarized below.

     (22) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (23) Change in policy benefits is reduced to reflect the purchase accounting adjustments made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

     (24) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (25) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the CAF Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the CAF Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $2.9 million and $1.5 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $1.9 million and $1.0 million for the same respective periods.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (26) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent.

     (27) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

     (28) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (29) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

     Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of June 30, 1996, are summarized below.

     (30) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (31)  CAF's fixed maturity securities are restated to estimated fair value.

     (32)  Cash is reduced for payments made to complete the CAF Merger.

     (33) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the CAF Merger.

     (34) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

           The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -    Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -    Complexity of the acquired company.

           - Prices paid (i.e.,discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                  June 30,                    balance       amortization       of interest     amortization         balance
                 -----------                -----------     -------------     ------------     ------------      -----------

                    1997                      $483.3            $59.3             $26.6           $32.7             $450.6
                    1998                       450.6             54.2              24.7            29.5              421.1
                    1999                       421.1             51.3              23.2            28.1              393.0
                    2000                       393.0             48.6              21.7            26.9              366.1
                    2001                       366.1             46.1              20.1            26.0              340.1


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (35) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (36) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, deferred tax liabilities of CAF are netted against deferred tax assets of Conseco.


     (37)  Goodwill acquired in the CAF Merger is recognized.

     (38) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

     (39) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (40) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the CAF Merger.

     Transactions relating to the Preferred Securities Offering

     Conseco intends to issue $350 million par value of 9.25 percent tax deductible Preferred Securities and use the proceeds to reduce borrowings under the Conseco Credit Agreement.

     (41) Interest expense is reduced to reflect the repayment of borrowings under the Conseco Credit Agreement.

           A change in interest rates of .5 percent on the borrowings under the Conseco Credit Agreement to be repaid from the Preferred Securities Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $1.7 million and $.8 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) an increase (or decrease) in pro forma net income of $1.1 million and $.5 million for the same respective periods.

     (42) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

     (43) Earnings per share are adjusted to reflect the change in net income and the payment of dividends (net of related tax benefit) on the Preferred Securities.

     (44) Notes payable are reduced to reflect the repayment of borrowings under the Conseco Credit Agreement using the net proceeds from the Preferred Securities.

     (45) Preferred stock is increased by the total par value of the Preferred Securities. Issuance and other transaction costs related to the Preferred Securities are charged to paid-in capital.

     Transactions relating to the THI Merger

     The THI Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the THI Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the THI Merger, each outstanding share of THI common stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on the price of Conseco Common Stock prior to its closing (it is assumed such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of 1.4583 shares valued at $70.00). Conseco will issue an assumed 2.5 million shares of Conseco Common Stock with a value of approximately $121.7 million to acquire the THI Common Stock (or equivalents). In addition, THI's convertible subordinated notes (the "THI Convertibles Notes") will be exchanged

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

for Conseco convertible subordinated notes (the "Conseco Convertible Notes") which will be convertible into shares of Conseco Common Stock based on the price of Conseco Common Stock prior to the THI Merger (such fully converted value being the same as the THI Convertible Notes). Using the same assumption that each share of THI will be convertible into 1.4583 shares of Conseco Common Stock with a value of $70.00, in aggregate, the Conseco Convertible Notes will be convertible into 2.2 million shares of Conseco Common Stock with a value of approximately $106.2 million. Immediately after the THI Merger, Conseco plans to cause the Conseco Convertible Notes to be converted by payment of a premium of $8.5 million. Conseco is expected to incur costs related to the THI Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $10 million.

The cost to acquire THI is allocated as follows (dollars in millions):

Book value of assets acquired based on assumed date of the
     THI Merger (June 30, 1996) ........................................................    $168.1
THI Convertible Notes exchanged into Conseco Convertible Notes and converted
     to Conseco Common Stock at the assumed date of the THI Merger......................      50.0
Less book value of THI preferred stock..................................................     (22.8)

Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the THI Merger:
        Cost of policies purchased (related to the THI Merger)..........................     117.3
        Cost of policies produced and cost of policies purchased (historical)...........     (40.1)
        Income taxes....................................................................     (24.1)
        Premium incurred to cause the conversion of the Conseco Convertible Notes.......      (8.5)
        Premium incurred to retire THI preferred stock..................................      (2.0)
                                                                                          ---------

             Total estimated fair value adjustments.....................................      42.6
                                                                                          --------

     Total cost to acquire THI..........................................................    $237.9
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1995, are summarized below.

     (46) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.1 million fixed maturity investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $24.8 million.

     (47) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the Conseco Convertible Notes (which were issued in exchange for the THI Convertible Notes) into Conseco Common Stock. Interest expense is increased to reflect borrowings by Conseco to: (i) pay the estimated cost of the THI Merger; and (ii) pay the $8.5 million premium to cause Conseco's Convertible Notes to be converted.

     (48) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (49) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (50) Common shares outstanding are increased to reflect the Conseco shares issued in the THI Merger and the conversion of the Conseco Convertible Notes.

     (51) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and previous pro forma adjustments for the ATC Merger did not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Adjustments to the pro forma consolidated balance sheet to give effect to the THI Merger as of June 30, 1996, are summarized below.

     (52) Actively managed fixed maturity securities with a carrying value of $83.1 million are assumed to be sold at the date of the THI Merger.

     (53) Short-term investments are reduced for: (i) payments made to complete the THI Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $24.8 million; and (iv) the payment of the $8.5 million premium to cause the Conseco Convertible Notes to be converted to Conseco Common Stock. Short-term investments are increased by additional borrowings by Conseco of $18.5 million to complete the THI Merger and related transactions.

     (54) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the THI Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

                The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

                - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

                -   Cost of capital available to fund the acquisition.

                - The perceived likelihood of changes in insurance regulations and tax laws.

                -   Complexity of the acquired company.

                -   Prices  paid   (i.e.,  discount  rates used  in  determining
                    valuations) on similar  blocks of  business  sold  recently.

                The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                     Year ending             Beginning          Gross           Accretion           Net             Ending
                      June 30,                balance       amortization       of interest     amortization         balance
                     -----------           ------------     -------------      -----------     -------------       ---------

                        1997                  $121.9            $20.7              $6.8           $13.9             $108.0
                        1998                   108.0             17.2               6.0            11.2               96.8
                        1999                    96.8             15.7               5.4            10.3               86.5
                        2000                    86.5             14.4               4.8             9.6               76.9
                        2001                    76.9             13.8               4.3             9.5               67.4

     (55) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (56) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

     (57)       Reinsurance receivables and  insurance  liabilities   related to
                business of THI ceded  to  ATC  are eliminated in consolidation.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

     (58) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the Conseco Convertible Notes (which were issued in exchange for the THI Convertible Notes) into Conseco Common Stock. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the THI Merger and related transactions.

     (59) The prior shareholders' equity of THI is eliminated in conjunction with the THI Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the THI Merger. The value of the Conseco Convertible Notes represents the value of the Conseco common stock which the Conseco Convertible Notes are convertible into. Preferred stock of THI is eliminated to reflect its redemption.


























S:\ACCTING\SECRPT\S-4ATC.896\PROFORM4.WPD

                       COMPARISON OF SHAREHOLDERS' RIGHTS

         The following is a summary of material differences between the rights of holders of ATC Common Stock and the rights of holders of Conseco Common Stock.

         The rights of the shareholders of ATC, a Pennsylvania corporation, are currently governed primarily by Pennsylvania law, the ATC Articles of Incorporation (the "ATC Articles") and the ATC Bylaws (the "ATC Bylaws"). Upon consummation of the Merger, ATC shareholders who have not exercised their statutory dissenters rights will become holders of Conseco Common Stock. Because Conseco is an Indiana corporation, the rights of the former ATC shareholders will be governed primarily by Indiana law and Conseco's Amended and Restated Articles of Incorporation ("Conseco Articles of Incorporation") and Amended and Restated Code of By-laws ("Conseco By-Laws"). The summary set forth is a list of material differences in shareholders' rights under Pennsylvania and Indiana law, the ATC Articles, the ATC Bylaws, the Conseco Articles of Incorporation and the Conseco By-Laws. This discussion, however, is not and does not purport to be an exhaustive list or to identify all differences that may, under any given fact situation, be material to ATC shareholders. Moreover, this discussion is qualified in its entirety by reference to the ATC Articles, the ATC Bylaws, the PBCL, the Conseco Articles of Incorporation, the Conseco By-Laws and the IBCL.

Bylaws

         Under the IBCL, only a corporation's board of directors may amend or repeal the corporation's bylaws, unless the articles of incorporation provide otherwise. The Conseco By-Laws provide that they may be amended by a majority vote of the Board of Directors.

         Under the PBCL, the power to adopt, amend or repeal bylaws may be vested by the bylaws in the directors, with statutory exceptions for certain actions and subject to the power of shareholders to change such actions. Pennsylvania law provides that, unless the articles of incorporation otherwise provide, shareholders may change the bylaws without the consent of the directors. The ATC Bylaws provide that the ATC Bylaws may be amended or repealed by a majority vote of the Board of Directors subject to the right of its shareholders to amend or repeal such action by majority vote at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of such purpose at which a quorum is present, except that any repeal or modification to Article XIII (dealing with limitation of directors' lability) shall be prospective only and any repeal or modification to Article X,
Section 8 (dealing with indemnification of directors and officers) may not reduce, terminate or otherwise adversely affect the right of a person who is or was a director or officer to obtain indemnification or advancement of expenses with respect to a proceeding relating to actions or omissions occurring prior to the effective date of such repeal or modification.

Distributions to Shareholders

         Under the IBCL, a corporation may make distributions to its shareholders as long as the corporation's net assets are greater than zero, debts may be paid as they come due, and the payment of these distributions is consistent with the corporation's articles of incorporation. The Conseco
Articles of Incorporation provide that the directors may from time to time distribute to shareholders out of capital surplus a portion of Conseco's assets as provided in the IBCL.

         Under the PBCL, a corporation has the power, subject to restrictions in its bylaws, to make distributions to its shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights, if any, of shareholders having superior preferential rights to those shareholders receiving the distribution. The ATC Bylaws do not contain any limitations on such powers.

Class of Directors

         Under the IBCL, a corporation's articles of incorporation may provide that directors be elected in two or three classes whose terms expire at different times provided that at least one director must be elected at each annual meeting. The Conseco Articles of Incorporation provide for the classification of directors into three classes, each class serving for staggered three-year terms.

         Under the PBCL, the articles of incorporation may provide that directors be elected in two or more classes whose terms expire at different times provided that no single term shall exceed four years. The ATC Articles provide for the classification of directors into three classes, each class serving for staggered three-year terms.

Removal of Directors

         Under the IBCL, directors may be removed in any manner provided in a corporation's articles of incorporation and, in addition, the shareholders or directors may remove a director with or without cause unless the articles of incorporation provide otherwise. The Conseco Articles of Incorporation refer to the Conseco By-laws for provisions relating to removal of directors. The Conseco By-Laws provide that a director may be removed, either for or without cause, at any special meeting of the shareholders called for that purpose, by the affirmative vote of a majority in number of shares present in person or by proxy and entitled to vote for the election of such director.

         Under the PBCL, unless a corporation's articles of incorporation or bylaws provide otherwise, directors may be removed by the shareholders of a corporation for or without cause, and by the board of directors for any proper cause specified in the bylaws. The ATC Articles provide for removal of directors only for cause by the affirmative vote of holders of at least 80 percent of the outstanding shares entitled to vote at an election of directors, voting together as a single class.

Meetings of Shareholders

         Under the IBCL, a corporation with more than fifty shareholders must hold a special meeting of shareholders called by its board of directors or the person or persons specifically authorized to do so by the articles of incorporation or bylaws. The Conseco By-Laws provide that a special meeting of the shareholders may be called by the President, by the Board of Directors or by shareholders holding not less than one-fourth of all shares of Conseco Common Stock outstanding and entitled to vote.

         Under the PBCL, special meetings of shareholders may be called by the board of directors, by shareholders entitled to cast at least 20 percent of the votes which all shareholders are entitled to cast at the particular meeting unless otherwise provided in the articles of incorporation, and by such officers or other persons as may be provided in the bylaws. The ATC Articles and ATC Bylaws permit the President, the Chairman of the Board and shareholders entitled to cast 50 percent of the votes which all shareholders are entitled to cast to call a special meeting.

Action By Shareholders Without Meeting

         Under the IBCL, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action and the action is evidenced by a written consent describing the action and signed by all shareholders entitled to vote on the action. The Conseco By-Laws specifically authorize shareholder action by written consent of all the shareholders entitled to vote on such action.

         Under the PBCL, the bylaws may provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting if there is written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the shareholders were present and voting. The ATC Bylaws permit all actions to be taken by unanimous consent in writing signed by all shareholders who would be entitled to vote at a meeting for such purpose.

Dissenters' Rights

         Under both the IBCL and the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers, consolidations or the sale, lease or exchange of substantially all the assets of another corporation (under limited circumstances). In addition, under both the IBCL and the PBCL, dissenters' rights are generally denied when a corporation's shares are listed on a national securities exchange, or in the case of the PBCL, held of record by more than 2,000 persons.

Certain Statutory and Charter Provisions

         Under both the IBCL and the PBCL, the articles of incorporation may provide for a higher shareholder vote requirement than that required by law in order to approve certain proposed actions or transactions of the corporation. The Conseco Articles of Incorporation require the vote of 80 percent of the votes which shareholders are entitled to cast, to alter, amend or repeal Article IX, Section 5 (minimum price provisions for certain business combinations). The ATC Articles require the vote of 80 percent of the votes which shareholders are entitled to cast to alter, amend or repeal Article 10 of the ATC Articles (removal of directors) or Article 12 of the ATC Articles (business combinations with related persons).

Shareholder Rights Agreement

         On April 25, 1990, the ATC Board of Directors declared a dividend distribution of one right (a "Right") for each outstanding share of ATC Common Stock to shareholders of record at the close of business on May 15, 1990 pursuant to the Rights Agreement. Each Right entitles the registered holder to purchase from ATC one one-hundredth of a share of Series A Preferred Stock at a purchase price of $50.00, subject to further adjustment. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire ATC without conditioning the offer on a substantial number of Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the ATC Board of Directors since the ATC Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date (as defined in the Rights Agreement) redeem all but not less than all the then outstanding Rights at the Redemption Price (as defined in the Rights Agreement). Notwithstanding the foregoing, the ATC Board of Directors may not redeem the outstanding Rights if it has previously declared any person to be an Adverse Person (as defined in the Rights Agreement). In such event, the Rights could interfere with any merger or other business combination approved by the Board of Directors. On August 25, 1996, the ATC Board of Directors amended the Rights Agreement in order to clarify that the Merger Agreement would not trigger the Rights Agreement.

         Conseco is not a party to any similar arrangement, and no Rights attach to any Conseco Common Stock.

Interested Shareholder Transactions

         The Conseco Articles of Incorporation provide that Conseco may not enter into a Special Business Combination Transaction (hereinafter defined) unless (1) the consideration to be received per share by holders of Conseco
Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person (hereinafter defined) or (2) the transaction shall have been approved by two-thirds of the Continuing Directors (hereinafter defined).

         The term "Special Business Combination Transaction" shall mean:

         (1) any merger or consolidation of Conseco or any subsidiary with (A) any Related Person or (B) any other corporation or entity (whether or not itself a Related Person) which is, or after each merger or consolidation would be, an affiliate of a Related Person; or

         (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of transactions) to or with any Related Person or any affiliate of any Related Person of all or a substantial part of the assets of Conseco (including, without limitation, any securities of a subsidiary) or any subsidiary; or

         (3) the adoption of any plan or proposal for the liquidation or dissolution of Conseco proposed by or on behalf of a Related Person or any affiliate of a Related Person; or

         (4) the issuance or transfer by Conseco or any subsidiary (in one transaction or in a series of related transactions) of any securities of Conseco or any subsidiary to a Related Person, or any affiliate of a Related Person, in exchange for cash, securities or other property (or a combination thereof); or

         (5) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of Conseco or any merger or consolidation of Conseco with any of its subsidiaries, or any self tender offer for or repurchase of securities of Conseco or any subsidiary by Conseco or any subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related Person) which in any such case has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class or series of stock or securities convertible into stock of Conseco or any subsidiary which is directly or indirectly beneficially owned by any Related Person or any affiliate of any Related Person.

         The term "Related Person" shall mean any person (other than Conseco or subsidiary or any employee benefit plan of Conseco or any subsidiary) who or which, as of the date on which such determination is made:

         (1) is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of voting stock; or

         (2) is an affiliate of Conseco and at any time within the two-year period immediately prior thereto was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of voting stock; or

         (3) which is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of voting stock that were at any time within the two-year period immediately prior thereto beneficially owned by a Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not utilizing the facilities of a national securities exchange, occurring in the national over-the-counter market or involving a public distribution.

         The  term   "Continuing   Director"  under  the  Conseco   Articles  of
Incorporation shall mean any director who:

         (1)  was a member of Conseco's Board of Directors on April 23, 1986; or

         (2) was designated (before such person's initial election as a Director) by a Continuing Director; or

         (3) with respect to a Special Business Combination Transaction, was a member of the Board of Directors immediately prior to the date on which any Related Person involved, either directly or through an affiliate or associate, in such Special Business Combination Transaction first became a Related Person.

         The ATC Articles require the affirmative vote of holders of at least 80 percent of the votes that all shareholders would be entitled to vote generally for the election of directors, voting together as a single class, to approve the authorization of any Business Combination (hereinafter defined) involving a Related Person (hereinafter defined), unless (1) the Continuing Directors (hereinafter defined) of ATC by a two-thirds vote have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of ATC Common Stock that caused the Related Person to become the Related Person; or (2)(A) the aggregate amount of the cash and the fair market value, as determined by two-thirds of the Continuing Directors, of the property, securities or other consideration to be received per share of ATC Common Stock, is not less than the highest price determined to have been paid by the Related Person for any share or shares of ATC Common Stock in acquiring its holdings of ATC Common Stock, and (B) a proxy or information statement complying with the requirements of the Exchange Act, and the rules and regulations thereunder shall have been mailed to all shareholders of ATC at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act).

         The term "Business Combination" shall mean (1) any merger or consolidation of ATC or a subsidiary of ATC into or with a Related Person, in each case irrespective of which corporation or company is the surviving entity;
(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with a Related Person (in a single transaction or a series of related transactions) of more than 20 percent of the total consolidated assets of ATC and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made; (3) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with ATC or to or with a subsidiary of ATC (in a single transaction or a series of related transactions) of more than 20 percent of the assets of a Related Person; (4) the issuance of any securities of ATC or a subsidiary of ATC to a Related Person (other than an issuance of securities which is effected on a pro rata basis to all shareholders); (5) any recapitalization or reclassification of securities (including a reverse stock split) of ATC which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock of ATC owned by a Related Person; (6) the adoption of any plan or proposal for the liquidation or dissolution of ATC proposed by or on behalf of a Related Person; and (7) the acquisition by ATC or by a subsidiary of ATC of any securities of a Related Person.

         The term "Related Person" shall mean any individual, corporation, partnership or other person or entity (other than any subsidiary of ATC and other than any profit-sharing, employee stock ownership or other employee benefit plan of ATC) which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its "Affiliates" and "Associates" (as each is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10 percent or more of the outstanding shares of stock of ATC.

         The term "Continuing Director" under the ATC Articles shall mean a director who was a member of the Board of Directors of ATC at the date of the adoption of Article 12 of the ATC Articles by the shareholders of ATC, together with each director who either (1) was a member of the Board of Directors immediately prior to the time that the Related Person involved in a Business Combination became the Beneficial Owner of 10 percent of the stock of ATC, or
(2) was designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

Fiduciary Duty and Limitations of Liability

         Under the IBCL, in discharging his duties to the corporation and in determining what he believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent.

         Under the PBCL, a director may, in considering the best interests of a corporation, consider (1) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located; (2) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation; (3) the resources, intent and conduct of any person seeking to take control of the corporation; and (4) all other pertinent factors.

         The IBCL provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office; and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

         As permitted under the PBCL, the ATC Bylaws limit the personal liability of directors of ATC for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. The above provision does not eliminate the personal liability of directors for violations of a criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law.

Derivative Actions

         Under the IBCL, a person may not commence a proceeding in the right of a corporation unless the person was a shareholder of the corporation when the transaction complained of occurred or unless the person became a shareholder at that time.

         Under the PBCL, a shareholder may maintain a derivative action, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

Indemnification

         The IBCL grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and the officer or director reasonably believed that his conduct was in the corporation's best interests and permits the purchase of insurance in this regard. The indemnification provided for in the IBCL does not exclude any other rights to indemnification that a person may have under: (1) a corporation's articles of incorporation or bylaws; (2) a resolution of the board of directors or of the shareholders; or (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

         The Conseco By-laws provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

         Under the PBCL, a business corporation has the power to indemnify its directors, officers, shareholders, legal representatives, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such individuals in connection with a third-party action or proceeding if such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. A business corporation has the power to indemnify its directors, officers, shareholders, legal representatives, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with a threatened, pending or completed action by or in the right of the corporation if such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation and unless and only to the extent that a Court of Common Pleas or other court in which the action was brought deems proper. The ATC Bylaws grant such indemnification rights to the directors, officers and legal representatives of ATC and provide that ATC may, by action of its Board of Directors, provide indemnification to employees, agents or fiduciaries of ATC.

                              MANAGEMENT OF CONSECO
                         UPON CONSUMMATION OF THE MERGER

         The directors and executive officers of Conseco are Stephen C. Hilbert, Ngaire E. Cuneo, Rollin M. Dick, Donald F. Gongaware, Lawrence W. Inlow, David
R. Decatur, Louis P. Ferrero, M. Phil Hathaway, James D. Massey and Dennis E. Murray, Sr. and such individuals will continue to be the directors and executive officers of Conseco upon consummation of the Merger. For information with respect to the directors and executive officers of Conseco, see Items 10-13 of Conseco's Annual Report (which incorporates portions of Conseco's proxy statement dated April 24, 1996), which is incorporated herein by reference.


                                  LEGAL MATTERS

         The validity of the Conseco Common Stock to be issued in connection with the Merger will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Inlow is a full-time employee and officer of Conseco and owns 796,359 shares of Conseco Common Stock and holds options to purchase 1,406,900 shares of Conseco Common Stock.

         Certain tax matters in connection with the transaction will be passed upon by Fox, Rothschild, O'Brien & Frankel, Philadelphia, Pennsylvania. Ramon R. Obod, a director of ATC, is a partner of Fox, Rothschild, O'Brien & Frankel. Mr. Obod owns 14,605 shares of ATC Common Stock and holds options to purchase 38,750 shares of ATC Common Stock.


                                     EXPERTS

         The consolidated financial statements of Conseco at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of ATC at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of CAF at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of THI at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

                             INDEPENDENT ACCOUNTANTS

         Representatives of Coopers & Lybrand L.L.P. will be present at the Conseco Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Representatives of Arthur Andersen LLP will be present at the ATC Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

                                  OTHER MATTERS

         As of the date of this Joint Proxy Statement/Prospectus, the Boards of Directors of Conseco and ATC do not intend to present, and have not been informed that any other person intends to present, any matter for action at the Conseco Special Meeting or the ATC Special Meeting, as the case may be, other than as discussed herein.

         If the Merger is consummated, shareholders of ATC will become shareholders of Conseco as of the Effective Time. Conseco shareholders may submit to Conseco proposals for formal consideration at the 1997 annual meeting of Conseco's shareholders and inclusion in Conseco's proxy statement for such meeting. Any such proposals must have been received in writing by the Secretary of Conseco, 11825 North Pennsylvania Street, Carmel, Indiana 46032, by December 24, 1996 in order to be considered for inclusion in Conseco's proxy statement and proxy for the 1997 annual meeting.

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

         The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

         The above discussion of Conseco's By-laws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         2        -        Agreement and Plan of Merger, dated as of August 25, 1996 by and between
                           Conseco, Inc., and American Travellers Corporation (included as Annex A to the Joint Proxy Statement/Prospectus (schedules omitted -- the Registrant agrees to furnish a copy of any schedule to the Commission upon request)).*
         4        -        Supplemental Indenture dated _______, 1996 by and between Conseco and _____.**
         5        -        Opinion of Lawrence W. Inlow, General Counsel to Conseco, Inc., as to the
                           validity of the issuance of the securities registered hereby.*
         8        -        Form of Opinion of Fox, Rothschild, O'Brien & Frankel as to certain tax matters (included as Exhibit B to Annex A of the Joint Proxy
                           Statement/Prospectus).*
         23(a)    -        Consent of Lawrence W. Inlow, General Counsel to Conseco, Inc. (included in the opinion filed as Exhibit 5 to the Registration Statement).*
         23(b)    -        Consent of Coopers & Lybrand L.L.P., with respect to the financial statements of the Registrant.*
         23(c)    -        Consent to Arthur Andersen LLP with respect to the consolidated financial statements of American Travellers Corporation and subsidiaries.*
         23(d)    -        Consent of KPMG Peat Marwick LLP with respect to the financial statements of Capitol American Financial Corporation.*
         23(e)    -        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.*
         23(f)    -        Consent of KPMG Peat Marwick LLP with respect to the financial statements of Transport Holdings Inc.*
         23(g)    -        Consent of Donaldson, Lufkin & Jenrette Securities Corporation.*
         23(h)    -        Consent of Fox, Rothschild, O'Brien & Frankel.*
         24(a)    -        Powers of Attorney of directors and officers of Conseco. (See page II-5 of this
                           Registration Statement).
         99(a)    -        Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as
                           Annex B to the Joint Proxy Statement/Prospectus).*
         99(b)    -        Form of proxy card for Conseco Stock.*
         99(c)    -        Form of proxy card for ATC Common Stock.*



*        Filed herewith.
**       To be filed by amendment.

         (b)      Financial Statement Schedules - Inapplicable.



Item 22.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b)      The undersigned registrant hereby undertakes as follows:

                   (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



                  (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (e)      The undersigned registrant hereby undertakes:

                  (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


                           (i)     To  include  any   prospectus  required  by
                                   Section  10(a)(3) of the  Securities Act of
                                   1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (f)      See Part II-Item 20.

                                         SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 30th day of September, 1996.

            CONSECO, INC.


   By:      /s/ Stephen C. Hilbert
            -----------------------------------------------------------
            Stephen C. Hilbert,
            Chairman of the Board, President and Chief Executive Officer

         Each person whose signature to this Registration Statement appears below hereby appoints Lawrence W. Inlow, Karl W. Kindig and Kathleen S. Kiefer, and each of them, either of whom may act without the joinder of the other, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                  Title                                                        Date
         ---------                 -------                                                      -------


/s/ Stephen C. Hilbert         Director, Chairman of the Board, Chief                           September 30,1996
----------------------         Executive Officer and President (Principal
Stephen C. Hilbert             Executive Officer)


/s/ Rollin M. Dick                                                                              September 30, 1996
---------------------          Director, Executive Vice President and Chief
Rollin M. Dick                 Financial Officer (Principal Financial and
                               Accounting Officer)


/s/ Ngaire E. Cuneo            Director                                                         September 30, 1996
--------------------
Ngaire E. Cuneo

/s/ David R. Decatur           Director                                                         September 30, 1996
--------------------
David R. Decatur

/s/ M. Phil Hathaway           Director                                                         September 30, 1996
--------------------
M. Phil Hathaway

/s/ Louis P. Ferrero           Director                                                         September 30, 1996
--------------------
Louis P. Ferrero

/s/ Donald F. Gongaware        Director                                                         September 30, 1996
-----------------------
Donald F. Gongaware

/s/ James D. Massey            Director                                                         September 30, 1996
----------------------
James D. Massey

/s/ Dennis E. Murray, Sr.
------------------------       Director                                                         September 30, 1996
Dennis E. Murray, Sr.


                                     ANNEX A



                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 25, 1996


                                 By and Between



                                  CONSECO, INC.



                                       and



                         AMERICAN TRAVELLERS CORPORATION




                                TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE I
                  THE MERGER....................................................................................  1
                  1.1      The Merger...........................................................................  1
                  1.2      Closing..............................................................................  1
                  1.3      Effective Time.......................................................................  2
                  1.4      Articles of Incorporation............................................................  2
                  1.5      By-Laws..............................................................................  2
                  1.6      Directors............................................................................  2
                  1.7      Officers.............................................................................  2
                  1.8      Conversion of Shares.................................................................  2
                  1.9      Exchange of Certificates.............................................................  4
                  1.10     Conseco Substituted under Indenture and Debentures...................................  7

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  7
                  2.1      Organization, Standing and Corporate Power...........................................  7
                  2.2      Capital Structure....................................................................  8
                  2.3      Authority; Noncontravention..........................................................  9
                  2.4      SEC Documents........................................................................ 10
                  2.5      Absence of Certain Changes or Events................................................. 11
                  2.6      Absence of Changes in Benefit Plans.................................................. 11
                  2.7      Benefit Plans........................................................................ 12
                  2.8      Taxes................................................................................ 12
                  2.9      No Excess Parachute Payments; Section 162(m) of
                           the Code............................................................................. 13
                  2.10     Voting Requirements.................................................................. 14
                  2.11     Compliance with Applicable Laws...................................................... 14
                  2.12     Opinion of Financial Advisor......................................................... 15
                  2.13     Brokers.............................................................................. 15

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CONSECO .................................................... 15
                  3.1      Organization, Standing and Corporate Power........................................... 15
                  3.2      Conseco Capital Structure............................................................ 16
                  3.3      Authority; Noncontravention.......................................................... 17
                  3.4      SEC Documents........................................................................ 18
                  3.5      Absence of Certain Changes or Events................................................. 18
                  3.6      Compliance with Applicable Laws...................................................... 19
                  3.7      Brokers.............................................................................. 20
                  3.8      Voting Requirements.................................................................. 20




                                   ARTICLE IV
                  ADDITIONAL AGREEMENTS......................................................................... 20
                  4.1      Preparation of Form S-4 and the Joint Proxy
                           Statement; Information Supplied...................................................... 20
                  4.2      Meetings of Stockholders............................................................. 21
                  4.3      Letter of the Company's Accountants.................................................. 22
                  4.4      Letter of Conseco's Accountants...................................................... 22
                  4.5      Access to Information; Confidentiality............................................... 22
                  4.6      Best Efforts......................................................................... 23
                  4.7      Public Announcements................................................................. 23
                  4.8      Acquisition Proposals................................................................ 23
                  4.9      Fiduciary Duties..................................................................... 24
                  4.10     Consents, Approvals and Filings...................................................... 25
                  4.11     Certain Fees......................................................................... 25
                  4.12     Affiliates and Certain Stockholders.................................................. 26
                  4.13     NYSE Listing......................................................................... 27
                  4.14     Stockholder Litigation............................................................... 27
                  4.15     Indemnification...................................................................... 27
                  4.16     Financing ........................................................................... 27
                  4.17     Stock Options........................................................................ 27
                  4.18     Employment Agreements................................................................ 28
                  4.19     Officers' Certificates Relating to Tax Treatment..................................... 28
                  4.20     Supplemental Indenture; Other Actions................................................ 28
                  4.21     Severance and Other Payments......................................................... 29

                                    ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER..................................... 29
                  5.1      Conduct of Business by the Company................................................... 29
                  5.2      Conduct of Business by Conseco....................................................... 32
                  5.3      Other Actions ....................................................................... 33
                  5.4      Certificates......................................................................... 33
                  5.5      Investment Advisory Agreements ...................................................... 33

                                   ARTICLE VI

                  CONDITIONS PRECEDENT.......................................................................... 34
                  6.1      Conditions to Each Party's Obligation To Effect
                           the Merger........................................................................... 34
                  6.2      Conditions to Obligations of Conseco ................................................ 36
                  6.3      Conditions to Obligation of the Company.............................................. 37

                                   ARTICLE VII

                  TERMINATION, AMENDMENT AND WAIVER............................................................. 38
                  7.1      Termination.......................................................................... 38
                  7.2      Effect of Termination................................................................ 38
                  7.3      Amendment............................................................................ 39
                  7.4      Extension; Waiver.................................................................... 39
                  7.5      Procedure for Termination, Amendment,   Extension
                           or Waiver............................................................................ 39

                                      ii




                                  ARTICLE VIII

                  SURVIVAL OF PROVISIONS........................................................................ 40
                  8.1      Survival............................................................................. 40

                                   ARTICLE IX

                  NOTICES....................................................................................... 40
                  9.1      Notices.............................................................................. 40

                                    ARTICLE X

                  MISCELLANEOUS................................................................................. 41
                  10.1      Entire Agreement.................................................................... 41
                  10.2      Expenses............................................................................ 41
                  10.3      Counterparts ....................................................................... 41
                  10.4      No Third Party Beneficiary.......................................................... 41
                  10.5      Governing Law....................................................................... 42
                  10.6      Assignment; Binding Effect.......................................................... 42
                  10.7      Enforcement........................................................................  42
                  10.8      Headings, Gender, etc............................................................... 42
                  10.9      Invalid Provisions.................................................................. 43



                                      iii

                                      A-4

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 25, 1996 by and between CONSECO, INC., an Indiana corporation ("Conseco"), and AMERICAN TRAVELLERS CORPORATION, a Pennsylvania corporation (the "Company").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of Conseco and the Company have approved the merger of the Company with and into Conseco, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   Conseco   and   the   Company   desire   to   make   certain
representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.3 hereof), the Company shall be merged with and into Conseco (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(1) (A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Indiana Business Corporation Law (the "IBCL Code") and the Pennsylvania Business Corporation Law (the "Pennsylvania Code") and the separate corporate existence of the Company shall cease and Conseco shall continue as the surviving corporation under the laws of the State of Indiana (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the IBCL. The Merger shall have the effects set forth in the IBCL and the Pennsylvania Code.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the office of Conseco in Carmel, Indiana, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") and the Secretary of State of the Commonwealth of Pennsylvania (the "Pennsylvania Secretary of State") on the date of the Closing (or on such other date as Conseco and the Company may agree) articles of merger or other appropriate documents, executed in accordance with the relevant provisions of the IBCL and the Pennsylvania Code, and make all other filings or recordings required under the IBCL and the Pennsylvania Code in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Indiana Secretary of State and the Pennsylvania Secretary of State, or at such later time as is specified in the articles of merger (the "Effective Time").

         1.4 Articles of Incorporation. The Articles of Incorporation of Conseco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.5 By-Laws. The By-Laws of Conseco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.6 Directors. The directors of Conseco at the Effective Time shall be the directors of the Surviving Corporation.

         1.7 Officers. The officers of Conseco at the Effective Time shall be the officers of the Surviving Corporation.

         1.8 Conversion of Shares. (a) Outstanding Shares. Each of the shares of common stock, $.01 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company or Dissenting Shares (as defined below)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive (i) if the Conseco Share Price (as defined below) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, .7574 of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock"), (ii) if the Conseco Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth of a share) of a share (or such fraction and whole number, as the case may

be) of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price or (iii) if the Conseco Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth of a share) of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 10 trading days immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section
1.9 in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

         (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company or any of its subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

         (c) Impact of Stock Splits, etc. In the event of any change in Conseco Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

         (d) Company Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are held by the Company shareholders who shall have effectively dissented from the Merger and perfected their dissenters' rights in accordance with the provisions of Section 1571 et seq. of the Pennsylvania Code (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 1571 et seq. of the Pennsylvania Code; provided, however, that if any such holder shall have failed to perfect such dissenters' rights or shall have effectively withdrawn or lost such rights, his or her outstanding Shares shall thereupon be converted into and exchangeable for, as if completed at the Effective Time, the Merger Consideration, as determined and paid in the manner set forth in this Agreement, without any interest thereon. The

Company  shall  give  Conseco  (i) prompt  notice of any  notice or demands  for payment for Dissenting Shares pursuant to Section 1571 et seq. of the Pennsylvania Code received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Conseco, make any payment with respect to, settle, offer to settle or otherwise negotiate, any such demands.

         (e) Treatment of Company Stock Options. (i) At the Effective Time each outstanding unexpired stock option ("Company Stock Option") to purchase Shares which have been granted pursuant to the Company's 1987 Stock Option Plan, 1989 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan or 1996 Stock Option Plan, as amended to the date hereof (the "Company Stock Option Plans") shall be deemed disposed to the Company in accordance with final Rule 16b-3(e) as promulgated by the Securities and Exchange Commission ("SEC") pursuant to Release 34-37260 (May 31, 1996) and then converted automatically into an option to purchase, for the same aggregate consideration payable to exercise such Company Stock Options, the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Company Stock Options had been fully vested and exercised for shares prior to the Effective Time, but otherwise on the same terms and conditions as were applicable under the Company Stock Option Plan and the underlying stock option agreement except as provided in subsections (ii) and (iii) below.

                  (ii) Except as provided in subsection (iii) below, each Company Stock Option, if not then vested, will vest in full at the earlier of
(x) the expiration of three months after the Effective Time or (y) termination by Conseco of the employment of the holder of such Company Stock Option.

                  (iii) Each Company Stock Option held by a non-employee director of the Company, if not then vested, will vest in full at the Effective Time.

         1.9 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to
Section 1.8(a) (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or
                                        4
certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common Stock as contemplated by this Section 1.9) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.8(a) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.9(b), each certificate representing Shares (other than certificates representing Shares to be canceled in accordance with Section 1.8(b) and other than Dissenting Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable with respect to such Shares, without any interest thereon, as contemplated by Section 1.8. No interest will be paid or will accrue on any cash payable as Merger Consideration.

         (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 1.8.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.8, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

         (e) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

         (ii) Notwithstanding any other provisions of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 120 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders of Shares who have not theretofore complied with this Article I shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for any Merger

Consideration and any dividends or distributions with respect to Conseco Common Stock.

         (h) No Liability. Neither Conseco nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         1.10 Conseco Substituted under Indenture and Debentures. As of the Effective Time, Conseco shall succeed to, be substituted for, and assume all obligations of, and may exercise every right and power of, the Company under the Indenture (the "Indenture") governing the 6.5% Convertible Subordinated Debentures due October 1, 2005 (the "Debentures") by and between the Company and American Bank, National Association with the same effect as if Conseco had been named therein as the Company. As of the Effective Time, Conseco shall assume all the obligations of the Company pursuant to the Debentures.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Conseco and as follows:

         2.1 Organization, Standing and Corporate Power. Each of the Company and each Significant Subsidiary of the Company (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Significant Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Conseco complete and correct copies of its Certificate of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of the Company means each of American Travellers Life

Insurance Company, United General Life Insurance Company, and any other subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         2.2 Capital Structure. The authorized capital stock of the Company consists of (i) 50,000,000 Shares and (ii) 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). At the close of business on August 23, 1996: (i) 16,281,432 Shares were issued and outstanding, 2,668,826 Shares were reserved for issuance pursuant to outstanding Company Stock Options and 6,824,790 Shares were reserved for issuance upon conversion of the Debentures; and (ii) no shares of Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on August 23, 1996, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Option Plans or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for $103,500,000 of 6.5% Convertible Subordinated Debentures due October 1, 2005, no bonds, debentures, notes or other indebtedness of the Company or any Significant Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any Significant Subsidiary of the Company may vote are issued or outstanding. Except as disclosed in Section 2.2 of the Disclosure Schedule dated the date hereof and delivered by the Company to Conseco concurrently herewith (the "Disclosure Schedule"), all the outstanding shares of capital stock of each Significant Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") except as may be provided by law. Except as set forth above or in Section 2.2 of the Disclosure Schedule, neither the Company nor any Significant Subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any Significant Subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Shares. The Company has delivered to Conseco a complete and correct copy of the Rights Agreement dated as of April 25, 1990, as amended to the date of this Agreement (the "Rights Agreement").

         2.3 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in Section 6.1(a). A majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, affiliates or associates of Conseco, after receiving advice from one or more investment banking firms, have determined that the price and terms of the conversion of the Shares are (a) at a price which is fair to the stockholders of the Company and (b) otherwise in the best interests of the Company and its stockholders. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Conseco, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Company or the comparable documents of any Significant Subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement, together with the proxy statement relating to the approval of the issuance of Conseco Common Stock in the Merger by an affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Conseco Common Stock and Conseco PRIDES (as hereinafter defined) present, or represented, and entitled to vote thereon at the meeting to be called therefor (the "Conseco Stockholder Approval"), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the articles of merger with the Pennsylvania Secretary of State and the Indiana Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

         2.4 SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 2.5 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.6 Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.7). Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

         2.7 Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. The Company, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements.

         (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

         (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         2.8  Taxes.  Except as disclosed in Section 2.8 of the Disclosure
Schedule,

         (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 2.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired, through such taxable years as are set forth in Section
2.8 of the Disclosure Schedule.

         (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto.

         2.9 No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 2.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (ii) Except as disclosed in Section 2.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

         2.10 Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the Shares entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         2.11 Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed SEC Documents or Section 2.11 of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

         2.12 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corp. ("DLJ"), dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders.

         2.13 Brokers. Except with respect to DLJ, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Conseco, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Conseco, the Company or any subsidiary for a finder's fee, brokerage commission, or similar payment. The Company has provided Conseco with a true and complete copy of the agreement between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CONSECO

         Conseco hereby represents and warrants to the Company as follows:

         3.1 Organization, Standing and Corporate Power. Each of Conseco and each Significant Subsidiary of Conseco (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Conseco and each Significant Subsidiary of Conseco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Conseco has delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Conseco means any subsidiary of Conseco that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         3.2 Conseco Capital Structure. The authorized capital stock of Conseco consists of 500,000,000 shares of Conseco Common Stock and 20,000,000 shares of preferred stock, without par value. At the close of business on August 23, 1996,
(i) 58,416,433 shares of Conseco Common Stock, 5,264,767 shares of $3.25 Series D Cumulative Convertible Preferred Stock of Conseco (the "Conseco Series D Preferred Stock") and 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities of Conseco (the "Conseco PRIDES") were issued and outstanding (net of treasury shares or shares held by subsidiaries), (ii) 13,721,689 shares of Conseco Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Conseco Common Stock and other benefits  granted under  Conseco's  benefit plans (the "Conseco  Stock  Plans"),
(iii) 8,258,314 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco Series D Preferred Stock and (iv) 8,739,400 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco PRIDES. Except (x) as set forth above, (y) for outstanding options to purchase an aggregate of 1,105,550 shares of Bankers Life Holding Corporation under its Stock Option Plan and (z) with respect to stock units awarded under the Conseco Stock Option Plans, at the close of business on August 23, 1996, no shares of capital stock or other voting securities of Conseco were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Conseco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Conseco or any Significant Subsidiary of Conseco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Conseco or any Significant Subsidiary of Conseco may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of Conseco have been validly issued and are fully paid and nonassessable and, except as set forth in the Filed Conseco SEC Documents (as defined in Section 3.4), are owned by Conseco, free and clear of all Liens. Except as set forth above or in the Filed Conseco SEC Documents, neither Conseco nor any Significant Subsidiary of Conseco has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Conseco or any Significant Subsidiary of Conseco to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Conseco or any Significant Subsidiary of Conseco or (ii) restricts the transfer of Conseco Common Stock.

         3.3 Authority; Noncontravention. Conseco has all requisite corporate power and authority to enter into this Agreement and, subject to the Conseco Stockholder Approval with respect to the issuance of Conseco Common Stock in the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Conseco and the consummation by Conseco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Conseco, subject, in the case of the issuance of Conseco Common Stock in the Merger, to the Conseco Stockholder Approval. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Conseco, enforceable against Conseco in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of Conseco, or the comparable documents of any Significant Subsidiary of Conseco, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Conseco or any of its subsidiaries is a party or by which Conseco or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Conseco in connection with the execution and delivery of this Agreement by Conseco or the consummation by Conseco of any of the transactions contemplated by this Agreement, except for
(i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of the registration statement on Form S-4 to be filed with the SEC by Conseco in connection with the issuance of

Conseco Common Stock in the Merger (the "Form S-4"), the Joint Proxy Statement relating to the Conseco Stockholder Approval and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the articles of merger with the Indiana Secretary of State and the Pennsylvania Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vi) any applicable filings under state anti-takeover laws.

         3.4 SEC Documents. Conseco and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (the "Conseco SEC Documents"). As of their respective dates, the Conseco SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Conseco SEC Documents, and none of the Conseco SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Conseco included in the Conseco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S- X) and fairly present, in all material respects, the consolidated financial statements of Conseco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         3.5 Absence of Certain Changes or Events. Except as disclosed in the Conseco SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Conseco SEC Documents") or in Section 3.5 of a Disclosure Schedule dated the date hereof and delivered concurrently herewith by Conseco to the Company (the "Conseco Disclosure Schedule"), since the date of the most recent audited financial statements included in the Filed Conseco SEC Documents, Conseco has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Conseco's outstanding capital stock (other than the payment of cash dividends of $.02 per share on July 1, 1996, and the declaration of a cash dividend payable October 1, 1996 of $.0625 per share, on Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case in accordance with usual record and payment dates and in accordance with Conseco's dividend policy and Articles of Incorporation at the date of such payment), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Conseco materially affecting its assets, liabilities or business, except as may have been required by a change in generally accepted accounting principles.

         3.6 Compliance with Applicable Laws. (i) Each of Conseco and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed Conseco SEC Documents, Conseco and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed Conseco SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of the date of this Agreement, to the knowledge of Conseco, no investigation by any Governmental Entity with respect to Conseco or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of Conseco that is an Insurance Company, in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to the Company prior to the date of this Agreement.

         3.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with the Company, without the intervention of any person on behalf of Conseco in such manner as to give rise to any valid claim by any person against the Company or any of the Subsidiaries for a finder's fee, brokerage commission, or similar payment.

         3.8 Voting Requirements. The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of Common Stock and Conseco PRIDES present, or represented, and entitled to vote thereon at the Conseco Stockholders Meeting with respect to the issuance of shares of Conseco Common Stock in the Merger is the only vote of the holders of any class or series of Conseco's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Preparation of Form S-4 and the Joint Proxy Statement; Information Supplied.

         (a) As soon as practicable following the date of this Agreement, the Company and Conseco shall prepare and file with the SEC the Joint Proxy Statement and Conseco shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Conseco shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Conseco will use its best efforts to cause the Joint Proxy Statement to be mailed to Conseco's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Conseco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Conseco Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

         (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Conseco specifically for inclusion or incorporated by reference in the Joint Proxy Statement.

         (c) Conseco agrees that none of the information supplied or to be supplied by Conseco specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to Conseco's stockholders or at the time of the Conseco Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference in either the Form S-4 or the Joint Proxy Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         4.2 Meetings of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Conseco will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its stockholders (the "Conseco Stockholders Meeting") to consider and vote upon the approval of the issuance of Conseco Common Stock in the Merger. Subject to Section 4.9 hereof in the case of the Company, the Company and Conseco will, through their respective Boards of Directors, recommend to their respective stockholders approval of the foregoing matters. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. Conseco and the Company will use their best efforts to hold the Stockholders Meeting and the Conseco Stockholders Meeting on the same day and use best efforts to hold such Meetings and (except in the case of the Company, subject to
Section 4.9 hereof) to obtain the favorable votes of their respective stockholders as soon as practicable after the date hereof.

         4.3 Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Conseco a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Arthur Andersen LLP, dated a date within two business days before the Closing Date, addressed to Conseco, in form and substance reasonably satisfactory to Conseco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S- 4.

         4.4 Letter of Conseco's Accountants. Conseco shall use its best efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Conseco's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.5 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial
                                       22
advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Conseco will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 14, 1996, between Conseco and the Company (the "Confidentiality Agreement"). Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Conseco in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.6 Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         4.7 Public Announcements. Conseco and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or NASDAQ.

         4.8 Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below); provided, however, that nothing contained in this Section
4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law and (B) prior to taking such action, the Company (x) provides reasonable notice to Conseco to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Conseco orally and in writing of the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. The Company will keep Conseco fully informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any Significant Subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any Significant Subsidiary of the Company, or any equity interest in the Company or any Significant Subsidiary of the Company, other than the transactions contemplated hereby.

         4.9 Fiduciary  Duties.  The Board of Directors of the Company shall not
(i) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by such Board of Directors of this Agreement or the Merger,
(ii) approve or recommend an Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Board of Directors to withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Conseco the Section 4.11 Fee pursuant to
Section 4.11. Nothing contained in this Section 4.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company based on the advice of outside counsel, is required under applicable law; provided that, subject to the provisions of the first sentence of this Section, the Company does not withdraw or modify, in a manner materially adverse to Conseco, its position with respect to the Merger or approve or recommend an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 4.9 shall not constitute a breach of this Agreement by the Company.

         4.10 Consents, Approvals and Filings. The Company and Conseco will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Conseco will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Conseco shall use best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities.

         4.11 Certain Fees. (a) The Company shall pay to Conseco upon demand $20 million (the "Section 4.11 Fee"), payable in same-day funds, if a bona fide
Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company, in accordance with Section 4.9, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of this Agreement or the Merger, approves or recommends such Acquisition Proposal, enters into an agreement with respect to such Acquisition Proposal, or terminates this Agreement.

         (b) Unless Conseco is materially in breach of this Agreement or is unable to satisfy the condition of Section 6.3(a) hereof, the Company shall pay to Conseco upon demand an amount, not to exceed $2,000,000, to reimburse Conseco for its Expenses (as such term is defined in subparagraph (d) of this Section 4.11), payable in same-day funds, if the requisite approval of the Company's stockholders for the Merger is not obtained (other than the circumstances specified in Section 4.11(a) hereof) and all other conditions contained in
Section 6.1 of this Agreement have been satisfied, waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before March 31, 1997, through the exercise of best efforts to procure the satisfaction thereof.

         (c) Unless the Company is materially in breach of this Agreement or is unable to satisfy the condition of Section 6.2(a) hereof, Conseco shall pay to the Company upon demand, an amount, not to exceed $2,000,000, to reimburse the Company for its Expenses, payable in same-day funds, if the requisite approval of Conseco's stockholders for the Merger is not obtained and all other conditions contained in Section 6.1 of this Agreement have been satisfied, waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before March 31, 1997, through the exercise of best efforts to procure the satisfaction thereof.

         (d) For purposes of this Section 4.11, "Expenses" shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Conseco or the Company, as the case may be, to third parties in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all bank fees, financing fees, printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants.

         4.12 Affiliates and Certain Stockholders. Prior to the Closing Date, the Company shall deliver to Conseco a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Conseco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Conseco shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Conseco

Common Stock by such affiliates and the certificates representing Conseco Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this
Section 4.12.

         4.13 NYSE Listing. Conseco shall use its best efforts to cause the shares of Conseco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         4.14 Stockholder Litigation. The Company shall give Conseco the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

         4.15 Indemnification. (a) The certificate of incorporation and by-laws of each of the Company's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Conseco agrees to indemnify the Indemnified Parties, but only to the extent that the Company would have been obligated to do so had it been the Surviving Corporation.

         (b) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Conseco.

         4.16 Financing. Conseco shall have funds available sufficient to repay when due all indebtedness outstanding under the Company's senior credit facility and to pay when due the aggregate Repurchase Payment (as defined in the Indenture) for any of the Debentures which are required to be repurchased by the Company in accordance with Section 11.1 of the Indenture.

         4.17 Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with Section 1.8(e) and shall make such other changes to the Company Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Conseco, which shall not be unreasonably withheld). The parties agree that after the date hereof, except for the Company Stock Options outstanding on the date hereof and any changes thereto described in this Agreement or the Disclosure Schedule, no option, warrants or other rights of any kind to purchase capital stock of the Company shall be granted or made, under the Company Stock Plans or otherwise, and no amendment, repricing or other change to the outstanding Company Stock Options shall be made, without the prior written consent of Conseco, and any such grant, issuance, amendment, repricing or other change without Conseco's consent shall be null, void and unenforceable against Conseco.

         (b) Conseco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of the Company Stock Options. Prior to the Effective Time, Conseco shall have filed a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Conseco Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Company Stock Options remain outstanding.

         4.18 Employment Agreements. The Company shall enter into the employment agreements described in Section 4.18 of the Conseco Disclosure Schedule. Such employment agreements shall be subject to the approval of Conseco, which shall not be unreasonably withheld.

         4.19 Officers' Certificates Relating to Tax Treatment. Conseco shall provide to the Tax Opinion Provider (as defined in Section 6.3(c) hereof), a certificate in the form agreed to by Conseco dated the Closing Date and signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco. The Company shall provide to the Tax Opinion Provider a certificate in the form agreed to by the Company dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

         4.20 Supplemental Indenture; Other Actions. Prior to the Effective Time, Conseco shall execute and deliver to the Trustee, a supplemental indenture or indentures evidencing the succession of Conseco to the Company and meeting the requirements of the Indenture and the Company and Conseco shall take any and all other actions required by the Indenture to substitute Conseco for the Company under the Indenture and Debentures as of the Effective Time.

         4.21 Severance and Other Payments. If, after the Effective Time, the employment of employees (other than officers) of the Company are terminated, the Employee Severance Pay Plan of Conseco shall be applicable to such employees giving credit for service to the Company as service to Conseco. In addition, an aggregate of up to $2 million of additional severance pay may be paid to the following individuals in such manner and in such proportions as shall be determined from time to time by the Company's present chief executive office after consultation with the Chief Operations Officer of Conseco or his designee:

         (i) employees of the Company (other than officers) whose employment has been terminated by Conseco within 18 months after the Effective Time;

         (ii) outside actuarial consultants of the Company (other than officers) whose services are terminated by Conseco within 18 months after the Effective Time; and

         (iii) Ronald J. Holmer, Benedict J. Iacovetti, Ernest Iannucci and Wayne G. Vosik in order to satisfy such individuals' parachute payment tax liability pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended and the regulations thereunder; provided that no individual shall receive a payment in excess of $120,000.

                                    ARTICLE V

               COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                                     MERGER

         5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. In addition, the Company agrees on and after the Mailing Date (as defined in Section 5.4) to allow representatives of Conseco to have access to the management and other personnel of the Company so that Conseco can be fully informed at all times as to significant day-to-day executive, legal, financial, marketing and other operational matters involving the Company, its subsidiaries or their businesses. Prior to taking or approving any action during such time with respect to any such significant matters involving the Company, management of the Company will notify the representative of Conseco designated by Conseco for oversight of the functional area(s) involved with such decision and will, if consistent with the fiduciary obligations of such officer, follow any suggestions made by the Conseco representative with respect to the proposed action. During such time, the Company will cause its personnel to cooperate with personnel from Conseco in preparing for any proposed relocation by Conseco of the Company's operations following Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Conseco:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or
         (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Company Stock Options outstanding on the date of this Agreement;

                  (iii) amend its articles of organization, By-laws or other comparable charter or organizational documents or the Rights Agreement;

                  (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

                  (vi)(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary of the Company or (y) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned subsidiary of the Company and other than routine advances to employees;

                  (vii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

                  (viii)pay,   discharge,   settle  or  satisfy  any  claims,
         liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (ix) except as may be otherwise required in the Company's contractual undertakings with Transport Life Insurance Company or as may be otherwise provided in the investment guidelines to be contained in the investment advisory agreements specified in Section 5.6 hereof, invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-1 or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations;

                  (x)  except as may be required by law,

                           (i) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any subsidiary which is inconsistent with the terms of any Benefit Plan;

                           (ii) make any  change  to,  or amend in any way,  the
                  contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any subsidiary other than (a) changes or amendments that are required under existing contracts of (b) individual, routine changes or amendments that are made in the ordinary course of business and consistent with past practice and do not exceed 8%;

                          (iii) adopt,  enter  into, amend,  alter or terminate,
                  partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Benefit Plan; or

                          (iv) approve any general or company-wide pay increases
                  for employees;

                  (xi) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (xii) hold any meeting of the board of directors of the Company or any subsidiary or any committee of any such board, or take any action by written consent of any such board of committee, without providing (i) written notice five days in advance of any such meeting or in advance of the date of any proposed action by written consent and
         (ii) an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent; provided, however, that the submission of an agenda shall not prohibit the directors from considering matters not on the agenda, if the Company made a reasonable effort to give Conseco advance notice of such matters; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 Conduct of Business by Conseco. Except as described in Section 5.2 of the Conseco Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Conseco shall not, and shall not permit any of its subsidiaries to:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than regular quarterly cash dividends of $.0625 per share of Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock (other than under the Conseco Stock Plans);

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (a) delay materially the date of mailing of the Joint Proxy Statement or,
         (B) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement;

                  (iii) except as described in Section 3.5 of the Conseco Disclosure Schedule, acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Joint Proxy Statement or, (B) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement; or

                  (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.3 Other Actions. The Company and Conseco shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

         5.4 Certificates. (a) On the date the Joint Proxy Statement is first mailed to the stockholders of the Company (the "Mailing Date"), the Company shall deliver to Conseco a certificate dated as of the Mailing Date signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, that the representations and warranties of the Company contained in this Agreement are true and correct on the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                  (b) On the Mailing Date, Conseco shall deliver to the Company a certificate dated as of the Mailing Date signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, that the representations and warranties of Conseco contained in this Agreement are true and correct on the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole.

         5.5 Investment Advisory Agreements. The Company agrees to enter into. and to cause each of its subsidiaries to enter into, an investment advisory agreement with Conseco Capital Management, Inc., a wholly-owned subsidiary of Conseco. Such agreements shall be effective as of the Mailing Date and shall contain terms and conditions reasonably acceptable to the parties and which are customary in investment advisory agreements.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company in the manner contemplated in Section 2.10 hereof and the Conseco Stockholder Approval shall have been obtained.

                  (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company and Conseco shall be obtained from (i) the Insurance Regulators in the jurisdictions set forth in Section 6.1(b) of the Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the validity or enforceability of this Agreement. Notwithstanding the foregoing, in the event that all governmental and regulatory consents required hereunder shall have been obtained except the approval of the Insurance Regulator of any life insurance subsidiary of the Company which does not constitute a "significant subsidiary" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) of the Company (a "Non-Significant Life Subsidiary") to the transfer of control of such Non-Significant Life Subsidiary, then, subject to Article VII hereof, at any time thereafter at the option of Conseco, the parties shall take one of the following actions with respect to such Non-Significant Life Subsidiary and otherwise proceed to consummate the Merger in accordance with this Agreement: (a) place into escrow, pursuant to an escrow agreement reasonably acceptable to the parties, the outstanding shares of capital stock of such Non-Significant Life Subsidiary; such escrow agreement shall contain customary provisions concerning duties and responsibilities of the escrow agent and payment of the fees and expenses of the escrow agent and shall provide that (i) pending transfer of control of the Non-Significant Life Subsidiary to Conseco, its current Board of Directors shall retain all power to vote its shares of capital stock and to direct its business not inconsistent with this Agreement, (ii) promptly following receipt of the approval of the Insurance Regulator, control of the capital stock of such Non-Significant Life Subsidiary shall be transferred to Conseco and (iii) at any time following June 30, 1997 and prior to receipt of the Insurance Regulator's approval, Conseco may elect to terminate the escrow agreement, in which event such Non-Significant Life Subsidiary shall be liquidated and dissolved and the proceeds thereof shall be paid to Conseco; (b) cause such Non-Significant Life Subsidiary to surrender its certificate of authority to do business in its state of domicile; (c) cause such Non-Significant Life Subsidiary to commence proceedings for its liquidation and dissolution; (d) enter into an agreement for the sale and transfer of the Non-Significant Life Subsidiary to a third party; or (e) take such other action as may be mutually agreeable to the Company and Conseco.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use best reasonable efforts to have any such order or injunction vacated.

                  (e) NYSE Listing. The shares of Conseco Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         6.2 Conditions to Obligations of Conseco. The obligation of Conseco to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company shall have delivered to Conseco a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, to the effect set forth in this Section 6.2(a).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and Conseco shall have received a certificate dated as of the Closing Date signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Dissenting Shares. No more than 20% of the Shares shall have become Dissenting Shares.

         6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a)  Representations  and Warranties.  The representations and warranties of Conseco contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Mailing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole. Conseco shall have delivered to the Company a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, to the effect set forth in this Section 6.3(a).

                  (b) Performance of Obligations of Conseco. Conseco shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Conseco by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Opinion of Counsel. The Company shall have received the opinion dated the Closing Date of Fox, Rothschild, O'Brien & Frankel, counsel to the Company, (the "Tax Opinion Provider") substantially in the form of Exhibit B, to the effect that the Merger will be treated as a reorganization under Section 368 (a) (1) of the Code and that shareholders of the Company will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for Shares pursuant to the Merger.

                  (d) Update Letter. Immediately prior to the mailing of the Joint Proxy Statement, the Company shall have received from DLJ an update of the opinion referred to in Section 2.12 hereof, which update shall not in any material way modify, rescind or revoke the opinion referred to in said Section 2.12.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company and the stockholders of Conseco:

                  (a)      by mutual written consent of Conseco and the Company;

                  (b)      by either Conseco or the Company:

                           (i) if, upon a vote at a duly held Stockholders Meeting or Conseco Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company or Conseco, as the case may be, shall not have been obtained;

                           (ii) at any time  after  December  31,  1996,  if the
                  Merger shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that either party may by notice to the other extend such date to March 31, 1997 if the only conditions to closing not satisfied as of December 31, 1996 are those set forth in Sections 6.1(a), (b) or (c) hereof;

                           (iii) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (iv) if the Board  of Directors of  the Company shall
                  have exercised its rights set forth in Section 4.9 of this Agreement;

                  (c) by Conseco if the Company does not deliver the certificate specified in Section 5.4(a); or

                  (d) by the Company if Conseco does not deliver the certificate specified in Section 5.4(b).

         7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Conseco as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conseco or the Company, other than the last two sentences of Section 4.5 and Sections 2.13, 3.7, 4.11, 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the
representations,   warranties,   covenants  or  agreements  set  forth  in  this
Agreement.

         7.3 Amendment. Subject to the applicable provisions of the IBCL and the Pennsylvania Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time, each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Conseco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by the Company and Conseco in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to Section 6.2 or
Section 6.3 hereof will not survive the Closing.


                                   ARTICLE IX

                                     NOTICES

         9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to the Company, to:

                  American Travellers Corporation
                  3220 Tillman Drive
                  Bensalem, Pennsylvania 19020
                  Attention:  John A. Powell, Chairman of the Board
                  Telephone:  (215) 244-1600
                  Telecopy:   (215) 244-4893

         with copies to:
                  Fox, Rothschild, O'Brien & Frankel
                  2000 Market Street, Tenth Floor
                  Philadelphia, Pennsylvania  19103
                  Attention:   Ramon R. Obod
                  Telephone:   (215) 299-2036
                  Telecopy:    (215) 299-2150

         If to Conseco, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention:  Lawrence W. Inlow
                  Telephone:  (317) 817-6163
                  Telecopy:  (317) 817-6327

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement. Except for documents executed by the Company and Conseco pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, the Conseco Disclosure Schedule and other documents delivered in connection herewith) and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         10.2 Expenses. Except as otherwise expressly provided in Section 4.11, whether or not the Merger is consummated, each of the Company and Conseco will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby except that the expenses incurred in connection with the printing, mailing and distribution of the Joint Proxy Statement and the preparation and filing of the Form S-4 shall be borne equally by Conseco and the Company.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         10.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Indiana, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Indiana in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Indiana.

         10.8 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

         10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Conseco and the Company, effective as of the date first written above.

                                  CONSECO, INC.


                                  By:   /s/ Stephen C. Hilbert
                                        ----------------------
                                        Stephen C. Hilbert
                                        Chairman of the Board


                                   AMERICAN TRAVELLERS CORPORATION


                                   By:   /s/ John A. Powell
                                         ------------------
                                         John A. Powell
                                         Chairman of the Board


G:\LEGAL\CHRIS\TEMP.ATC
                                       43

                                    EXHIBIT A

                                                          [Closing Date]

CONSECO, INC.
11825 N. Pennsylvania Street
Carmel, IN  46032

Gentlemen:

         I have been advised that I have been identified as a possible "affiliate" of American Travellers Corporation, a Pennsylvania corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

         Pursuant to the terms of an Agreement and Plan of Merger dated August 25, 1996 (the "Merger Agreement"), by and between Conseco, Inc., an Indiana corporation ("Conseco"), and the Company, the Company will be merged with and into Conseco (the "Merger"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of Common Stock, without par value, of Conseco ("Conseco Common Stock") in exchange for shares of Common Stock $.01 par value, of the Company ("Shares") owned by me at the effective time of the Merger as determined pursuant to the Merger Agreement.

         A. In connection therewith, I represent, warrant and agree that:

                  1. I shall not make any sale, transfer or other disposition of the Conseco Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

                  2. I have been advised that the issuance of Conseco Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company I may have been an "affiliate" of the Company and, accordingly, any sale by me of the shares of Conseco Common Stock I receive as a result of the Merger must be (i) registered under the Securities Act, (ii) made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) made pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Conseco or as described in a "no action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

                  3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Conseco Common Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

         B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

                  Conseco is under no further obligation to register the sale, transfer or other disposition of the shares of Conseco Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available, except as set forth in Section 4.12 of the Merger Agreement and in paragraph C below.

         C.  Conseco hereby represents, warrants and agrees that:

                  For as long as resales of any shares of Conseco Common Stock owned by me are subject to Rule 145, Conseco will use all reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 of the Rules and Regulations.

                                                     Very truly yours,

G:\LEGAL\EXHIBITS\EXHIBITA.CNC

                                    EXHIBIT B

                                                                  [Closing Date]


American Travellers Corporation
3220 Tillman Drive
Bensalem, PA  19020

Ladies and Gentleman:

         You have requested our opinion regarding certain Federal income tax consequences of the merger (the "Merger") of American Travellers Corporation, a Pennsylvania corporation (the "Company"), with and into Conseco, Inc., an Indiana corporation ("Conseco"), pursuant to the terms of a certain Agreement and Plan of Merger by and between the Company and Conseco entered into as of August 25, 1996 (the "Agreement").

         In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement, the Joint Proxy Statement filed by the Company and Conseco with the Securities and Exchange Commission (the "SEC") on , 1996 (the "Joint Proxy Statement"), and the Registration Statement on Form S-4, as filed by Conseco with the SEC on , 1996, in which the Joint Proxy Statement was included as a prospectus, (with all amendments thereto, the "Registration Statement"). In addition, we have examined such other records, documents and instruments, as in our judgment have been necessary or appropriate and have obtained and relied upon certain representations and certifications made to us by the Company and Conseco and such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company and Conseco.

         In addition to the foregoing,  in rendering our opinion we have assumed
(1) the accuracy of the statements and facts concerning the Merger set forth in the Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Agreement, the Joint Proxy Statement, and the Registration Statement, and (3) the accuracy of (i) the representations made by Conseco, which are set forth in the Officers' Certificate delivered to us by Conseco, dated the date hereof, (ii) the representations made by the Company, which are set forth in the Officers' Certificate delivered to us by the Company, dated the date hereof and (iii) the representations make by certain shareholders of the Company in Certificates delivered to us dated the date hereof.

         Based upon the facts and statements set forth above, our examination and review of the documents and other materials referred to herein and subject to the assumptions and any qualifications set forth herein, it is our opinion that, under existing law, for Federal income tax purposes:

American Travellers Corporation
[Closing Date]

         1. The Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. No gain or loss will be recognized by the shareholders of the Company with respect to the shares of the common stock of Conseco received by the shareholders of the Company in the Merger.

         We express no opinion concerning any tax consequences of the Merger or any of the other transactions related thereto other than those specifically set forth herein. We call your attention to the fact that shareholders of the Company who exercise dissenters' rights will recognize gain or loss with respect to their shares of the Company's stock; and shareholders of the Company who receive cash in lieu of fractional shares of the common stock of Conseco will recognize gain or loss with respect to the cash they receive.

         The opinions set forth herein are based upon current provisions of the Code, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings, judicial decisions and administrative pronouncements in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been, or will be, sought from the Internal Revenue Service as to the Federal income tax consequences of any aspect of the Merger or any other transactions related thereto. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                                     Very truly yours,


G:\LEGAL\CHRIS\TAXCONS.ATC

                                     Annex B

                          Donaldson, Lufkin & Jenrette
               Donaldson, Lufkin & Jenrette Securities Corporation
            277 Park Avenue, New York, New York 10172 (212) 892-3000

August 25, 1996


Board of Directors
American Travellers Corporation
3220 Tillman Drive
Bensalem, Pennsylvania 19020

Dear Sirs:

         You have requested our opinion as to the fairness from a financial point of view to the shareholders of American Travellers Corporation (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of August 25, 1996 (the "Agreement"), by and between Conseco, Inc. ("Conseco") and the Company, pursuant to which the Company will be merged (the "Merger") with and into Conseco.

         Pursuant to the Agreement, each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive, subject to certain exceptions, shares of common stock, without par value, of Conseco ("Conseco Common Stock"), as follows: (i) if the Conseco Share Price (as defined below) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, 0.7574 of a share of Conseco Common Stock, (ii) if the Conseco Share Price is less than $42.25 per share, the fraction of a share of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price or (iii) if the Conseco Share Price is greater than or equal to $46.25 per share, the fraction of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco Share Price (such fraction as set forth in clauses (i) through (iii) above, the "Exchange Ratio"). The Conseco Share Price is defined as the average of the closing prices of Conseco Common Stock for the ten trading days immediately preceding the second trading day prior to the consummation of the Merger.

         In arriving at our opinion, we have reviewed the Agreement dated as of August 25, 1996 and the exhibits thereto. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the years ending December 31, 1996 and December 31, 1997 prepared by the management of the Company, and certain pro forma financial statements of Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996 and certain financial projections of Conseco which are pro forma for the Merger and for certain other transactions contemplated by Conseco for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, we have compared certain financial and securities data of the Company and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and Conseco Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

         In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Conseco or its representatives, or that was otherwise reviewed by us. With respect to the financial projections of the Company supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and the future operating and financial performance of the Company and Conseco. We have not assumed any responsibility for making an independent evaluation of the Company's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

         Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Conseco Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

         Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company and Conseco in the past, including lead managing the Company's offering of convertible subordinated debentures in September 1995, and representing the Company in its purchase of the long term care insurance business of Transport Holdings, Inc. in December 1995, and has received usual and customary compensation for such services. DLJ is being compensated for services rendered in connection with the Merger, including the delivery of this opinion. Additionally, DLJ is delivering an opinion as to the fairness, from a financial point of view to the shareholders of Capitol American Financial Corporation ("Capitol American") of the consideration to be received by such shareholders in connection with the merger of Capitol American into a wholly owned subsidiary of Conseco.

         Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                Very truly yours,



                                DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION


                                 By: /s/ MARK K. GORMLEY
                                    --------------------
                                    Mark K. Gormley
                                    Managing Director

S:\ACCTING\SECRPT\S-4ATC.896\DLJORG.LTR

                                                                      Annex C

                      PENNSYLVANIA Business Corporation Law
                         Subchapter D. Dissenters Rights


1571     APPLICATION AND EFFECT OF SUBCHAPTER.

         (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this 1 part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

        Section 1906(c) (relating to dissenters rights upon special treatment).
        Section 1930 (relating to dissenters rights).
        Section 1931(d) (relating to dissenters rights in share exchanges).
        Section 1932(c) (relating to  dissenters  rights in asset  transfers).
        Section 1952(d)  (relating to dissenters rights in division).
        Section 1962(c) (relating to dissenters  rights in conversion).
        Section 2104(b) (relating to procedure).
        Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
        Section 2325(b)  (relating to minimum vote requirement).
        Section 2704(c) (relating to dissenters rights upon election).
        Section 2705(d)(relating to dissenters rights upon renewal of election).
        Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
        Section 7104(b)(3) (relating to procedure).

         (b) Exceptions. (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                   (i)  listed on a national securities exchange; or

                  (ii)  held of record by more than 2,000 shareholders;

shall have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

          (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

         (ii) Shares of any preferred to special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

         (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.


G:\LEGAL\REGSTMNT\ATC-2.S4
                                                        C-1

         (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

         (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

             (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

             (2)  A copy of this subchapter.

         (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenting rights.

         (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

         (g) Cross references. See section 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

1572     DEFINITIONS.  The following   words  and  phrases  when  used in  this
subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

         "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have the sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

         "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

1573     RECORD AND BENEFICIAL HOLDERS AND OWNERS.

         (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

1574 NOTICE OF INTENTION TO DISSENT. If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval

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of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

1575     NOTICE TO DEMAND PAYMENT.

         (a) General rule. If the proposed action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporation action. In either case, the notice shall:

              (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

              (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

              (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

              (4)   Be accompanied by a copy of this subchapter.

         (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposits of certificated shares shall be not less than 30 days from the mailing of the notice.

1576     FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

         (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment), shall not have any right under this subchapter to receive payment of the fair value of his shares.

         (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

1577     RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

         (a) Failure to effectuate corporation action. Within 60 days after the date for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

              (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

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              (2) A statement of the corporation's estimate of the fair value of the shares.

              (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenters had after making demand for payment of their fair value.

1578     ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES.

         (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         (b) Effect of failure to file estimate. Where the dissenter does not file his owner estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

1579     VALUATION PROCEEDINGS GENERALLY.

         (a)  General rule.  Within 60 days after the latest of:

              (1)   Effectuation of the proposed corporate action;

              (2) Timely receipt of any demands for payment under section 157 (relating to notice to demand payment); or

              (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

         (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

         (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

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1580     COSTS AND EXPENSES OF VALUATION PROCEEDINGS.

         (a)  General  rule.  The costs and  expenses  of any  proceeding  under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expense may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

1930     DISSENTERS RIGHTS.

         (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger of consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

         (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

         (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).



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